       As filed with the Securities and Exchange Commission on June 3, 1999

                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                             SOUTHTRUST CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   6711                                   63-0574085
 (State or other jurisdiction of           (Primary Standard Industrial                    (I.R.S. Employer
 incorporation or organization)             Classification Code Number)                   Identification No.)


                              420 NORTH 20TH STREET
                            BIRMINGHAM, ALABAMA 35203
                                 (205) 254-5000
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)
                          ----------------------------
                                 ALTON E. YOTHER
                             SOUTHTRUST CORPORATION
                              420 NORTH 20TH STREET
                            BIRMINGHAM, ALABAMA 35203
                                 (205) 254-5000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

              PAUL S. WARE                         LARRY HAUSLER, ESQ.
     BRADLEY ARANT ROSE & WHITE LLP              HAUSLER, FARRA & KENNEDY
            2001 PARK PLACE                       STERLING BANK BUILDING
               SUITE 1400                      4600 GULF FREEWAY, SUITE 600
     BIRMINGHAM, ALABAMA 35203-2736             HOUSTON, TEXAS 77023-3551
             (205) 521-8000                           (713) 928-8100
      ---------------------------------------------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE


                                                                Proposed maximum      Proposed maximum
         Title of each class of              Amount to be         offering price     aggregate offering      Amount of
      securities to be registered             registered             per unit              price          registration fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $2.50 per share.......................     481,775 Shares(1)          *                  $7,460,107.95(3)       $2,073.91
Rights to Purchase Series A Junior
 Participating Preferred Stock..........     481,775 Rights(2)
===========================================================================================================================

*   Not Applicable

(1) This Registration Statement covers the maximum number of shares of the common stock of the Registrant which is expected to be issued in connection with the merger of Navigation Bank with and into a subsidiary of the Registrant based on a conversion ratio known at the time of filing this Registration Statement.

(2) Represents one Right issued in respect of each share of common stock of the Registrant issued.

(3) Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rule 457(f)(2) under the Securities Act of 1933.

                          ----------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                                         {_______________}, 1999

TO THE SHAREHOLDERS OF NAVIGATION BANK:

         You are cordially invited to attend a Special Meeting of the Shareholders (the "Special Meeting") of Navigation Bank ("Navigation") to be held on {____________________}, 1999, at {_____} {__}.m., local time, at
{_____________________________________________________}, notice of which is enclosed.

         At the Special Meeting, you will be asked to consider and vote on a proposal to adopt an Agreement and Plan of Merger (the "Merger Agreement"), as amended, which provides for the merger (the "Merger") of Navigation with and into SouthTrust Bank, National Association ("ST-Bank"), a subsidiary of SouthTrust Corporation ("SouthTrust"). Upon consummation of the Merger, each share of common stock of Navigation ("Navigation Common Stock") issued and outstanding (except for certain shares held by Navigation or SouthTrust or its subsidiaries, in each case other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted) will be converted into 11.1149 shares of common stock of SouthTrust ("SouthTrust Common Stock") (subject to possible adjustment under certain circumstances), with cash being paid in lieu of issuing fractional shares of SouthTrust Common Stock.

         Enclosed are the (1) Notice of Special Meeting, (2) Proxy Statement/Prospectus, and (3) a Proxy for use in connection with the Special Meeting. The Proxy Statement/Prospectus describes in more detail the Merger Agreement and the proposed Merger, including a description of the conditions to consummation of the Merger and the effects of the Merger on the rights of the shareholders of Navigation. Please read these materials carefully and consider thoughtfully the information set forth in them.

         Approval of the Merger Agreement will require the affirmative vote of two-thirds of the votes entitled to be cast at the Special Meeting by the holders of the issued and outstanding shares of Navigation Common Stock, each share of Navigation Common Stock being entitled to one vote. In 1989, a number of shareholders of Navigation executed an agreement (the "Voting and Stock Restriction Agreement") pursuant to which such shareholders granted an irrevocable proxy to vote their shares of Navigation Common Stock to Jerry E. Winters and me. In connection with the agreement reached by Navigation and SouthTrust, Jerry Winters and I have agreed to vote all of the shares of Navigation Common Stock over which we have voting control in favor of adoption of the Merger Agreement at the Special Meeting. Mr. Winters and I have voting control over approximately 91.86% of the issued and outstanding shares of Navigation Common Stock. Accordingly, it is anticipated that the Merger Agreement will be adopted at the Special Meeting. If you executed the Voting and Stock Restriction Agreement, Mr. Winters and I will be voting your shares of Navigation Common Stock at the Special Meeting and you should not complete and return the enclosed proxy card.

         However, if you did not execute the Voting and Stock Restriction Agreement, you will be entitled to vote your shares of Navigation Common Stock at the Special Meeting. Accordingly, whether or not you plan to attend the Special Meeting, you are urged to complete, sign, and return promptly the enclosed proxy card. If you attend the Special Meeting, you may vote in person if you wish, even if you previously have returned your proxy card. The proposed Merger is a significant step for Navigation and your vote on this matter is of great importance. THE BOARD OF DIRECTORS OF NAVIGATION HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND CONSUMMATION OF THE MERGER CONTEMPLATED BY THE MERGER AGREEMENT, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE FOR APPROVAL OF THE MERGER AGREEMENT BY MARKING THE ENCLOSED PROXY CARD "FOR" ITEM ONE.

         We urge all our shareholders to attend the Special Meeting to find out more about this exciting proposal. We look forward to seeing you at the Special Meeting.

                                                              Sincerely,



                                                              WILLIAM C. WOODBY
                                                              President

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


         Notice is hereby given that a Special Meeting of Shareholders of Navigation Bank, a Texas banking corporation ("Navigation"), will be held on {___________________}, 1999, at {_____} {___}.m., local time, at
{_____________________________________________________} for the following purposes (the "Special Meeting"):

                  1. to consider and vote to adopt the Agreement and Plan of Merger, dated as of May 3, 1999 (the "Merger Agreement"), a copy of which is annexed as Exhibit A to the accompanying Proxy Statement/Prospectus, by and among Navigation and SouthTrust Bank, National Association, a national banking association ("ST-Bank"), and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), and SouthTrust of Alabama, Inc., an Alabama corporation and wholly owned subsidiary of SouthTrust ("ST-Sub"), whereby Navigation will be merged (the "Merger") with and into ST-Bank and each share of common stock of Navigation ("Navigation Common Stock") will be canceled and converted into 11.1149 shares of common stock of SouthTrust ("SouthTrust Common Stock") (subject to possible adjustment under certain circumstances), with cash being paid in lieu of issuing fractional shares of SouthTrust Common Stock, all pursuant to and in accordance with the terms and conditions of the Merger Agreement, all as more fully described in the accompanying Proxy Statement/Prospectus; and

                  2. to consider and act upon such other matters as may properly come before the Special Meeting or any adjournment or adjournments thereof.

         Only those persons who were holders of record of shares of common stock of Navigation at the close of business on {___________}, 1999 are entitled to notice of and to vote at the Special Meeting and any adjournment thereof. A holder of Navigation Common Stock who (i) does not vote in favor of the Merger, and (ii) who otherwise complies with applicable Texas law relating to the exercise of dissenter's rights, will be entitled to statutory appraisal rights for such shareholders' shares of Navigation Common Stock. A copy of the dissenters' rights provisions under applicable law is attached to the enclosed Proxy Statement/Prospectus as Exhibit B.

         The Special Meeting may be adjourned or postponed from time to time without notice other than announcement at the meeting, or at any adjournment or postponement thereof, and any business for which notice is hereby given may be transacted at any such adjournment or postponement.

         A Proxy Statement/Prospectus and a Proxy Card for use in connection with the Special Meeting are enclosed.

                                           By Order of the Board of Directors


                                           ----------------------------------
                                           Secretary
Houston, Texas
{____________}, 1999

         WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT NAVIGATION MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT/PROSPECTUS


                               Proxy Statement of

                                 NAVIGATION BANK

                    For a Special Meeting of its Shareholders
                     to be held on {________________}, 1999

                        --------------------------------

                 This Proxy Statement includes the Prospectus of

                             SOUTHTRUST CORPORATION

                Relating to up to 481,775 shares of Common Stock
                           (Par Value $2.50 Per Share)

              TO BE ISSUED IN CONNECTION WITH A PROPOSED MERGER OF
                              NAVIGATION BANK INTO
                     SOUTHTRUST BANK, NATIONAL ASSOCIATION,
                     A SUBSIDIARY OF SOUTHTRUST CORPORATION











         SOUTHTRUST CORPORATION COMMON STOCK IS QUOTED ON NASDAQ UNDER THE SYMBOL SOTR.


         - You should rely only on the information contained in this document or information that we have referred you to. We have not authorized anyone to provide you with information that is different.

         -        This document offers only the
                  Common Stock identified on this
                  page and offers it only where it is
                  legal to do so.

         - The information in this document or that we have referred you to is correct as of the date of this document, as shown at the bottom of this page, but it may not continue to be correct after that date.

         -        Navigation has provided all of the
                  information about Navigation
                  contained in this document.
                  SouthTrust and its subsidiaries are
                  relying on the correctness of that
                  information.

         - SouthTrust and its subsidiaries have provided all of the information about SouthTrust and its subsidiaries that is contained in this document or that we have referred you to. Navigation is relying on the correctness of that information.



This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of Navigation on or about {________________}, 1999.

                         -----------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED BY THIS DOCUMENT (1) ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, (2) ARE NOT OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION, AND (3) ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

    The date of this Proxy Statement/Prospectus is {________________}, 1999.

                                TABLE OF CONTENTS

AVAILABLE INFORMATION.............................................................................................1

INTRODUCTION......................................................................................................2

SUMMARY  .........................................................................................................4
         The Companies............................................................................................4
         The Special Meeting......................................................................................5
         The Merger...............................................................................................6
         Conduct of Business by Navigation Pending the Merger.....................................................9
         Certain Federal Income Tax Consequences..................................................................9
         Rights of Dissent and Appraisal..........................................................................9
         Comparative Stock Prices.................................................................................9
         Resale of Shares of SouthTrust Common Stock Received in the Merger......................................10
         Differences in Rights of Shareholders of Navigation.....................................................10
         Accounting Treatment....................................................................................11
         Cautionary Statement Concerning Forward-Looking Information.............................................11
         Equivalent Share Data...................................................................................11
         Selected Financial Data.................................................................................12
         Selected Pro Forma Information..........................................................................14

THE SPECIAL MEETING..............................................................................................15
         General  ...............................................................................................15
         Purpose of the Special Meeting..........................................................................15
         Record Date.............................................................................................15
         Voting at the Special Meeting...........................................................................15
         Solicitation of Proxies.................................................................................16
         Effect of Abstentions and "Broker Non-Votes"............................................................16

THE MERGER.......................................................................................................17
         General  ...............................................................................................17
         Background of and Reasons for the Merger................................................................18
         Opinion of Financial Adviser............................................................................20
         Interests of Certain Named Persons in the Merger........................................................24
         Effect of the Merger on Shares of Navigation Common Stock...............................................25
         Possible Conversion Ratio Adjustment....................................................................25
         Effective Time of the Merger............................................................................26
         Exchange of Stock Certificates..........................................................................27
         Resale of Shares of SouthTrust Common Stock Received in the Merger......................................27
         Accounting Treatment....................................................................................28
         Regulatory Approvals and Certain Other Conditions to the Merger.........................................28
         Waiver and Amendment....................................................................................30
         Termination.............................................................................................30
         Certain Expenses........................................................................................32
         Rights of Dissent and Appraisal.........................................................................32
         Conduct of Business by Navigation Pending the Merger....................................................33
         Business and Management of Navigation Following the Merger..............................................34

CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........................................................................35

DESCRIPTION OF SOUTHTRUST CAPITAL STOCK..........................................................................37
         General  ...............................................................................................37
         SouthTrust Common Stock.................................................................................38
         SouthTrust Preferred Stock..............................................................................40

MARKET PRICE AND DIVIDEND INFORMATION RESPECTING SHARES OF
         SOUTHTRUST COMMON STOCK AND SHARES OF NAVIGATION COMMON STOCK...........................................41
         Market Price............................................................................................41
         Dividends...............................................................................................41

COMPARISON OF SHARES OF SOUTHTRUST COMMON STOCK
         AND SHARES OF NAVIGATION COMMON STOCK...................................................................43
         Dividends...............................................................................................43
         Voting Rights and Other Matters.........................................................................43
         Dissent and Appraisal Rights............................................................................47
         Rights on Liquidation...................................................................................47
         Preemptive Rights.......................................................................................47
         Reports to Stockholders and Shareholders................................................................47
         Stockholders' Rights Plan...............................................................................47

SUPERVISION AND REGULATION.......................................................................................48
         SouthTrust..............................................................................................48
         Navigation..............................................................................................50

CERTAIN INFORMATION CONCERNING THE BUSINESS OF NAVIGATION........................................................50
         General  ...............................................................................................50
         Employees...............................................................................................51
         Description of Properties...............................................................................51
         Legal Proceedings.......................................................................................52
         Regulation and Legislation..............................................................................52
         Certain Relationships and Related-Party Transactions....................................................52
         Beneficial Ownership of Navigation Common Stock.........................................................52

NAVIGATION MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
         AND RESULTS OF OPERATIONS...............................................................................54
         General  ...............................................................................................54
         Results of Operations...................................................................................54
         Net Interest Income.....................................................................................56
         Rate/Volume Analysis of Net Income......................................................................58
         Provision for Loan Losses...............................................................................58
         Non-Interest Income.....................................................................................59
         Non-Interest Expense....................................................................................59
         Income Taxes............................................................................................60
         Asset/Liability Management..............................................................................60
         Lending Activities......................................................................................62
         Asset Quality...........................................................................................63
         Classification of Assets................................................................................64
         Allowance for Loan Losses...............................................................................64
         Investment Activities...................................................................................65
         Deposit Activities......................................................................................66
         Return on Equity and Assets.............................................................................68
         Liquidity and Capital Resources.........................................................................68
         Impact of Inflation and Changing Prices.................................................................68
         Federal and State Taxation..............................................................................68

CERTAIN INFORMATION ABOUT SOUTHTRUST.............................................................................69
         Incorporation of Certain Documents by Reference.........................................................69
         Where You Can Find More Information About SouthTrust....................................................69

LEGAL MATTERS....................................................................................................69

EXPERTS  ........................................................................................................70

OTHER SHAREHOLDER PROPOSALS......................................................................................70

FINANCIAL STATEMENTS OF NAVIGATION..............................................................................F-1

EXHIBIT A - AGREEMENT AND PLAN OF MERGER........................................................................A-1

EXHIBIT B - FAIRNESS OF OPINION OF HOEFER & ARNETT INCORPORATED.................................................B-1

EXHIBIT C -TEXAS BUSINESS CORPORATION ACT DISSENT PROVISIONS....................................................C-1

                              AVAILABLE INFORMATION


         SouthTrust is required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to give certain information about itself to the Securities and Exchange Commission (the "Commission"). Therefore, SouthTrust files reports, proxy and information statements and other information with the Commission. You may read and copy this information at the following locations:

Securities and Exchange Commission
Judiciary Plaza, Room 1024
450 Fifth Street, N.W.
Washington, D.C. 20549

Securities and Exchange Commission
Seven World Trade Center, Suite 1300
New York, New York 10048

Securities Exchange Commission
Citicorp Center, Suite 1400
500 West Madison Street
Chicago, Illinois 60661-2511

http://www.sec.gov
(the Commission's site on the world wide web)

National Association of Securities Dealers, Inc.
1735 K Street, N.W.
Washington, D.C. 20096



COPIES OF SUCH MATERIAL CAN BE OBTAINED AT PRESCRIBED RATES FROM:

Securities and Exchange Commission
Public Reference Room
450 Fifth Street, N.W.
Washington, D.C. 20549

You may obtain further information about the operation of the Public Reference Room by calling 1-800-SEC-0330.


    -----------------------------------------------------------------------


THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS DOCUMENT. THE DOCUMENTS RELATING TO SOUTHTRUST (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE ON REQUEST WITHOUT CHARGE FROM:

         ALTON E. YOTHER
         SOUTHTRUST CORPORATION
         420 NORTH 20TH STREET
         BIRMINGHAM, ALABAMA 35203
         TELEPHONE NUMBER (205) 254-5000.

IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, YOU SHOULD MAKE YOUR REQUEST BY {____________}, 1999. SEE "CERTAIN INFORMATION ABOUT SOUTHTRUST."


         You can find more information about the Common Stock that is offered by this document if you read SouthTrust's Registration Statement on Form S-4 (we will refer to it and any amendments to it as the "Registration Statement") which has been filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Proxy Statement/ Prospectus does not contain all of the information contained in the Registration Statement and its exhibits and schedules. In this Proxy Statement/ Prospectus, we may discuss the contents of contracts or other documents. Our statements about these other documents are not necessarily complete, and therefore in each instance we will refer you to a copy of such contract or other document that is filed as an exhibit to the Registration Statement. Such statements are qualified in all respects by those references.

         You may inspect the Registration Statement and its exhibits and schedules at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of the Registration Statement and its exhibits and schedules from the Public Reference Section of the Commission at the same address at prescribed rates.

                                  INTRODUCTION


         We are providing this Proxy Statement/Prospectus to you as a shareholder of Navigation Bank, a Texas banking corporation ("Navigation"), in connection with the solicitation of your proxy by the Board of Directors of Navigation (the "Board")for use at a special meeting of shareholders of Navigation to be held on {________________}, 1999, at {______} {__}m., local time, at {_____________________________________________________} and at any
adjournment or postponement of the Special Meeting (the "Special Meeting").

         The purpose of the Special Meeting is to consider and vote upon the merger of Navigation with and into SouthTrust Bank, National Association ("ST-Bank"). The Boards of Directors of Navigation and ST-Bank have approved the Merger. At the Special Meeting you will be considering and voting on the Agreement and Plan of Merger, dated as of May 3, 1999 (the "Merger Agreement"), between Navigation and ST-Bank, and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust"), and SouthTrust of Alabama, Inc., an Alabama corporation and a wholly-owned subsidiary of SouthTrust ("ST-Sub"), providing for the Merger.

         If the shareholders of Navigation approve the Merger Agreement and all conditions contained in the Merger Agreement are met or waived, then the Merger will become effective on the date and at the time on which the Merger is deemed effective (the "Effective Time of the Merger") by the Office of the Comptroller of the Currency (the "Comptroller").

         We have included a copy of the Merger Agreement as Exhibit A of this document. To understand the Merger more fully, you should carefully read the Merger Agreement in addition to this Proxy Statement/Prospectus.
See "THE MERGER" at p. 17, 10.



                       WHAT YOU WILL RECEIVE IN THE MERGER

         If the Merger is consummated, each outstanding share of Navigation Common Stock (except shares as to which dissenters' rights are perfected) will be converted into 11.1149 shares of SouthTrust Common Stock, as may be subject to possible adjustment under certain circumstances (the "Conversion Ratio"). See "THE MERGER - Effect of the Merger on Shares of Navigation Common Stock."

         The 11.1149 shares of SouthTrust Common Stock for which each share of Navigation Common Stock may be exchanged in the Merger had an aggregate market value of ${_____}, based upon the last sales price of SouthTrust Common Stock on {________________}, 1999. See "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK - SouthTrust Common Stock" at p. 38 and "MARKET PRICE AND DIVIDEND INFORMATION RESPECTING SHARES OF SOUTHTRUST COMMON STOCK AND SHARES OF NAVIGATION COMMON STOCK" at p. 41. Since each share of Navigation Common Stock will be converted into a fixed number of shares of SouthTrust Common Stock in the Merger, a change in the market price of SouthTrust Common Stock before the Merger would affect the value of the SouthTrust Common Stock that you would receive in the Merger in exchange for each share of Navigation Common Stock. The Merger Agreement, however, provides that, if the value of SouthTrust Common Stock has fallen by a certain amount and certain other circumstances have occurred, then Navigation will have the right to terminate the Merger Agreement. In such event, however, SouthTrust may elect to adjust the Conversion Ratio in the manner described under "THE MERGER - Possible Conversion Ratio Adjustment" at p. 25.

         In the Merger, you may also receive a small cash payment, equal to the value of any fractional shares of SouthTrust Common Stock that you would otherwise receive, instead of receiving any fractional shares.

         The Board of Directors of Navigation has fixed the close of business on {________________}, 1999 as the record date (the "Record Date") to determine the holders of shares of Navigation Common Stock who are entitled to notice of and to vote at the Special Meeting.

         Before any business may be transacted at the Special Meeting, a majority of the shares of Navigation Common Stock entitled to vote at the Special Meeting must be present, in person or by proxy, at the Special Meeting. This is known as the quorum. As of the close of business on the Record Date, there were 43,345 shares of Navigation Common Stock issued and outstanding. Accordingly, before any business may be transacted at the Special Meeting, there must be at least 21,673 shares of Navigation Common Stock present, in person or by proxy, at the Special Meeting.

         The holders of two-thirds of the outstanding shares of Navigation Common Stock must vote for the Merger Agreement in order to approve it. Each holder of record of shares of Navigation Common Stock on the Record Date is entitled to one vote for each share of such Navigation Common Stock held of record.

         Pursuant to a Voting and Stock Restriction Agreement (the "Voting and Stock Restriction Agreement"), dated January 6, 1989, holders of 39,816.5 shares of Navigation Common Stock (representing 91.86% of the issued and outstanding shares of Navigation Common Stock) have granted an irrevocable proxy to vote such shares to Jerry E. Winters and William C. Woodby (the "Co-Voting Representatives"). Pursuant to a voting agreement (the "Voting Agreement"), dated May 3, 1999, the Co-Voting Representatives have agreed to vote the shares of Navigation Common Stock over which they have voting control in favor of approval of the Merger Agreement and the Merger. Accordingly, it is anticipated that the Merger Agreement will be adopted, and consequently, the Merger approved, at the Special Meeting.

         Under the Texas Business Corporation Act (the "TBCA"), if a shareholder of Navigation (i) does not vote "FOR" the Merger and (ii) otherwise complies with Article 5.12 of the TBCA relating to the exercise dissenter's rights, such shareholder shall be entitled to statutory appraisal rights for his shares of Navigation Common Stock. If the Merger is consummated, such shares will be paid for in cash pursuant to the process described in "THE MERGER - Rights of Dissent Appraisal" at p. 32. Shareholders of Navigation who exercise their dissenters' rights in connection with the Merger and therefore receive cash, will encounter income tax treatment different from the treatment for shareholders of Navigation who receive SouthTrust Common Stock in the Merger. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" at p. 35.

         If you are one of the shareholders who executed the Voting and Stock Restriction Agreement, you have granted an irrevocable proxy to the Co-Voting Representatives. Under the terms of the Voting and Stock Restriction Agreement, you can not revoke the proxy you granted to them. This means that the Co-Voting Representatives will be voting your shares of Navigation Common Stock at the Special Meeting and you are not required to complete and return the enclosed proxy card which accompanies this Proxy Statement/Prospectus.

         If you are a shareholder of Navigation who has not executed the Voting and Stock Restriction Agreement you will be entitled to vote your own shares of Navigation Common Stock at the Special Meeting. Accordingly if you properly complete and return a proxy in the form enclosed, in time for the voting at the Special Meeting, with instructions specified on the proxy, then your shares will be voted in accordance with such instructions. If you do not specify instructions, then your signed proxy will be voted FOR approval of the Merger Agreement. You may revoke your proxy at any time prior to its exercise (1) by filing with the Secretary of Navigation either an instrument revoking the proxy or a duly executed proxy bearing a later date or (2) by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not by itself revoke a proxy. THE BOARD OF DIRECTORS OF NAVIGATION RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT. SEE "THE MERGER - BACKGROUND AND REASONS FOR THE MERGER" AT P. 18. REGARDLESS OF WHETHER OR NOT YOU INTEND TO ATTEND THE SPECIAL MEETING, WE ASK THAT YOU COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

                                     SUMMARY

         The following summary of material aspects of the Merger is not intended to be complete and is qualified by the more detailed discussion elsewhere in this Proxy Statement/Prospectus. The Agreement and Plan of Merger, which we refer to throughout this Proxy Statement/Prospectus as the "Merger Agreement," is attached as Appendix A. To understand the Merger fully, you should read carefully this entire Proxy Statement/Prospectus, including the Merger Agreement and the other documents we have referred you to. See "Where You Can Find More Information" at p. 69.

THE COMPANIES

SouthTrust
420 North 20th Street
Birmingham, Alabama 35203
(205) 254-5000

         SouthTrust is a regional bank holding company headquartered in Birmingham, Alabama, and is engaged in a full range of banking services from more than 600 banking locations in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee and Texas. SouthTrust also offers a range of other services, including mortgage banking services, fiduciary and trust services and securities brokerage services. As of March 31, 1999, SouthTrust had consolidated total assets of approximately $39.0 billion.

         SouthTrust has pursued a strategy of acquiring banks and financial institutions in or near major metropolitan or growth markets in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee and Texas. The purpose of this strategy is to give SouthTrust business development opportunities in metropolitan markets with favorable prospects for population and per capita income growth.

         Through the first quarter of 1999, SouthTrust effected one acquisition of a financial institution with total assets of $138.4 million. The following table presents certain information as of March 31, 1999 with respect to transactions that are currently pending as of the date of this Proxy Statement/Prospectus, including the Merger:


Institution                         Location            Total Assets       Total Deposits   Total Loans*
-----------                         --------            ------------       --------------   ------------
                                                                            (in millions)

Navigation Bank                     Houston, TX         $    80.8          $    72.7         $  55.5

First of Groves Corporation         Groves, TX          $   519.3          $   473.8         $ 240.0

--------------
*Net of unearned income


         SouthTrust anticipates that the acquisition of Navigation will be accounted for as a pooling of interests and the acquisition of First of Groves Corporation will be accounted for as a purchase. Consummation of the pending transactions is subject to, in each case, among other things, approval by applicable regulatory authorities.

         SouthTrust routinely evaluates opportunities to acquire bank holding companies, banks and other financial institutions. Thus, at any particular point in time, including the date of this Proxy Statement/Prospectus, discussions and, in some cases, negotiations and due diligence activities looking toward or leading to the execution of preliminary or definitive acquisition agreements may occur or be in progress. These transactions may involve SouthTrust acquiring such financial institutions in exchange for cash or capital stock, and depending upon the terms of these transactions, the transactions may dilute the SouthTrust Common Stock to be issued to holders of Navigation Common Stock in the Merger.

  Navigation
  3801 Navigation Boulevard
  Houston, Texas 77001
  (713) 223-3400

         Navigation was organized in 1974 as a banking corporation under the laws of the State of Texas and began operation on January 16, 1975 to serve the banking needs of the residents of southeast Houston, Texas. Since its organization, Navigation has provided most traditional commercial banking services, such as interest and non-interest bearing checking and savings accounts, commercial, real estate mortgage, and installment consumer loans, certificates of deposit and individual retirement accounts, among others. Navigation provides commercial banking services to residents of Houston, Texas, through its main banking office and its branch offices, located at 4410 North Freeway, 3730 Kirby, Suite 100 and 2800 Woodridge on Gulf Freeway, all of which are located in Houston, Texas, and which opened for business on May 2, 1994, May 15, 1995 and July 16, 1998, respectively.

SouthTrust of Alabama, Inc.

         ST-Sub, an Alabama corporation, is a wholly owned subsidiary of SouthTrust. It owns ST-Bank. The main office of ST-Sub is located in Birmingham, Alabama.

  SouthTrust Bank, National Association

         ST-Bank, a national banking association, is a wholly owned subsidiary of ST-Sub. The main office of ST-Bank is located in Birmingham, Alabama.

THE SPECIAL MEETING

  Purpose of the Special Meeting

         At a special meeting of the shareholders of Navigation (the "Special Meeting"), the shareholders of Navigation will be asked to consider and vote upon a proposal to adopt the Merger Agreement.

  Date, Time and Place of the Special Meeting

         The Special Meeting will be held at {__} {_}m., local time, on {___________________}, 1999, at {________________________}.

The Record Date

         If you are a record owner of shares of common stock, par value $32.50 per share, of Navigation ("Navigation Common Stock") as of the close of business on {________}, 1999, you are entitled to notice of the Special Meeting and to vote at the Special Meeting and at any adjournment or postponement thereof.

  Voting at the Special Meeting

         Before any business may be transacted at the Special Meeting, a majority of the shares of Navigation Common Stock entitled to vote at the Special Meeting must be present, in person or by proxy, at the Special Meeting. This is known as the quorum. As of the close of business on the Record Date, there were 43,345 shares of Navigation Common Stock issued and outstanding. Accordingly, before any business may be transacted at the Special Meeting, there must be at least 21,673 shares of Navigation Common Stock present, in person or by proxy, at the Special Meeting.

         Adoption of the Merger Agreement at the Special Meeting will require the approval of the holders of two thirds of all of the outstanding shares of Navigation Common Stock. Each share of Navigation Common Stock is entitled to one vote with respect to all matters presented at the Special Meeting. Pursuant to a Voting and Stock Restriction Agreement (the "Voting and Stock Restriction Agreement"), dated January 6, 1989, holders of 39,816.5 shares of Navigation Common Stock (representing 91.86% of the issued and outstanding shares of Navigation Common Stock) have granted an irrevocable proxy to vote such shares to Jerry E. Winters and William C. Woodby (the "Co-Voting Representatives"). Pursuant to a voting agreement (the "Voting Agreement"), dated May 3, 1999, the Co-Voting Representatives have agreed to vote the shares of Navigation Common Stock over which they have voting control in favor of adoption of the Merger Agreement. Accordingly, it is expected that the Merger Agreement will be adopted, and consequently, the Merger will be approved, at the Special Meeting. See "THE SPECIAL MEETING -- Voting at the Special Meeting" at p. 5.

Revocability of Proxies

         With the exception of those proxies which have been granted to the Co-Voting Representatives pursuant to the Voting and Stock Restriction Agreement, any shareholder of Navigation who executes and returns a proxy may revoke such proxy at any time before it is voted by (i) filing with the Secretary of Navigation at or before the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Navigation Common Stock and delivering it to the Secretary of Navigation at or before the Special Meeting, or (iii) attending the Special Meeting and voting in person by ballot.

Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy. See "THE SPECIAL MEETING -- Voting at the Special Meeting" at p. 5.

THE MERGER

Terms of the Merger

         On May 3, 1999, SouthTrust, its subsidiaries, ST-Sub and ST-Bank, and Navigation executed the Merger Agreement, pursuant to which the parties agreed that, if the shareholders of Navigation approve the Merger Agreement at the Special Meeting and certain other conditions are met, Navigation will be merged into ST-Bank, and ST-Bank will be the surviving corporation (the "Surviving Corporation").

         If you are a shareholder of Navigation, and assuming that you do not exercise dissenters' rights of appraisal, you will receive 11.1149 shares of SouthTrust Common Stock for each share of Navigation Common Stock you own on the date of the Merger, unless the Conversion Ratio is adjusted according to the Merger Agreement. See "THE MERGER - General" at p. 17 and "- Effect of the Merger on Shares of Navigation Common Stock" at p. 25.

         The Conversion Ratio and the number of shares of SouthTrust Common Stock to be issued in the Merger will be adjusted if SouthTrust makes any stock splits, stock dividends, reclassifications or similar distributions.

         In addition to SouthTrust Common Stock, you will also receive a check for a small amount of cash instead of any fractional shares you might otherwise receive. To determine how much cash you will receive, we will multiply the fractional number of shares you are otherwise entitled to by the closing price of SouthTrust Common Stock on the last trading day before the Effective Time of the Merger.

         Navigation can terminate the Merger Agreement if, for the twenty (20) consecutive trading day period during which shares of SouthTrust Common Stock are traded on NASDAQ, ending on the forty-fifth (45th) day prior to the anticipated closing date, the actual average closing price of shares of SouthTrust Common Stock is less than $33.52. At that point, SouthTrust can agree to issue more SouthTrust Common Stock by increasing the Conversion Ratio. However, SouthTrust is not required to adjust the Conversion Ratio, and it is possible under these circumstances that the Board of Directors of Navigation could decide that proceeding with the Merger at the lower Conversion Ratio would still be in your best interest and consistent with the Board's fiduciary duties.

         Promptly after the Effective Time of the Merger, SouthTrust or its agents will send you a letter of transmittal for use in exchanging your stock certificates formerly representing shares of Navigation Common Stock for the right to receive certificates representing the appropriate number of shares of SouthTrust Common Stock plus a cash payment for any fractional shares. YOU SHOULD NOT SEND IN YOUR NAVIGATION STOCK CERTIFICATES UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS. See "THE MERGER - Exchange of Stock Certificates" at p. 27.

Background of and Reasons for the Merger; Recommendations of the Board of Directors of Navigation

         The Board of Directors of Navigation believes that the Merger Agreement and the Merger are in the best interest of Navigation's shareholders. THE NAVIGATION DIRECTORS UNANIMOUSLY RECOMMEND THAT NAVIGATION SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT. In unanimously approving the Merger Agreement, Navigation's directors considered a number of factors, including Navigation's and SouthTrust's financial conditions, the financial terms and the income tax consequences of the Merger, the likelihood of the Merger being approved by regulatory authorities without undue conditions or delay and legal advice concerning the proposed Merger. The Navigation directors also took into account an opinion received from Hoefer & Arnett Incorporated ("Hoefer"), Navigation's financial advisor in connection with the Merger, that the consideration to be received by shareholders of Navigation in the Merger is fair from a financial point of view.

         SouthTrust is engaging in the Merger because the Merger Agreement is consistent with SouthTrust's expansion strategy within the southern United States and because the acquisition of Navigation will increase SouthTrust's existing market share in Texas and enhance its competitive position in that market.

         See "THE MERGER - Background of and Reasons for the Merger" at p. 18.

Interests of Certain Named Persons in the Merger; Affiliate Agreements

         Certain officers and directors of Navigation may have interests in the Merger that are different from your interests as a shareholder. For example, SouthTrust has agreed to indemnify directors, officers, employees and agents of Navigation from certain liabilities arising after the Merger, to the full extent permitted under Delaware law and SouthTrust's Restated Certificate of Incorporation and Bylaws. In connection with the Merger Agreement, all of the Navigation directors and executive officers have entered into affiliate agreements with SouthTrust which temporarily restrict them from transferring the shares of SouthTrust Common Stock they receive in the Merger. Additionally, SouthTrust's indirect banking subsidiary, ST-Bank, has executed an employment agreement (the "Employment Agreement") with William C. Woodby, pursuant to which ST-Bank will employ Mr. Woodby after consummation of the Merger. In addition, ST-Bank anticipates entering into two Stay-Pay Agreements with Paul W. Jury, Jr. and James Newton, both directors and officers of Navigation, pursuant to which Messrs. Jury and Newton will be paid $12,500.00 if they remain employed by Navigation until the Merger is consummated and will receive a further $12,500.00 each if they remain in the employment of the Surviving Corporation until the data processing and other operational conversion is completed. For further details on the Employment Agreement and the Stay-Pay Agreements, see "THE MERGER
- Interests of Certain Named Persons in the Merger" at p. 24.

Effective Time of the Merger

         If the conditions of the Merger Agreement are met, the Effective Time of the Merger will occur on the date and at the time on which the Merger is deemed effective by the Office of the Comptroller of the Currency. Navigation and SouthTrust have agreed to use their reasonable efforts to cause the Effective Time of the Merger to occur on the first business day following the later of (1) the effective date (including the expiration of any applicable waiting period) of the last consent of any regulatory authority required for the Merger and (2) the date on which the shareholders of Navigation approve the Merger Agreement, or at such other time as the parties may agree. See "THE MERGER - Effective Time of the Merger" at p. 28 and "THE MERGER - Regulatory Approvals and Certain Other Conditions to Consummation of the Merger" at p. 28 and "- Waiver and Amendment" at p. 30.

         THE CO-VOTING REPRESENTATIVES HAVE AGREED PURSUANT TO THE VOTING AGREEMENT TO VOTE THE SHARES OF NAVIGATION COMMON STOCK OVER WHICH THEY HAVE VOTING CONTROL IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT. ACCORDINGLY, IT IS ANTICIPATED THAT THE MERGER AGREEMENT WILL BE ADOPTED, AND CONSEQUENTLY, THE MERGER WILL BE APPROVED, AT THE SPECIAL MEETING. HOWEVER, WE CANNOT ASSURE YOU THAT THE NECESSARY REGULATORY APPROVALS WILL BE OBTAINED OR THAT THE OTHER CONDITIONS TO THE MERGER CAN OR WILL BE SATISFIED. NAVIGATION AND SOUTHTRUST ANTICIPATE THAT ALL CONDITIONS TO THE CONSUMMATION OF THE MERGER WILL BE SATISFIED SO THAT THE MERGER CAN BE CONSUMMATED ON OR BEFORE JULY 30, 1999. HOWEVER, DELAYS IN THE CONSUMMATION OF THE MERGER COULD OCCUR.

Ownership of SouthTrust following the Merger

         SouthTrust will issue approximately 481,775 shares of its stock to Navigation shareholders in connection with the Merger, which will constitute less than 1% of the outstanding stock of SouthTrust after the Merger. The shares will be listed for trading on the Nasdaq National Market ("NASDAQ").

Opinion of Financial Adviser

         Hoefer & Arnett Incorporated ("Hoefer"), acting as financial adviser to Navigation, has issued its Opinion stating that the consideration to be received by Navigation shareholders in the Merger is fair, from a financial point of view. The full text of Hoefer's Opinion is set forth as Exhibit B to this Proxy Statement/Prospectus. See "THE MERGER - Opinion of Financial Adviser" at p. 20.

Regulatory Approvals and Certain Other Conditions to the Merger; Waiver and Amendment

         The obligations of SouthTrust and Navigation to consummate the Merger are subject to certain conditions, including, among others, (1) the receipt of all required regulatory approvals with respect to the Merger, (2) the approval of the Merger Agreement by the requisite vote of Navigation shareholders, and
(3) certain other conditions customary in transactions of this kind.

         The Merger must be approved by the Comptroller under the Bank Merger Act, and ST-Bank has submitted an application to the Comptroller seeking approval of the Merger which is still pending.

         If the Comptroller approves the Merger, then the United States Department of Justice has 30 days in which to comment adversely on the transaction or challenge the Merger on antitrust grounds. If the United States Attorney General does not give the Comptroller any adverse comments in the first 15 days after approval by the Comptroller and the United States Attorney General consents to the shorter period, then the Merger may be consummated before the 30 day period has ended. If an antitrust action is begun, then the effectiveness of the Comptroller's approval will be suspended unless a court specifically orders otherwise.

         THE MERGER CANNOT PROCEED WITHOUT THE REQUIRED REGULATORY APPROVALS. IT IS POSSIBLE THAT THESE GOVERNMENTAL AUTHORITIES MAY IMPOSE CONDITIONS FOR GRANTING APPROVAL. WE CANNOT PREDICT WHETHER WE WILL OBTAIN THE REQUIRED REGULATORY APPROVALS WITHIN THE TIME FRAME CONTEMPLATED BY THE MERGER AGREEMENT OR ON CONDITIONS THAT WOULD NOT BE DETRIMENTAL TO NAVIGATION, SOUTHTRUST OR THE SURVIVING CORPORATION. WE CANNOT BE SURE THAT THE UNITED STATES DEPARTMENT OF JUSTICE OR A STATE ATTORNEY GENERAL WILL NOT CHALLENGE THE MERGER.

         The Merger Agreement may be amended by mutual consent of the parties at any time before the Merger actually takes place, and the parties may agree to extend the time within which any action required by the Merger Agreement is to take place. However, if an amendment would change the amount or form of what the shareholders of Navigation would receive in the merger, the amendment will have to be approved by the shareholders of Navigation. See "THE MERGER - Regulatory Approvals and Certain Other Conditions to the Merger" at p. 28 and "- Waiver and Amendment" at p. 30.

Termination

         The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger in any of the following ways:

         - by the mutual consent in writing of SouthTrust, ST-Sub, ST-Bank and Navigation;

         - by SouthTrust, ST-Sub, ST-Bank or Navigation if the Merger has not occurred on or prior to October 31, 1999, but only if the party electing to terminate is not in breach of the Merger Agreement;

         - by SouthTrust, ST-Sub, ST-Bank or Navigation (if the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement) if the other party's representations or warranties are inaccurate and the inaccuracy cannot be or has not been cured within a specified period;

         - by SouthTrust, ST-Sub, ST-Bank or Navigation (if the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement) if the other party has materially breached any covenant or other agreement given by it and the breach cannot be or has not been cured within a specified period;

         - by SouthTrust, ST-Sub, ST-Bank or Navigation if (1) any consent from any regulatory authority required to consummate the Merger is denied in a final appeal, (2) the parties fail to appeal within the specified period any decision of a regulatory authority denying approval of the Merger, or (3) the shareholders of Navigation fail to vote in favor of the Merger Agreement and the Merger;

         - by SouthTrust, ST-Sub, ST-Bank or Navigation (if the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement) if any of the conditions to the obligations of the other party to consummate the Merger cannot be satisfied or fulfilled;

         - by SouthTrust, ST-Sub or ST-Bank, if any shareholder of Navigation has commenced or threatened to commence any litigation challenging the validity of the decision of Navigation that Section 6 of the Voting and Stock Restriction Agreement is not applicable to the Merger; or

         - by Navigation if the actual average closing price of shares of SouthTrust Common Stock for the twenty (20) consecutive days shares of SouthTrust Common Stock are traded on NASDAQ ending on the forty-fifth (45th) day prior to the anticipated closing date is less than $33.52, as set forth in more detail in "THE MERGER - Possible Conversion Ratio Adjustment" at p. 25.

         If the Merger Agreement is terminated, then the only liability or obligation that will continue under the Merger Agreement (other than a possible termination fee) will be liability by a breaching party for an uncured willful breach of any representations, warranties, covenants or other agreements leading to the termination.

Furthermore, Navigation shall pay to SouthTrust a cash amount of $750,000 as an agreed-upon termination fee as the sole and exclusive remedy against Navigation if (1) Navigation receives an offer or proposal to enter an acquisition transaction with a third party, (2) the Merger Agreement and the Merger are then disapproved by Navigation or the shareholders of Navigation, and
(3) Navigation consummates or agrees to consummate an

acquisition transaction with a third party within one year after the Merger Agreement is disapproved by Navigation or the shareholders of Navigation. See "THE MERGER - Termination" at p. 30.

CONDUCT OF BUSINESS BY NAVIGATION PENDING THE MERGER

         The Merger Agreement provides that until the Effective Time of the Merger, Navigation will operate its business only in the usual, regular, and ordinary course, preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and the key employees unless otherwise required by law or regulation or except as approved otherwise by SouthTrust. In addition, Navigation has also agreed that it will not do or agree to commit to do certain acts or take certain actions without the prior written consent of SouthTrust. See "THE MERGER - Conduct of Business by Navigation Pending the Merger" at p. 33.

No Solicitation

         Navigation has agreed that it will not, through any director or officer or other agent, solicit or encourage any acquisition proposal by any person. Navigation must promptly notify SouthTrust if it receives any inquiry or proposal relating to any acquisition transaction. Navigation has also agreed that, except to the extent necessary to comply with the fiduciary duties of Navigation's Board of Directors, as advised in writing by counsel, it will not, nor will any director, officer, employee or representative of Navigation, furnish any non-public information it is not otherwise legally obligated to furnish, or negotiate or enter into any agreement or contract with respect to any takeover proposal.

         However, Navigation may communicate information about such an acquisition proposal to the shareholders of Navigation if and to the extent it is required to do so by law as advised by legal counsel. See "THE MERGER Conduct of Business by Navigation Pending the Merger - No Solicitation" at p. 34.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The Merger has been arranged so that SouthTrust, Navigation and shareholders of Navigation should not recognize any gain or loss for federal income tax purposes in the Merger, except for taxable gains or losses attributable to cash received by shareholders of Navigation in lieu of fractional shares of SouthTrust Common Stock, or pursuant to the exercise of dissenters' rights as described in this Proxy Statement/Prospectus.

         YOUR FEDERAL, STATE AND LOCAL TAX CONSEQUENCES MAY VARY DEPENDING UPON YOUR PARTICULAR CIRCUMSTANCES. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE MERGER IN YOUR PARTICULAR CIRCUMSTANCES.

RIGHTS OF DISSENT AND APPRAISAL

         If the Merger is consummated, shareholders of Navigation who (i) do not vote in favor of the Merger, and (ii) who otherwise comply with Articles 5.12 and 5.13 of the Texas Business Corporation Act (the "Dissent Provisions") relating to the exercise of the dissenter's rights will be entitled to statutory appraisal rights for their shares of Navigation Common Stock. The text of Articles 5.12 and 5.13 of the Dissent Provisions and other pertinent statutory provisions are reprinted in their entirety as Exhibit C to this Proxy Statement/Prospectus. If you have a beneficial interest in shares of Navigation Common Stock that is held of record in the name of another person, such as a broker or nominee, you must act promptly to cause the record holder to follow the necessary steps properly and in a timely manner to perfect whatever dissenters' rights you may have. THE PROVISIONS OF ARTICLE 5.12 OF THE ARE TECHNICAL IN NATURE AND ARE COMPLEX. SHAREHOLDERS OF NAVIGATION DESIRING TO EXERCISE APPRAISAL RIGHTS AND OBTAIN APPRAISAL OF THE VALUE OF THE SHARES OF NAVIGATION COMMON STOCK OWNED BY THEM ARE URGED TO CONSULT THEIR LEGAL COUNSEL FOR SPECIFIC ADVICE REGARDING THE INTERPRETATION OF THE TBCA WITH RESPECT TO DISSENTER'S RIGHTS. See "THE MERGER - Rights of Dissent and Appraisal" at p. 32.

COMPARATIVE STOCK PRICES

         Shares of SouthTrust Common Stock are quoted on NASDAQ under the symbol SOTR. As of March 31, 1999, SouthTrust had approximately 15,312 holders of record of shares of SouthTrust Common Stock. As of March 31, 1999, Navigation had approximately 43 holders of record of shares of Navigation Common Stock.

Shares of Navigation Common Stock are not traded on any exchange, and there is no established public trading market for such stock. There are no bid or asked prices available for shares of Navigation Common Stock.

Management of Navigation is aware of certain transactions in Navigation Common Stock that have occurred since January 1, 1997. Although the prices of all transactions are not known, management of Navigation believes that such prices ranged from $70 to $127 per share of Navigation Common Stock. No assurance can be given that these trades were effected on an arm's-length basis. Transactions in shares of Navigation Common Stock are infrequent and are negotiated privately between persons involved in those transactions.

         The following table sets forth applicable last sales prices, and pro forma equivalents based upon such last sales prices, for shares of SouthTrust Common Stock as of selected dates.


                                                     SouthTrust                 Navigation
                                                    Common Stock               Common Stock
                                                  Last Sales Price             Equivalent(1)
                                                  ----------------             -------------
         April 30, 1999(2)                       $     39.844                $    442.86
         {_________}, 1999(3)                    $     {_____}               $    {____}

--------------------

(1) Pro forma equivalents calculated using the last sales price for SouthTrust Common Stock as of the selected date multiplied by the Conversion Ratio of 11.1149.
(2) Last trading day preceding public announcement of the proposed transaction.
(3) Most recent trading date practicable preceding the date of this Proxy Statement/Prospectus.

         See "MARKET PRICE AND DIVIDEND INFORMATION RESPECTING SHARES OF SOUTHTRUST COMMON STOCK AND SHARES OF NAVIGATION COMMON STOCK" at p. 41.

RESALE OF SHARES OF SOUTHTRUST COMMON STOCK RECEIVED IN THE MERGER

         SouthTrust has registered the shares of SouthTrust Common Stock to be issued pursuant to the Merger Agreement under the Securities Act. Therefore you may sell such shares without restriction unless you are deemed to be an "affiliate" (as defined under the Securities Act) of Navigation or you become an affiliate of SouthTrust. If you are an affiliate, then you can resell the shares of SouthTrust Common Stock only pursuant to an effective registration statement, pursuant to Rule 145 under the Securities Act, or in transactions otherwise exempt from registration under the Securities Act. SouthTrust will not be obligated, and does not intend, to register under the Securities Act for resale by such shareholders, the shares of SouthTrust Common Stock issued pursuant to the Merger to shareholders of Navigation who are affiliates.

         Each affiliate of Navigation has executed and delivered to SouthTrust a written agreement restricting the transfer of shares of SouthTrust Common Stock received by such affiliate in the Merger. Affiliates must resell their SouthTrust Common Stock in compliance with the securities laws, and may not sell their SouthTrust Common Stock until such time as financial results covering at least thirty (30) days of combined operations of Navigation and SouthTrust have been published (within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies).

         See "THE MERGER - Resale of Shares of SouthTrust Common Stock Received in the Merger" at p. 27.

DIFFERENCES IN RIGHTS OF SHAREHOLDERS OF NAVIGATION

         Once the Merger occurs, shareholders of Navigation will become stockholders of SouthTrust. As a result, your rights as a shareholder, which now are governed by Texas corporate law and the Articles of Association and Bylaws of Navigation, will be governed by Delaware corporate law and the Restated Certificate of Incorporation and Bylaws of SouthTrust. Due to certain differences between the provisions of Texas corporate law and Delaware corporate law and of the Articles of Incorporation and Bylaws of Navigation and the Restated Certificate of Incorporation and Bylaws of SouthTrust, your current rights will change after the Merger. Some of these differences include anti-takeover provisions. See "COMPARISON OF SHARES OF SOUTHTRUST COMMON STOCK AND SHARES OF NAVIGATION COMMON STOCK" at p. 43.

ACCOUNTING TREATMENT

         SouthTrust will account for the Merger as a pooling of interests. See "THE MERGER - Accounting Treatment" at p. 28.


CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

         We have made certain forward-looking statements in this document that are subject to risks and uncertainties. Forward-looking statements include the information concerning the financial condition, results of operations, plans, objectives, future performance and business of each of SouthTrust and Navigation set forth in the following sections: "SUMMARY -- The Merger," "SUMMARY -- Comparative Stock Prices," "THE MERGER -- Background of and Reasons for the Merger," "THE MERGER -- Effective Time of the Merger," "THE MERGER -- Business and Management of Navigation Following the Merger; Plans for Business of Navigation," "Market Price and Dividend Information Respecting Shares of SouthTrust Common Stock and Shares of Navigation Common Stock" and "Navigation Management's Discussion and Analysis of Financial Condition and Results of Operations." Forward-looking statements include statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates," or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should understand that the following important factors, in addition to those discussed elsewhere in this document and the documents we incorporate by reference, could affect the future results of SouthTrust and Navigation and could cause those results to differ materially from those expressed in our forward-looking statements: we may not fully realize anticipated operating efficiencies; we may lose deposits, customers or revenues after the merger; competitive pressure in the banking industry, negative changes in general economic conditions or changes in banking regulation could affect our operations; changes in interest rates could reduce our operating margins; and changes may occur in the securities markets.

EQUIVALENT SHARE DATA

         The following summary presents comparative historical and pro forma unaudited per share data for both SouthTrust and Navigation. The pro forma amounts assume the Merger had been effective during the periods presented and had been accounted for as a pooling of interests. SouthTrust's pro forma amounts represent the combined pro forma results, and Navigation pro forma equivalent amounts are computed by multiplying the combined pro forma amounts by a factor of 11.1149, to reflect the Conversion Ratio in the Merger. The data presented should be read in conjunction with the historical financial statements and the related notes thereto included elsewhere herein or incorporated by reference herein.

                                                               Years Ended               Three Months Ended
                                                               December 31,                    March 31,
                                                    --------------------------------    ---------------------
                                                      1998         1997        1996        1999        1998
                                                      ----         ----        ----        ----        ----
Net income per diluted common share:
         SouthTrust............................     $   2.25    $   2.03   $    1.79    $   0.62    $    0.54
         Navigation............................        37.27       23.11       15.78        5.77         5.91
         SouthTrust pro forma combined.........         2.25        2.03        1.79        0.62         0.54
         Navigation pro forma equivalent.......        25.00       22.58       19.90        6.89         6.01

Cash dividends per common share:
         SouthTrust............................     $   0.76    $   0.67   $    0.59    $   0.22    $    0.19
         Navigation............................         0.00        0.00        0.00        0.00         0.00
         SouthTrust pro forma combined(1)......         0.76        0.67        0.59        0.22         0.19
         Navigation pro forma equivalent.......         8.42        7.42        6.54        2.44         2.11

Book value per common share (period end):
         SouthTrust............................     $  16.38    $  14.28   $   12.03    $  16.72    $   15.49
         Navigation............................       166.34      128.83      105.73      172.11       134.96
         SouthTrust pro forma combined.........        16.37       14.27       12.02       16.72        15.48
         Navigation pro forma equivalent.......       181.98      158.65      133.63      185.79       172.11

--------------------
(1) SouthTrust pro forma combined dividends represent historical cash dividends of SouthTrust.

SELECTED FINANCIAL DATA

         The following tables set forth certain selected historical consolidated financial information for Navigation and SouthTrust. The historical income statement data included in the selected financial data for the five most recent fiscal years are derived from audited consolidated financial statements of Navigation and SouthTrust. The financial data for the interim periods ended March 31, 1999 and March 31, 1998 are derived from the unaudited historical financial statements of SouthTrust and Navigation, respectively, and reflect in the respective opinions of management of SouthTrust and Navigation, all adjustments (consisting only of recurring adjustments) necessary for a fair presentation of such data. This information should be read in conjunction with the financial statements of Navigation and consolidated financial statements of SouthTrust, and the related notes thereto, contained in documents included elsewhere in this Proxy Statement/Prospectus or incorporated herein by reference. See "FINANCIAL STATEMENTS OF NAVIGATION" at p. F-i and "WHERE YOU CAN FIND MORE INFORMATION" at p. 69.


                     SOUTHTRUST CORPORATION AND SUBSIDIARIES


                                                                          Years Ended December 31,
                                             -------------------------------------------------------------------------------
                                                1998              1997             1996             1995             1994
                                             -----------      -----------      -----------      -----------      -----------
INCOME STATEMENT DATA
 (in thousands, except per share data):
  Interest income .....................      $ 2,557,462      $ 2,232,252      $ 1,804,220      $ 1,484,623      $ 1,108,612
  Interest expense ....................        1,386,256        1,186,079          938,194          791,423          501,067
                                             -----------      -----------      -----------      -----------      -----------
    Net interest income ...............        1,171,206        1,046,173          866,026          693,200          607,545
  Provision for loan losses ...........           94,796           90,613           90,027           61,286           44,984
                                             -----------      -----------      -----------      -----------      -----------
  Net interest income after
    provision for loan losses .........        1,076,410          955,560          775,999          631,914          562,561
  Non-interest income .................          385,842          270,507          254,809          208,664          184,778
  Non-interest expense ................          914,443          748,216          643,298          536,534          485,999
                                             -----------      -----------      -----------      -----------      -----------
  Income before income taxes ..........          547,809          477,851          387,510          304,044          261,340
  Income taxes ........................          179,199          171,143          132,807          105,039           88,338
                                             -----------      -----------      -----------      -----------      -----------
    Net income ........................      $   368,610      $   306,708      $   254,703      $   199,005      $   173,002
                                             ===========      ===========      ===========      ===========      ===========

  Net income per diluted common share .      $      2.25      $      2.03      $      1.79      $      1.57      $      1.43
  Cash dividends declared
    per common share ..................             0.76             0.67             0.59             0.53             0.45
  Average diluted common shares
    outstanding (in thousands) ........          164,148          151,008          142,154          126,687          121,157

BALANCE SHEET DATA (at period end)
  (in thousands):
  Total assets ........................      $38,133,774      $30,906,445      $26,223,193      $20,787,024      $17,632,059
  Total loans, net ....................       27,317,506       22,474,785       19,331,132       14,655,162       12,121,907
  Total deposits ......................       24,839,892       19,586,584       17,305,493       14,575,077       12,801,239
  Total stockholders' equity ..........        2,738,266        2,194,641        1,734,892        1,430,870        1,135,268


                                                   Three Months
                                                  Ended March 31,
                                             -----------------------
                                               1999           1998
                                           -----------   ----------
INCOME STATEMENT DATA
 (in thousands, except per share data):
  Interest income .....................    $   670,767   $   597,462
  Interest expense ....................        354,263       324,112
                                           -----------   -----------
    Net interest income ...............        316,504       273,350
  Provision for loan losses ...........         30,362        17,855
                                           -----------   -----------
  Net interest income after
    provision for loan losses .........        286,142       255,495
  Non-interest income .................        111,064        88,118
  Non-interest expense ................        242,643       212,506
                                           -----------   -----------
  Income before income taxes ..........        154,563       131,107
  Income taxes ........................         50,039        44,655
                                           -----------   -----------
    Net income ........................    $   104,524   $    86,452
                                           ===========   ===========


  Net income per diluted common share .    $      0.62   $      0.54
  Cash dividends declared
    per common share ..................           0.22          0.19
  Average diluted common shares
    outstanding (in thousands) ........        168,587       159,998


BALANCE SHEET DATA (at period end)
  (in thousands):
  Total assets ........................    $39,016,118   $32,697,604
  Total loans, net ....................     28,261,864    23,548,847
  Total deposits ......................     24,552,464    20,532,916
  Total stockholders' equity ..........      2,797,390     2,485,807

                                 NAVIGATION BANK

                                                                                                              Three Months
                                                           Years Ended December 31,                           Ended March 31,
                                        -------------------------------------------------------------     -----------------------
                                          1998          1997         1996         1995         1994         1999         1998
                                        ---------    ---------    ---------     --------     --------     ---------    ----------
INCOME STATEMENT DATA
(in thousands, except per share data):
  Interest income...................   $     6,337   $   5,318   $   4,268   $    3,391   $    2,468      $  1,570     $    1,431
  Interest expense..................         1,842       1,461       1,203          941          648           448            412
                                       -----------   ---------   ---------   ----------   ----------      --------     ----------
    Net interest income.............         4,495       3,857       3,065        2,450        1,820         1,122          1,019
  Provision for loan losses.........            80         170          90           60           30            10             45
                                       -----------   ---------   ---------   ----------   ----------      --------     ----------
  Net interest income after
    provision for loan losses.......         4,415       3,687       2,975        2,390        1,790         1,112            974
  Non-interest income...............         1,438         767         612          431          299           202            206
  Non-interest expense..............         3,396       2,866       2,567        2,059        1,589           933            783
                                       -----------   ---------   ---------   ----------   ----------      --------     ----------
  Income before income taxes........         2,457       1,588       1,020          762          500           381            397
  Income taxes......................           841         586         336          260          181           131            141
                                       -----------   ---------   ---------   ----------   ----------      --------     ----------

  Net income .......................   $     1,616   $   1,002   $     684   $      502   $      319      $    250     $      256
                                       ===========   =========   =========   ==========   ==========      ========     ==========

  Net income per diluted common
    share...........................   $     37.27   $   23.11   $   15.78   $    11.59   $     7.36      $   5.77     $     5.91
  Cash dividends declared
    per common share................             0           0           0            0            0             0              0
  Average diluted common shares
    outstanding (in thousands)......            43          43          43           43           43            43             43

BALANCE SHEET DATA (at period end)
(in thousands):
  Total assets......................   $    80,322   $  68,745   $  63,466   $   45,286   $   40,783      $ 80,809     $   74,533
  Total loans, net of unearned
    income..........................        54,216      49,358      38,573       28,611       20,388        55,498         49,839
  Total deposits....................        72,156      62,325      58,131       40,726       36,680        72,705         67,903
  Total stockholders' equity........         7,209       5,584       4,583        3,898        3,372         7,460          5,850

SELECTED PRO FORMA INFORMATION

         The following table sets forth certain unaudited pro forma combined condensed financial information for SouthTrust and Navigation giving effect to the Merger. The unaudited pro forma combined condensed financial presentation is presented for information purposes only and is not necessarily indicative of the combined financial position or results of operations which would actually have occurred if the transaction had been consummated in the past or which may be obtained in the future. This information should be read in conjunction with the financial statements of Navigation and consolidated financial statements of SouthTrust and the related notes thereto included elsewhere in this Proxy Statement/Prospectus or incorporated in this Proxy Statement/Prospectus by reference. See "FINANCIAL STATEMENTS OF NAVIGATION" at p. F-i and "WHERE YOU CAN FIND MORE INFORMATION" at p. 69.

                         PRO FORMA COMBINED INFORMATION
                   SOUTHTRUST CORPORATION AND NAVIGATION BANK

                                                                                   Three Months Ended
                                              Years Ended December 31,                March 31,
                                        -----------------------------------     ----------------------
                                           1998         1997         1996         1999         1998
                                           ----         ----         ----         ----         ----
INCOME STATEMENT DATA
(in thousands, except per share data):
Interest income.......................  $2,563,799  $2,237,570   $1,808,488     $672,337     $598,893
Interest expense......................   1,388,098   1,187,540      939,397      354,711      324,524
                                        ----------  ----------   ----------     --------     --------
  Net interest income.................   1,175,701   1,050,030      869,091      317,626      274,369
Provision for loan losses.............      94,876      90,783       90,117       30,372       17,900
                                        ----------  ----------   ----------     --------     --------
Net interest income after provision
  for loan losses.....................   1,080,825     959,247      778,974      287,254      256,469
Non-interest income...................     387,280     271,274      255,421      111,266       88,324
Non-interest expense..................     917,839     751,082      645,865      243,576      213,289
                                        ----------  ----------   ----------     --------     --------
Income before income taxes............     550,266     479,439      388,530      154,944      131,504
Income taxes..........................     180,040     171,729      133,143       50,170       44,796
                                        ----------  ----------   ----------     --------     --------
  Net income..........................  $  370,226  $  307,710   $  255,387     $104,774     $ 86,708
                                        ==========  ==========   ==========     ========     ========

Net income per diluted common share...  $     2.25  $     2.03   $     1.79     $   0.62     $   0.54
Average diluted common shares
outstanding (in thousands)............     164,626     151,486      142,632      169,065      160,476

BALANCE SHEET DATA
   (in millions)
Total assets..........................  $   38,214  $   30,975   $   26,286     $ 39,097     $ 32,773
Total loans, net of unearned income...      27,372      22,524       19,370       28,317       23,599
Total deposits........................      24,912      19,649       17,364       24,626       20,601
Total stockholders' equity............       2,745       2,201        1,740        2,804        2,492

                               THE SPECIAL MEETING

GENERAL

         This Proxy Statement/Prospectus is being furnished to the shareholders of Navigation in connection with the solicitation of proxies by the Board of Directors of Navigation for use at the Special Meeting. Each copy of this Proxy Statement/Prospectus mailed to the shareholders of Navigation is accompanied by a form of proxy for use at the Special Meeting. The Special Meeting is scheduled to be held on {____________}, 1999 at { }{ }.m., local time, at { }.

PURPOSE OF THE SPECIAL MEETING

         At the Special Meeting, the shareholders of Navigation will be asked to consider and vote upon: (i) a proposal to adopt the Merger Agreement, (ii) a proposal to transact such other business as is incident to the conduct of the Special Meeting.

RECORD DATE

         The close of business on{ }, 1999 has been fixed as the Record Date for the purposes of determining the identity of the shareholders of Navigation who will be entitled to notice of and to vote at the Special Meeting.

VOTING AT THE SPECIAL MEETING

         The presence, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of Navigation Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. On the Record Date, there were 43,345 shares of Navigation Common Stock issued and outstanding held by approximately 43 shareholders of record.

         Each share of Navigation Common Stock is entitled to one vote with respect to all matters presented at the Special Meeting. Adoption of the Merger Agreement requires the affirmative vote of two thirds of the outstanding shares of Navigation Common Stock entitled to vote thereon.

         A certain number of shareholders of Navigation, who collectively own an aggregate of 39, 816.5 shares of Navigation Common Stock, representing approximately 91.86 % of the issued and outstanding shares of Navigation Common Stock, have executed a voting and stock restriction agreement (the "Voting and Stock Restriction Agreement"), pursuant to which each such shareholder granted an irrevocable proxy to vote their shares of Navigation Common Stock to Mr. Jerry Winters and Mr. William Woodby (the "Co-Voting Representatives"). Subject to the terms and conditions of the Voting Agreement, the Co-Voting Representatives have agreed to vote the shares of Navigation Common Stock over which they have voting control in favor of the approval and adoption of the Merger Agreement and the transactions contemplated therein. If the Co-Voting Representatives vote in favor of the adoption of the Merger Agreement, the Merger Agreement will be adopted and the Merger will be approved at the Special Meeting. Accordingly, it is expected that the Merger Agreement will be adopted and the Merger will be approved at the Special Meeting.

         If you are one of the shareholders who executed the Voting and Stock Restriction Agreement, you have granted an irrevocable proxy to the Co-Voting Representatives. This means that the Co-Voting Representatives will be voting your shares of Navigation Common Stock at the Special Meeting. Under the terms of the Voting and Stock Restriction Agreement, you can not revoke this proxy. You are also not entitled or required to complete the enclosed proxy card which accompanies this Proxy Statement/Prospectus.

         If you are a shareholder of Navigation who has not executed the Voting and Stock Restriction Agreement you will be entitled to vote your own shares of Navigation Common Stock at the Special Meeting. Accordingly if you properly complete and return a proxy in the form enclosed, in time for the voting at the Special Meeting, with instructions specified on the proxy, then your shares will be voted in accordance with such instructions. If you do not specify instructions, then your signed proxy will be voted FOR approval of the Merger Agreement. You may revoke your proxy at any time prior to its exercise (1) by filing with the Secretary of Navigation either an instrument revoking the proxy or a duly executed proxy bearing a later date or
(2) by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not by itself revoke a proxy.

         Under the Texas Business Corporation Act (the "TBCA"), if a shareholder of Navigation (i) does not vote "FOR" the Merger and (ii) otherwise complies with Article 5.12 of the TBCA relating to the exercise dissenter's rights, such shareholder shall be entitled to statutory appraisal rights for his shares of Navigation Common Stock. If the Merger is consummated, such shares will be paid for in cash pursuant to the process described in "THE MERGER - Rights of Dissent Appraisal" at p. 32. Shareholders of Navigation who exercise their dissenters' rights in connection with the Merger and therefore receive cash, will encounter income tax treatment different from the treatment for shareholders of Navigation who receive SouthTrust Common Stock in the Merger. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" at p. 35.

         As of the date of this Proxy Statement/Prospectus, other than the proposal that the shareholders of Navigation consider and vote to adopt the Merger Agreement, the Board of Directors of Navigation is not aware of any other matter to be presented for action by the shareholders of Navigation at the Special Meeting. If, however, any other matters not now known are incident to the conduct of and properly brought before the Special Meeting, the Co-Voting Representatives will vote the proxies upon such matters according to its discretion and best judgment.

SOLICITATION OF PROXIES

         This proxy solicitation is being made by the Board of Directors of Navigation. In addition to the use of the mail, proxies may be solicited by telephone, telegraph or personally by the directors, officers and employees of Navigation, who will receive no extra compensation for their services. Navigation will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to the beneficial owners of shares of Navigation Common Stock.

EFFECT OF ABSTENTIONS AND "BROKER NON-VOTES"

         At the Special Meeting, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. A "broker non-vote" occurs with respect to a given proposal when a broker holding shares of Navigation Common Stock in street name returns an executed proxy (or voting directions) which indicates that such broker does not have discretionary authority to vote on such proposal.

         In determining whether the proposal to adopt the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against such proposal, because adoption of the Merger Agreement requires the affirmative vote of two thirds of the outstanding shares of Navigation Common Stock entitled to vote thereon.

                                   THE MERGER

         The terms of the Merger are set forth in the Merger Agreement. The description of the Merger which follows summarizes the principal provisions of the Merger Agreement, is not complete and is qualified in all respects by reference to the Merger Agreement, a copy of which is attached as Exhibit A , and certain provisions of the Texas Business Corporation Act relating to the rights of dissenting shareholders, a copy of which is attached hereto as Exhibit C. All Navigation shareholders are urged to read the Merger Agreement and the Exhibits in their entirety.

GENERAL

         The Merger Agreement has been approved by the Boards of Directors of Navigation, SouthTrust, ST-Sub and ST-Bank, by SouthTrust as the sole shareholder of ST-Sub and by ST-Sub as the sole shareholder of ST-Bank.
The stockholders of SouthTrust are not required to approve the Merger.

         If the shareholders of Navigation approve the Merger Agreement at the Special Meeting, if required regulatory approvals are received and if other conditions are satisfied, then Navigation will be merged with and into ST-Bank pursuant to the Merger Agreement, the Texas Banking Code and the National Bank Act, and ST-Bank will be the Surviving Corporation. At the Effective Time of the Merger, pursuant to the Merger Agreement, SouthTrust is to issue up to a total of 481,775 shares of SouthTrust Common Stock for all of the issued and outstanding shares of Navigation Common Stock (assuming that no dissenters' rights of appraisal are exercised in the Merger). As of the date of the Merger Agreement, a total of 43,345 shares of Navigation Common Stock were issued and outstanding.

         At the Effective Time of the Merger, each share (except (1) shares held by Navigation or by SouthTrust or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and
(2) shares dissenting from approval of the Merger Agreement) of Navigation Common Stock, will become and be converted into the right to receive 11.1149 shares of SouthTrust Common Stock, as the same may be adjusted pursuant to the terms of the Merger Agreement. See "THE MERGER - Effect of the Merger on Shares of Navigation Common Stock" at p. 25.

         If the average of the daily last sales prices of shares of SouthTrust Common Stock (the "Average Closing Price") as reported on NASDAQ for the twenty consecutive full trading days in which such shares are traded on NASDAQ ending on the date which is forty-five (45) days prior to the scheduled closing (the "Determination Date") is less than $33.52, then Navigation will have the right, during the three day period following the Determination Date, to elect to terminate the Merger Agreement unless SouthTrust elects to increase the Conversion Ratio in the manner described under "THE MERGER - Possible Conversion Ratio Adjustment" at p. 26.

         The Conversion Ratio, including the number of shares of SouthTrust Common Stock issuable in the Merger, is also subject to appropriate adjustment in the event of certain stock splits, stock dividends, reclassifications or similar distributions effected by SouthTrust.

         No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, instead, each holder of shares of Navigation Common Stock that otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment in an amount equal to
(1) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled, multiplied by (2) the last sales price of SouthTrust Common Stock as reported by NASDAQ on the last trading day preceding the Effective Time of the Merger.

         The Merger will become effective on the date and at the time on which the Merger is deemed effective by the Comptroller. The Merger Agreement provides that, unless otherwise mutually agreed upon in writing, the parties to the Merger Agreement will use their reasonable efforts to cause the effective time to occur as soon as practicable following the later to occur of (1) the effective date (including expiration of any applicable waiting period) of the last required consent of any regulatory authority having authority over and approving or exempting the Merger, and (2) the date on which the shareholders of Navigation approve the Merger Agreement, or such other time as the parties may agree. See "THE MERGER - Effective Time of the Merger" at p. 26.

BACKGROUND OF AND REASONS FOR THE MERGER

  Background of the Merger

         From time to time over the past several years, the directors of Navigation had discussions regarding the prospects of Navigation, conditions in the community banking market in Texas, and the merger activity among financial institutions in the state. During the spring of 1998, Navigation participated in a number of meetings at which representatives of several local Texas community banks (the "Bank Group") were present. The purpose of the meetings was to investigate the possibility of a business combination involving all of the banks so represented and a subsequent initial public offering of the stock of the resultant bank. Representatives of Hoefer and Arnett Incorporated, investment bankers ("Hoefer"), were invited by the Bank Group to provide advice in connection with the proposed business combination and the subsequent initial public offering. During the course of the meetings, Hoefer made presentations to the Bank Group concerning the current market for community banks in Texas and the Hoefer representatives and the Bank Group discussed the financial institutions industry in Texas, the range of prices that had been paid for sales of financial institutions over recent periods, the desire of the boards of directors of each member of the Bank Group to provide liquidity for their respective capital stock, the risk that the prices being received for sales of financial institutions in the prevailing market could decline over the ensuing years, the trend in the financial institutions industry for consolidation, the increasingly competitive banking environment in which the members of the Bank Group operate, the increased competition in both deposit and lending activities, and the inherent risk in relying on future growth and market penetration by each member of the Bank Group separately.

         By mid-summer of 1998, at least one member of the Bank Group, the largest member, had decided to pursue alternative combination and growth strategies. During the course of the meetings of the Bank Group, Navigation had become more aware of the opportunities that bank mergers presented to Navigation, that financial institutions might have an interest in pursuing a transaction with Navigation and of the market value of Navigation, as determined by Hoefer in the preliminary analysis conducted by Hoefer in connection with the potential initial public offering. Accordingly, while not making any final decision whether any transaction involving a sale of Navigation should be entered into, the Board of Directors of Navigation authorized Hoefer to represent Navigation in soliciting indications of interest that might warrant serious consideration and potentially result in an agreement to merge or Navigation otherwise being acquired. From August 1998 to March 1999, Hoefer solicited interest from a variety of larger financial institutions whose operating strategy included the acquisition of Texas banks. As a part of this process, SouthTrust conducted an initial analysis of Navigation in September and October, 1998.

         On March 15, 1999, Navigation received an indication of interest from SouthTrust. At a meeting of the Board of Directors of Navigation held on March 18, 1999, Mr. Mecredy of Hoefer reviewed Hoefer's solicitation process. Mr. Mecredy indicated that Hoefer initially received indications of interest from approximately seven (7) financial institutions, and, upon further negotiations, four (4) institutions, including SouthTrust, expressed specific interest in providing a proposal for the acquisition of Navigation. Two (2) of the proposals provided for, among other things, a proposed exchange ratio of the acquirer's shares for Navigation Common Stock with the transaction structured to provide the shareholders of Navigation with a tax-free merger and two (2) proposals provided for a cash purchase price. Hoefer reviewed the four (4) proposals with the Board of Directors of Navigation. Following the presentation, the Board of Directors decided to authorize Hoefer to continue discussions with SouthTrust regarding a possible acquisition of Navigation by SouthTrust. The Board of Directors elected to pursue a transaction with SouthTrust because the indicated price and terms reflected in the SouthTrust proposal were superior to the terms proposed by the other three (3) interested parties.

         In April 1999, representatives of SouthTrust and representatives of Navigation negotiated the terms of a definitive agreement. The agreement was reviewed by the Board at a meeting held on April 15, 1999. At this meeting, legal counsel reviewed generally for the Board the fiduciary obligations of directors in sales of financial institutions and commented on the form of definitive agreement. Prior to the meeting, representatives of Hoefer had provided a negative assurance letter to the Board of Directors which in essence opined that, while Hoefer had not completed all of its analysis, Hoefer had not discovered any fact which would prevent Hoefer from rendering an oral opinion that the consideration to be paid by SouthTrust for the shares of Navigation Common Stock is fair, from a financial point of view, to the shareholders of Navigation. The Board then unanimously approved the Agreement and the transactions contemplated thereby. Management of Navigation also was authorized to execute the Agreement, which was signed by SouthTrust and Navigation on May 3, 1999.

         The Board of Directors of Navigation believes that the Merger is in the best interest of the shareholders of Navigation. The Board of Directors considered a number of factors in deciding to approve and recommend the terms of the Merger to the shareholders of Navigation, including the following:

         -        terms of the proposed transaction;

         - the financial condition, results of operations, and future prospects of Navigation;

         - the value of the consideration to be received by the shareholders of Navigation relative to the book value and earnings per share of Navigation Common Stock;

         - the competitive and regulatory environment for financial institutions generally;

         - the fact that the Merger will enable the shareholders of Navigation to exchange their shares of Navigation Common Stock (for which there is no established public trading markets) for shares of common stock of a larger and more diversified entity, the stock of which is more widely held and more actively traded;

         - that the Merger will enable the shareholders of Navigation to hold stock in a financial institution that has historically paid cash dividends to its stockholders as compared to Navigation, which has not paid cash dividends for a significant period of time;

         -        the likelihood of receiving the requisite regulatory approval;

         - that it is expected that the Merger will be a tax-free transaction (except with respect to cash received for shares of Navigation Common Stock in lieu of fractional shares of SouthTrust Common Stock) for federal income tax purposes; and

         -        other information.

         The Board of Directors also took into account an opinion received from Hoefer that the consideration to be received by the shareholders of Navigation in the Merger is fair from a financial point of view. See "- Opinion of Financial Advisor" at p. 20. The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive of the factors considered by the directors. The Board of Directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given different weights to different factors.

         The 11.1149 shares of SouthTrust's Common Stock to be exchanged for each share of Navigation Common Stock reflects prices that were negotiated on an arm's-length basis between representatives of Navigation and representatives of SouthTrust. There was no affiliation, relationship, understanding or transaction between Navigation and its representatives, on one hand, and SouthTrust and ST-Bank, and their representatives, on the other hand, prior to the execution of the Merger Agreement.

         THE MEMBERS OF THE BOARD OF DIRECTORS OF NAVIGATION HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR, FROM A FINANCIAL POINT OF VIEW, AND IS IN THE BEST INTEREST OF THE SHAREHOLDERS OF NAVIGATION. ACCORDINGLY, THE BOARD OF DIRECTORS OF NAVIGATION RECOMMENDS THAT SHAREHOLDERS OF NAVIGATION VOTE IN FAVOR OF THE MERGER AGREEMENT.

         SouthTrust is engaging in the transactions pursuant to the Merger because the Merger is consistent with its expansion strategy within the southern United States and because the acquisition of Navigation will augment SouthTrust's existing market share in the Texas banking market and enhance its competitive position in such market.

OPINION OF FINANCIAL ADVISER

  Fairness Opinion of Hoefer & Arnett Incorporated

         The Board of Directors of Navigation retained Hoefer & Arnett, Incorporated ("Hoefer") to render a written opinion (the "Fairness Opinion") as investment bankers as to the fairness, from a financial point of view, to the shareholders of Navigation of the terms of the Merger. No limitations were imposed by the Board of Directors upon Hoefer with respect to the investigations made or procedures followed in rendering the Fairness Opinion.

         A copy of the full text of the Fairness Opinion, dated as of May 25, 1999, which sets forth certain assumptions made, matters considered and limits on the review undertaken by Hoefer, is attached as Exhibit B to this Proxy Statement/Prospectus. Shareholders of Navigation are urged to read the Fairness Opinion in its entirety. The following summary of the procedures and analysis performed, and assumptions used by Hoefer is qualified in its entirety by reference to the full text of the Fairness Opinion. The Fairness Opinion is addressed to the Board of Directors of Navigation only, is directed only to the financial terms of the Merger and does not constitute a recommendation to any shareholder of Navigation as to how such shareholder should vote at the Special Meeting.

         In arriving at its opinion, Hoefer reviewed and analyzed, among other things, the following:

                  -        the Merger Agreement;

                  - Annual Reports to the Stockholders of SouthTrust for the years ended December 31, 1997 and December 31, 1998;

                  - Quarterly Call Reports, filed with the Federal Deposit Insurance Corporation, of ST-Bank and Navigation for the quarters ended March 31, 1999, December 31, 1998, September 30, 1998 and June 30, 1998;

                  - Quarterly Reports on Form 10-Q of SouthTrust filed with the Commission for the quarters ended March 31, 1999, September 30, 1998, June 30, 1998 and March 31,
                           1998;

                  - certain other publicly available financial and other information concerning SouthTrust and Navigation;

                  - the historical market prices and trading activity of shares of SouthTrust Common Stock;

                  - publicly available information concerning other banks and holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions Hoefer believed to be relevant to its inquiry; and

                  - discussions with senior management of Navigation and SouthTrust concerning past and current operations, financial condition and prospects, as well as results of regulatory examinations.

         Hoefer reviewed with senior management of SouthTrust earnings projections for 1999 through 2003 for SouthTrust, assuming the Merger does not occur. Hoefer reviewed with senior management of Navigation earnings projections for 1999 through 2003 for Navigation, assuming the Merger does not occur, as well as projected operating cost savings expected to be achieved in each such years resulting from the Merger. Senior management of Navigation prepared such projections. Certain pro forma financial projections for the years 1999 through 2003 for the Surviving Corporation were derived by Hoefer based partially upon the information discussed above, as well as Hoefer's assessment of general economic, market and financial conditions. In certain cases, such combined pro forma financial projections included operating cost savings derived by Hoefer partially based upon the projections discussed above to be realized in the Merger.

         In conducting its review and in arriving at its opinion, Hoefer relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available, and did not attempt to independently verify the same. Hoefer relied upon the management of Navigation as to the reasonableness of the financial and operating forecasts, projections and possible operating cost savings (and the assumptions and bases therefor) provided to it, and Hoefer assumed that such forecasts, projections and possible operating cost savings reflect the best currently available estimates and judgments of the management of Navigation. Hoefer also assumed, without independent verification, that the aggregate allowances for loan losses for SouthTrust and Navigation are adequate to cover such losses. Hoefer did not make or obtain any evaluations or appraisals of the properties of SouthTrust and Navigation, nor did it examine any individual loan credit files. For purposes of its opinion, Hoefer assumed that the Merger will have the tax, accounting and legal effects described in the Merger Agreement and relied, as to legal matters, exclusively on counsel to Navigation, as to the accuracy of the disclosures set forth in the Merger Agreement. Hoefer's opinion is limited to the fairness, from a financial point of view, to the holders of Navigation Common Stock of the terms of the Merger and does not address Navigation's underlying business decision to proceed with the Merger.

         As more fully discussed below, Hoefer considered such financial and other factors as Hoefer deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of SouthTrust and Navigation, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for SouthTrust and Navigation: (ii) the assets and liabilities of SouthTrust and Navigation, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. Hoefer also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. The Fairness Opinion is necessarily based upon conditions as they existed and can be evaluated on the date of the Fairness Opinion and the information made available to Hoefer through that date.

         In connection with rendering the Fairness Opinion to the Board of Directors of Navigation, Hoefer performed certain financial analyses, which are summarized below. Hoefer believes that its analysis must be considered as a whole and that selecting portions of such analysis and the factors considered therein, without considering all factors and analysis, could create an incomplete view of the analysis and the processes underlying the Fairness Opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analyses, Hoefer made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of SouthTrust and Navigation. Any estimates contained in Hoefer's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Except as described below, none of the financial analyses performed by Hoefer was assigned a greater significance by Hoefer than any other.

         The financial forecasts and projections of SouthTrust and Navigation prepared by Hoefer were based on projections provided by the respective companies as well as Hoefer's own assessment of general economic, market and financial conditions. All such information was reviewed with the management of Navigation. Navigation does not publicly disclose internal management financial forecasts and projections of the type provided to Hoefer in connection with its review of the Merger. Such forecasts and projections were not prepared with a view toward public disclosure. The forecasts, projections, and possible operating cost savings prepared by Hoefer were based on numerous variables and assumptions, which are inherently uncertain, including, without limitation, factors related to general economic and market conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts and projections.

  Summary of Proposal

         Hoefer reviewed the terms of the Merger, including the Conversion Ratio and the aggregate value of the Merger. A purchase price of $438.34 per share, or a total transaction value of approximately $19 million, represents a price to stated book value multiple at March 31, 1999 of 2.55, a price to 1998 core earnings multiple of 16.07 and a price to assets ratio of 23.51%.

Comparable Transaction Analysis

         Hoefer reviewed certain information relating to selected bank mergers announced between August 1, 1998 and May 21, 1999 in which the acquired banking organization was located in the state of Texas (the "Comparable Transactions"). This data was obtained from Sheshunoff Information Services, Inc. The high, low and average book value, earnings and total asset multiples obtained from a review of the Comparable Transactions were calculated and, the results obtained by multiplying such high, low and average multiples with certain current financial information of Navigation, were used to compare the Merger to such Comparable Transactions to evaluate if the Merger was fair to the shareholders of Navigation.

         On the basis of the Comparable Transactions, Hoefer calculated a range of purchase prices as a multiple of stated book value for the Comparable Transactions from a low of 1.16 to a high of 4.40, with an average of 2.16. These transactions indicated a range of $199.65 per share to $757.28 per share, with an average of $371.76 per share (based on the equity per share of $172.11 of Navigation as at March 31, 1999).

         On the basis of the Comparable Transactions, Hoefer calculated a range of purchase prices as a multiple of earnings for the Comparable Transactions from a low of 9.52 to a high of 29.35, with an average of 17.26. These transactions indicated a range of $259.61 per share to $800.37 per share, with an average of $470.68 per share (based on Navigation's core earnings per share of $27.27 fiscal year ended December 31, 1998).

         Finally, Hoefer calculated a range of purchase prices as a percentage of total assets for the Comparable Transactions from a low of 5.82% to a high of 28.96%, with an average of 18.24%. These transactions indicated a range of $108.50 per share to $539.91 per share, with an average of $340.05 per share (based on the total assets of Navigation as at March 31, 1999 of $80,809,000).

         The price to book value multiple of 2.55 and the price to assets ratio of 23.51% resulting from the terms of the Merger Agreement are both above the average price to book value multiple of 2.16 and the average price to assets ration of 18.24% obtained for the Comparable Transactions. The price to earnings multiple of 16.07 resulting from the terms of the Merger Agreement is slightly lower (approximately 7.00%) than the average price to earnings multiple of 17.26 for the Comparable Transactions, which we would expect given that Navigation is a better performer than the average banking organization in the Comparable Transactions. The average return on assets and return on equity for the Comparable Transactions (0.68% and 6.66%, respectively) are much lower than that of Navigation (1.59% and 18.48%, respectively, based on core earnings of Navigation for fiscal year ended December 31, 1998).

         Additionally, Hoefer reviewed pricing information on fifteen (15) acquisitions announced by SouthTrust from January 1, 1995 to May 21, 1999. Based on data obtained from Sheshunoff Information Services, Inc., the average price to book value multiple for the 15 transactions equaled 2.30, the average price to earnings multiple equaled 19.25 and the average price as a percentage of total assets equaled 22.07%. The price to book value multiple and the price to assets ratio resulting from the terms of the Merger Agreement are both above the averages for the previous transactions by SouthTrust. The price to earnings multiple is lower than the average price to earnings multiple for the previous transactions by SouthTrust, for the same reason as discussed above.

Present Value Analysis

         Hoefer calculated the present value of Navigation assuming that Navigation remained independent. Based on projected earnings for Navigation for 1999 through 2003 and using a discount rate of 12%, an acceptable discount rate considering the risk-return relationship most investors would demand for an investment of this type as of the valuation date, the present value equaled $349.63 per share of Navigation Common Stock, which is less than the value of $438.34 per share of Navigation Common Stock agreed to between Navigation and SouthTrust pursuant to the terms of the Merger Agreement.

Discounted Cash Flow Analysis

         Hoefer performed a discounted cash flow analysis to determine hypothetical present values for a share of Navigation Common Stock as a five-year investment. Under this analysis, Hoefer considered certain scenarios for the performance of Navigation's capital stock using an asset growth rate of 10.00%, a return on average assets of

1.60%, a multiple of 2.55 times book value and 14.08 times earnings as the terminal values for Navigation's capital stock. A discount rate of 12% was applied to these growth and terminal value scenarios. This discount rate, growth rate and terminal values were chosen based upon what Hoefer, in its judgment, considered to be appropriate taking into account, among other things, Navigation's past and present performance, the general level of inflation, rates of return for fixed income and equity securities in the marketplace generally and for companies with similar risk profiles. In the scenarios considered, the present value of a share of Navigation Common Stock was calculated to be less than that of the current offer of SouthTrust. Thus, Hoefer's discounted cash flow analysis indicated that shareholders of Navigation would be in a better financial position by receiving the consideration offered in the Merger rather than continuing to hold shares of Navigation Common Stock.

Contribution Analysis

         Hoefer reviewed the relative contributions in terms of various balance sheet items, net income and market capitalization to be made by Navigation and SouthTrust to the combined institution based on (i) the balance sheet at March 31, 1999, and (ii) estimated 1999 earnings. The income statement and balance sheet components analyzed included the total assets, total loans (net of unearned income), total deposits, shareholders' equity and net income. This analysis showed that, while the shareholders of Navigation would own approximately 0.29% of the aggregate outstanding shares of the combined institution based on the Conversion Ratio of 11.1149, Navigation was contributing 0.21% of total assets, 0.20% of total loans (net of unearned income), 0.30% of total deposits, 0.27% of shareholders' equity, and 0.31% of the estimated earnings for the fiscal year ending December 31, 1999.

Pro Forma Analysis

         Hoefer compared the changes in the amount of earnings, book value and dividends attributable to one share of Navigation Common Stock before the Merger with the amounts attributable to the shares of SouthTrust Common Stock for which such shares of Navigation Common Stock would be exchanged under the Merger Agreement.

         Hoefer's analysis utilized a Conversion Ratio of 11.1149, and included pre-tax merger savings of $250,000 in the years 2000 through 2003. On an earnings per share basis, the shareholders of Navigation are projected to experience dilution ranging from 8.89% to 9.22%. On a book value per share basis, the shareholders of Navigation are projected to experience appreciation of 1.63% in 1999, 0.58% in 2000 and dilution ranging from 0.36% to 1.92% in the years 2001 through 2003. Finally, on a dividend per share basis, the shareholders of Navigation are projected to receive dividends per share ranging from $0.88 per share to $1.24 per share as opposed to no dividends on a stand-alone basis. Although the pro forma analysis shows dilution with respect to earnings per share and equity per share, it is our opinion, that the comparable transaction analysis, discounted cash flow analysis, contribution analysis and the dividend per share improvement clearly outweigh such pro forma analysis.

Stock Trading History

         Hoefer reviewed and analyzed the historical trading prices and volumes for SouthTrust Common Stock on a monthly basis from February 1, 1998 to May 21, 1999. The SouthTrust Common Stock price has ranged from a low of $32.375 per share to a high of $43.50 per share. The stock price to trailing 12 months earnings per share has ranged from a low of 15.1 to a high of 20.8, with an average of 17.94. The stock price to book value has ranged from a low of 2.07 to a high of 2.93, with an average of 2.47. The volume of shares traded during a one month period has ranged from 8,845,900 to 37,122,000 indicating an active market for shares of SouthTrust Common Stock.

Other Analysis

         Hoefer also reviewed selected investment research reports on and earnings estimates for SouthTrust. In addition, Hoefer prepared an overview of historical financial performance of both Navigation and SouthTrust.

         The opinion expressed by Hoefer was based upon market, economic and other relevant considerations as they existed and have been evaluated as of the date of the Fairness Opinion. Events occurring after the date of issuance of the Fairness Opinion, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of SouthTrust or Navigation could materially affect the assumptions used in preparing the Fairness Opinion.

Financial Advisory Fees

         Pursuant to an engagement letter dated March 26, 1999, Navigation engaged Hoefer to introduce to Navigation an authorized representative of SouthTrust for the purpose of effecting a merger. In addition, Navigation, engaged Hoefer to review the terms of the transaction and to render a fairness opinion in connection with the Merger for $190,000 including all out-of-pocket expenses.

INTERESTS OF CERTAIN NAMED PERSONS IN THE MERGER

         Certain members of management of Navigation and of the Board of Directors of Navigation have interests in the Merger that are in addition to any interests they may have as shareholders of Navigation generally. These interests include, among others, provisions in the Merger Agreement relating to indemnification of Navigation's directors and officers and certain employee benefits, as described below.

         SouthTrust has agreed in the Merger Agreement that after the Effective Time, it will indemnify, defend and hold harmless each person entitled to indemnification from Navigation against all liabilities arising out of actions or omissions occurring at or after the Effective Time of the Merger to the same extent and subject to the same conditions as officers, directors, and employees of SouthTrust as set forth in SouthTrust's Restated Certificate of Incorporation and Bylaws and by applicable law.

         Following the Effective Time of the Merger SouthTrust has agreed that the officers and employees of Navigation who SouthTrust or any of its affiliates employs will be eligible to participate, subject to certain exceptions, in the employee benefit plans of SouthTrust, including welfare and fringe benefit plans, on the same basis as and subject to the same conditions as apply to any newly-hired employee of SouthTrust. For more details on the exceptions, see "THE MERGER - Business and Management of Navigation following the Merger; Plans for Business of Navigation" at p. 34.

         SouthTrust's banking subsidiary, ST-Bank, and William C. Woodby, the President and Chief Executive Officer of Navigation, have entered into an employment agreement (the "Employment Agreement"), dated May 3, 1999, which shall become effective at the Effective Time of the Merger. The Employment Agreement provides that upon the Effective Time of the Merger ST-Bank shall employ Mr. Woodby for a period of one year and shall pay him an aggregate annual base salary at a rate of $169,250 per annum. Under the Employment Agreement, Mr. Woodby shall be entitled to participate on the same basis as other similarly situated employees of SouthTrust and its affiliates in all incentive and benefit programs or arrangements made available by SouthTrust and its affiliates to such employees. The Employment Agreement also provides for particular benefits including vacation and business expenses. In the event that the Employment Agreement is terminated by ST-Bank for Cause (as defined in the Employment Agreement), by Mr. Woodby other than for Good Reason (as defined in the Employment Agreement) or as a result of Mr. Woodby's death or disability, then ST-Bank shall not be further obligated to make payments or provide benefits to Mr. Woodby except for earned but unpaid or unreimbursed amounts and group health coverage required to be continued by applicable law. However, in the event the Employment Agreement is terminated by Mr. Woodby for Good Reason (as defined in the Employment Agreement), ST-Bank shall be obligated to pay to Mr. Woodby during the twelve (12) month period commencing on the date of the Employment Agreement is terminated (1) the remainder of his base salary that would have been due to be paid had the Employment Agreement not been terminated early and
(2) such cash amount equal to the amount Mr. Woodby would have to pay each month to purchase health, life insurance and other welfare benefit coverage. In the event the Employment Agreement is terminated by ST-Bank other than for Cause, (as defined in the Employment Agreement), ST-Bank shall be obligated to pay Mr. Woodby during the twelve (12) month period commencing on the date the Employment Agreement is terminated (1) the remainder of his base salary that would have been due to be paid had the Employment Agreement not been terminated early, (2) such cash amount equal to the amount Mr. Woodby would have to pay each month to purchase health, life insurance and other welfare benefit coverage, and (3) an amount, calculated as set forth in the Employment Agreement, in consideration of the Non-Compete Agreement given by Mr. Woodby, as described below. Furthermore, Mr. Woodby has agreed that he will not compete with ST-Bank during the twelve month period following termination for any reason, including for Cause other than for Cause and other than for Good Reason, of the Employment
Agreement (the "Non-Compete Agreement").

         In addition, ST-Bank anticipates entering into an agreement (a "Stay-Pay Agreement") with each of Paul W. Jury, Jr. and James Newton, both directors and officers of Navigation that provides that each of Messrs. Jury and Newton will receive a lump sum payment in the event he continues in the employment of Navigation until the Merger is consummated. These lump sum payments are anticipated to be equal to $12,500.00 for each of Messrs.

Jury and Newton, respectively. In addition, the Stay-Pay Agreements are anticipated to contain a further provision which provides the payment of a further $12,500.00 to each of Messrs. Jury and Newton should they remain employed by the Surviving Corporation from the date the Merger is consummated until the completion of the data processing and operational conversion. These payments are each subject to the further condition that in the event that such payments would not be deductible (in whole or in part) as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the payments under the Stay-Pay Agreements will be reduced until no portion of such payment is not deductible as a result of Section 280G of the Code, except that such a reduction may not exceed the payments that would otherwise be made under the applicable Stay-Pay Agreement. The determination as to whether any payment under a Stay-Pay Agreement will be nondeductible by reason of the provisions of
Section 280G of the Code will be made by tax counsel selected by SouthTrust's independent auditors.

EFFECT OF THE MERGER ON SHARES OF NAVIGATION COMMON STOCK

         Pursuant to the Merger Agreement, Navigation will be merged with and into ST-Bank pursuant to the Texas Banking Code and the National Bank Act, and ST-Bank will be the Surviving Corporation. At the Effective Time of the Merger, and subject to approval of the Merger Agreement by the shareholders of Navigation at the Special Meeting, the receipt of required regulatory approvals, and satisfaction of other conditions, pursuant to the Merger Agreement, SouthTrust is to issue up to a total of 481,775 shares of SouthTrust Common Stock for all of the issued and outstanding shares of Navigation Common Stock (assuming that no dissenters' rights of appraisal are exercised in the Merger). As of the date of the Merger Agreement, a total of 43,345 shares of Navigation Common Stock were issued and outstanding.

         At the Effective Time of the Merger, each share (excluding (1) shares held by Navigation or by SouthTrust or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and (2) shares dissenting from approval of the Merger Agreement) of Navigation Common Stock, will become and be converted into the right to receive
11.1149 shares of SouthTrust Common Stock, subject to possible adjustment as described in "THE MERGER - Possible Conversion Ratio Adjustment."

         The Conversion Ratio, including the number of shares of SouthTrust Common Stock issuable in the Merger, is also subject to appropriate adjustment in the event of certain stock splits, stock dividends, reclassifications or similar distributions effected by SouthTrust.

         No fractional shares of SouthTrust Common Stock will be issued in the Merger, and, instead, each holder of a share of Navigation Common Stock that otherwise would have been entitled to receive a fractional share of SouthTrust Common Stock will be entitled to receive a cash payment (without interest) in an amount equal to (1) the fractional interest of a share of SouthTrust Common Stock to which such holder otherwise would have been entitled, multiplied by (2) the last sales price of SouthTrust Common Stock as reported by NASDAQ on the last trading day preceding the Effective Time of the Merger.

         Since, except as described above, the Conversion Ratio of shares of SouthTrust Common Stock for shares of Navigation Common Stock is fixed, it will not compensate shareholders of Navigation for decreases in the market price of SouthTrust Common Stock which could occur before the Effective Time of the Merger. Further, except as described above, in the event the market price of shares of SouthTrust Common Stock decreases after {_________}, 1999, the date of the Special Meeting, the value of the shares of SouthTrust Common Stock to be received in the Merger in exchange for the shares of Navigation Common Stock would decrease below the value prevailing at the time the shareholders of Navigation consider and act upon the proposal to approve and adopt the Merger Agreement. However, in the event the market price of shares of the SouthTrust Common Stock increases, the value of shares of SouthTrust Common Stock to be received in the Merger in exchange for shares of Navigation Common Stock would increase. Shareholders of Navigation are advised to obtain current market quotations for shares of SouthTrust Common Stock. No assurance can be given as to the market price of shares of SouthTrust Common Stock on the date the Merger becomes effective or as to the market price of SouthTrust Common Stock thereafter.

POSSIBLE CONVERSION RATIO ADJUSTMENT

         On the forty-fifth (45th) day before the Merger is scheduled to close (the "Determination Date"), Navigation may review the last reported sales prices of shares of SouthTrust Common Stock as reported on

NASDAQ for the twenty (20) consecutive trading days of NASDAQ ending the close of trading on the Determination Date. If the average of these last reported sales prices (the "Average Closing Price"), multiplied by 0.85 is less than $33.52, Navigation may elect to terminate the Merger Agreement.

         If Navigation elects to terminate the Merger Agreement, it must give prompt written notice of the election to terminate to SouthTrust and must provide such written notice to SouthTrust within the three (3) day period following the Determination Date. Navigation may withdraw the notice of election to terminate at any time within the three day period in which Navigation may make the election. SouthTrust then will have five (5) days in which to elect to increase the Conversion Ratio so that it equals the quotient obtained by dividing $372.59 by the Average Closing Price on the Determination Date. If SouthTrust elects to increase the Conversion Ratio within the permitted five day period, it will give prompt written notice to Navigation of the election and the revised Conversion Ratio. If SouthTrust elects to increase the Conversion Ratio, then no termination shall have occurred and the Merger Agreement will remain in effect in accordance with its terms (except as the Conversion Ratio shall have been so modified), and any references in the Merger Agreement to "Conversion Ratio" will then be deemed to refer to the Conversion Ratio as adjusted.

         We cannot assure you that the Board of Directors of Navigation would exercise its rights to terminate the Merger Agreement if the criteria specified above are met. Furthermore, if the Board of Directors of Navigation does elect to terminate the Merger Agreement in such circumstances, we cannot assure you that SouthTrust would elect to increase the Conversion Ratio as provided in the Merger Agreement.

         Shareholders of Navigation should be aware that any increase in the Conversion Ratio, if at all, will be based on the average last sales price of shares of SouthTrust Common Stock during the twenty trading day period ending on the Determination Date. Accordingly, because the market price of shares of SouthTrust Common Stock will fluctuate between the Determination Date and the Effective Time of the Merger, as well as on the date certificates representing shares of SouthTrust Common Stock are delivered in exchange for shares of Navigation Common Stock following consummation of the Merger, the value of the shares of SouthTrust Common Stock actually received by shareholders of Navigation may be more or less than the Average Closing Price used to determine the increased Conversion Ratio.

EFFECTIVE TIME OF THE MERGER

         The Merger will become effective on the date and at the time on which the Merger is deemed effective by the Comptroller. The Merger Agreement provides that, unless otherwise mutually agreed upon in writing, the parties to the Merger Agreement will use their reasonable efforts to cause such Effective Time to occur as soon as practicable following the later to occur of (1) the effective date (including expiration of any applicable waiting period) of the last required consent of any regulatory authority having authority over and approving or exempting the Merger, and (2) the date on which the shareholders of Navigation approve the Merger Agreement, although SouthTrust and Navigation may agree to another date. The Merger cannot become effective until the shareholders of Navigation have approved the Merger Agreement and all required regulatory approvals and actions have been obtained and taken.

         THE CO-VOTING REPRESENTATIVES HAVE AGREED TO VOTE THE SHARES OF NAVIGATION COMMON STOCK OVER WHICH THEY HAVE VOTING CONTROL IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT. ACCORDINGLY, IT IS ANTICIPATED THAT THE MERGER AGREEMENT WILL BE ADOPTED, AND CONSEQUENTLY, THE MERGER WILL BE APPROVED, AT THE SPECIAL MEETING. HOWEVER, NO ASSURANCE CAN BE PROVIDED THAT THE NECESSARY SHAREHOLDER AND REGULATORY APPROVALS WILL BE OBTAINED OR THAT OTHER CONDITIONS PRECEDENT TO THE MERGER CAN OR WILL BE SATISFIED. NAVIGATION AND SOUTHTRUST ANTICIPATE THAT ALL CONDITIONS TO CONSUMMATION OF THE MERGER WILL BE SATISFIED SO THAT THE MERGER CAN BE CONSUMMATED ON OR BEFORE JULY 30, 1999. HOWEVER, DELAYS IN THE CONSUMMATION OF THE MERGER COULD OCCUR.

         Either SouthTrust, ST-Sub, ST-Bank or Navigation generally may terminate the Agreement if the Merger is not consummated on or prior to October 31, 1999, but only if the party electing to terminate is not then in breach of any representations, warranties, covenants or other agreements contained in the Merger Agreement. See "THE MERGER - Regulatory Approvals and Certain Other Conditions to Consummation of the Merger" at p. 28 and "THE MERGER - Termination" at p. 30.

EXCHANGE OF STOCK CERTIFICATES

         Promptly after the Effective Time of the Merger, SouthTrust and Navigation will cause the exchange agent selected by SouthTrust (the "Exchange Agent") to mail appropriate transmittal materials to each former holder of record of shares of Navigation Common Stock. Shareholders should use these transmittal materials to exchange their certificates which formerly represented shares of Navigation Common Stock for exchange and conversion into shares of SouthTrust Common Stock in accordance with the procedures provided for in this Proxy Statement/Prospectus and in the Merger Agreement. The shareholders of Navigation should carefully follow the instructions in the letter of transmittal to ensure proper delivery of their shares of Navigation Common Stock to the Exchange Agent. NAVIGATION SHAREHOLDERS SHOULD NOT SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS.

         After the Effective Time of the Merger, each holder of shares of Navigation Common Stock shall surrender the certificates representing those shares to the Exchange Agent and shall promptly receive in exchange:

         - certificates representing the shares of SouthTrust Common Stock to which they are entitled;

         - all undelivered dividends or distributions on shares of SouthTrust Common Stock declared after the Effective Time of the Merger (but without interest on such amounts); and

         - cash in lieu of fractional shares of SouthTrust Common Stock to which the shareholder may otherwise be entitled.

A shareholder of Navigation will not receive any shares of SouthTrust Common Stock or other related payments until the shareholder has surrendered the shares of Navigation Common Stock held by the shareholder for exchange. Neither SouthTrust nor the Exchange Agent shall be liable to a holder of shares of Navigation Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property law.

         Whenever SouthTrust may declare a dividend or other distribution on shares of SouthTrust Common Stock, with a record date at or after the Effective Time of the Merger, all shares issuable pursuant to the Merger Agreement will also be included in the declaration so that all shareholders of Navigation will receive the dividend or declared distribution on all shares of SouthTrust Common Stock issued, or to be issued, to the shareholder in the Merger. However, after the Effective Time of the Merger, a shareholder of Navigation will not receive any dividend or other distribution payable after the Effective Time of the Merger with respect to shares of SouthTrust Common Stock unless and until the holder duly surrenders his or her certificates representing shares of Navigation Common Stock.

         After the Effective Time of the Merger, there will be no transfers of shares of Navigation Common Stock on Navigation's stock transfer books. If certificates formerly representing shares of Navigation Common Stock are presented for transfer after the Effective Time of the Merger, they will be canceled and exchanged for shares of SouthTrust Common Stock and a check for the amount due in lieu of fractional shares, if any, pursuant to the Merger Agreement.

RESALE OF SHARES OF SOUTHTRUST COMMON STOCK RECEIVED IN THE MERGER

         SouthTrust has registered the shares of SouthTrust Common Stock to be issued pursuant to the Merger Agreement, as required under the Securities Act. Therefore, shareholders of Navigation can sell their shares of SouthTrust Common Stock without restriction unless the shareholder was deemed to be an "affiliate" (as that term is defined in the rules under the Securities Act) of Navigation or becomes an affiliate of SouthTrust. Affiliates of Navigation may resell the shares of SouthTrust Common Stock received by them in the Merger only.

         - pursuant to an effective registration statement filed to permit resale by shareholders who are affiliates;

         -        pursuant to Rule 145 under the Securities Act; or

         - in transactions which are otherwise exempt from registration under the Securities Act.

         SouthTrust will not be obligated and does not intend to register its shares under the Securities Act for resale by shareholders who are affiliates. Under the volume limitations of Rule 145, and based upon outstanding shares of SouthTrust Common Stock as of March 31, 1999 (exclusive of shares of SouthTrust Common Stock to be issued in the Merger), each affiliate of Navigation will be free to resell, during any given three-month period, up to approximately 1,673,248 shares of SouthTrust Common Stock, provided that such affiliate otherwise complies with the provisions of Rule 145.

         This Proxy Statement/Prospectus does not cover any resales of shares of SouthTrust Common Stock received by persons who may be deemed to be affiliates of Navigation or SouthTrust.

         Navigation has identified certain persons as affiliates of Navigation. Each of those affiliates has executed a written agreement in the form provided for in the Merger Agreement providing that such affiliate will not sell, transfer or otherwise dispose of such shares of SouthTrust Common Stock to be received by such affiliate upon consummation of the Merger, except

         - in compliance with the Securities Act or the rules and regulations thereunder, and

         - after financial results covering at least 30 days of combined operations of Navigation and SouthTrust have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

ACCOUNTING TREATMENT

         SouthTrust will account for the Merger as a pooling of interests. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of Navigation and SouthTrust will be carried forward at their previously recorded amounts. The Merger Agreement provides, as a condition of SouthTrust's obligations to consummate the Merger, that the transactions contemplated by the Merger Agreement qualify for pooling of interest accounting treatment, as determined by SouthTrust. To assure the availability of pooling-of-interests accounting treatment, affiliates of Navigation will be subject to certain restrictions on transfers of the SouthTrust Common Stock they receive. For more information on these restrictions, see "THE MERGER - Resale of Shares of SouthTrust Common Stock Received in the Merger" at p. 27.

REGULATORY APPROVALS AND CERTAIN OTHER CONDITIONS TO THE MERGER

         SouthTrust and Navigation will not be obligated to consummate the Merger until certain conditions are satisfied, including, among others, (1) the receipt of all required regulatory approvals with respect to the Merger, (2) the approval of the Merger Agreement by the requisite vote of Navigation shareholders, and (3) certain other conditions as described in more detail below.

         SouthTrust and Navigation have submitted applications for the approvals described below to the appropriate regulatory agencies. WE CANNOT ASSURE YOU THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE TIMING OF ANY SUCH APPROVALS. Any such approvals may impose conditions or be restricted in a manner (including requirements relating to the raising of additional capital or the disposition of assets) which in the reasonable judgment of the Board of Directors of either SouthTrust or Navigation would so materially adversely impact the economic or business benefits of the transactions contemplated by the Agreement that, SouthTrust or Navigation would not, in its reasonable judgment, have entered into the Merger Agreement had such condition or requirement been known.

         Any approval received from bank regulatory agencies reflects only their view that the Merger does not contravene applicable competitive standards imposed by law, and that the Merger is consistent with regulatory policies relating to safety and soundness. THE APPROVAL OF THE BANK REGULATORY AGENCIES IS NOT AN ENDORSEMENT OR RECOMMENDATION OF THE MERGER.

         Navigation and SouthTrust are not aware of any material governmental approvals or actions that are required for consummation of the Merger, except those described below. If any other approval or action is required, SouthTrust and Navigation plan to seek such approval or action.

         The Merger cannot be consummated without certain regulatory approvals, including the approval of the Comptroller under the Bank Merger Act, which prohibits the merger or consolidation of any insured institution with any other depository institution without the approval of the insured institution's primary federal supervisory regulatory agency. On May 25, 1999 ST-Bank submitted to the Comptroller an application seeking approval of the Merger.

         The Bank Merger Act requires that the Comptroller take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. In essence, the Comptroller will deny approval of the Merger

         - if such transaction would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or

         - if the effect of such transaction in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the relevant regulatory agency finds that the anti-competitive effects of such merger are clearly outweighed by the public interest and by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. Under the Bank Merger Act, the Comptroller also considers whether the proposed transaction can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interests, or unsound banking practices. The Comptroller has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977. In addition, the Merger may not be consummated until the 30th day following the date of the approval of the Comptroller, during which period the United States Department of Justice may comment adversely on the transaction or challenge the Merger on antitrust grounds. However, the Merger may be consummated on or after the 15th day following the date of the approval of the Comptroller if the Comptroller does not receive any adverse comments from the United States Attorney General and the United States Attorney General consents to the shorter period. The commencement of an antitrust action would suspend the effectiveness of such an approval unless a court specifically orders otherwise. There can be no assurance that the United States Department of Justice or a State Attorney General will not challenge the Merger or, if such a challenge is made, as to the result of such a challenge.

         The consummation of the Merger is subject to (1) receipt of all necessary regulatory approvals and the expiration of all required notice and waiting periods following the granting of such approvals, (2) the approval of the Merger Agreement by the requisite vote of the shareholders of Navigation and
(3) the satisfaction of certain other conditions on or before the Effective Time of the Merger. Such additional conditions include, among others, the following:

         - neither the Commission nor any other Regulatory Authority will have issued any stop orders suspending the effectiveness of the Registration Statement or initiated or threatened any proceeding to suspend the effectiveness of the Registration Statement;

         - the representations and warranties of SouthTrust and Navigation, respectively, made in the Merger Agreement and assessed as of the time of the Merger Agreement and as of all times up to and including the Effective Time of the Merger will be accurate to the extent provided for in the Merger Agreement;

         - SouthTrust and Navigation, respectively, will have performed, and complied with all of their respective agreements and covenants pursuant to the Merger Agreement;

         - the receipt by Navigation of the opinion of Bradley Arant Rose & White LLP as to certain tax matters (see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES");

         - the receipt by Navigation of the opinion of Bradley Arant Rose & White LLP as to certain matters and the receipt by SouthTrust of the opinion of Hausler, Farra & Kennedy, as to certain matters;

         - no court or governmental or regulatory authority of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any law, order or similar restriction or taken any other action which prohibits or makes illegal the consummation of the transactions contemplated by the Merger Agreement;

         - the shares of SouthTrust Common Stock issuable pursuant to the Merger will have been approved for listing on NASDAQ;

         - SouthTrust shall not have determined that the transactions contemplated by the Merger Agreement fail to qualify for pooling of interests accounting treatment; and

         - in the case of SouthTrust's obligations, the holders of not more than 5% of the outstanding shares of Navigation Common Stock, will have taken appropriate steps to dissent from the Merger.

WAIVER AND AMENDMENT

         At any time before the Effective Time of the Merger, any party to the Merger Agreement may: (1) waive any default in the performance of any term of the Merger Agreement by the other party; (2) waive or extend the time for compliance or fulfillment by the other party of any and all of such other parties' obligations; and (3) waive any or all conditions to its obligations under the Merger Agreement, except any condition which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

         The parties to the Merger Agreement may amend the Merger Agreement in writing if all of the parties to the Merger Agreement execute the written amendment, except that the parties may not amend the Merger Agreement to reduce or modify the consideration to be received by the holders of Navigation Common Stock.

TERMINATION

         The Merger Agreement may be terminated and the Merger abandoned, at any time prior to the Effective Time of the Merger in any of the following ways:

         1. by the mutual consent in writing of SouthTrust, ST-Sub, ST-Bank and Navigation;

         2. by SouthTrust, ST-Sub, ST-Bank or Navigation if the Merger shall not have occurred on or prior to October 31, 1999, provided that the failure to consummate the Merger on or before such date is not accompanied by any breach of any of the representations, warranties, covenants or other agreements contained in the Merger Agreement by the party electing to terminate;

         3. by SouthTrust, ST-Sub, ST-Bank or Navigation (if the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement) if the other party's representations or warranties are inaccurate and the inaccuracy cannot be or has not been cured within a specified period;

         4. by SouthTrust, ST-Sub, ST-Bank or Navigation (if the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement) if the other party has materially breached any covenant or other agreement given by it and the breach cannot be or has not been cured within a specified period;

         5. by SouthTrust, ST-Sub, ST-Bank or Navigation if (1) any consent from any regulatory authority required to consummate the Merger is denied in a final appeal, (2) the parties fail to appeal within the specified period any decision of a regulatory authority denying approval of the Merger, or (3) the shareholders of Navigation fail to vote in favor of the Merger Agreement and the Merger;

         6. by SouthTrust or Navigation (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions to the obligations of the nonterminating party to consummate the Merger cannot be satisfied or fulfilled which include, but are not limited, to the following:

                  (a) the terminating party shall have determined that any fact, event or condition exists that, in the judgment of the terminating party:

                  - has a Material Adverse Effect or can be reasonably foreseen to have a Material Adverse Effect on the nonterminating party or the consummation of the transactions contemplated by the Merger Agreement;

                  - would be materially adverse to the interests of the terminating party on a consolidated basis, if applicable;

                  - would be of such significance with respect to the business or economic benefits expected to be obtained by the terminating party so as to render communication of the Merger inadvisable; or

                  - renders the Merger or the other transactions contemplated by the Merger Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or any other national securities exchange; or

                  (b)      there shall be any litigation or threat of litigation

                  - challenging the validity or legality of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement;

                  - seeking damages in connection with the consummation of the transactions contemplated by the Merger Agreement; or

                  - seeking to restrain or invalidate the consummation of the transactions contemplated by the Merger Agreement.

         7. by SouthTrust, ST-Sub or ST-Bank, if any shareholder of Navigation has commenced or threatened to commence any litigation challenging the validity of the decision of Navigation that Section 6 of the Voting and Stock Restriction Agreement is not applicable to the Merger; or

         8. by Navigation if the actual average closing price of shares of SouthTrust Common Stock for the twenty (20) consecutive days shares of SouthTrust Common Stock are traded on NASDAQ, ending on the forty-fifth (45th) day prior to the anticipated closing date, is less than $33.52, as set forth in more detail in "THE MERGER - Possible Conversion Ratio Adjustment" at p. 25.

         If the Merger Agreement is terminated, then the only liability or further obligation that will continue under the Merger Agreement (other than a possible termination fee), will be liability by a breaching party for any uncured willful breach of any representations, warranties, covenants or other agreements giving rise to such termination. Furthermore, Navigation shall pay SouthTrust a cash amount of $750,000 as an agreed-upon termination fee as the sole and exclusive remedy of SouthTrust against Navigation if (1) Navigation receives an offer or proposal to enter an acquisition transaction with a third party, (2) the Merger Agreement and the Merger are then disapproved by Navigation or the shareholders of Navigation, and (3) Navigation consummates or agrees to consummate an acquisition transaction with a third party within one year after the Merger Agreement is disapproved by Navigation or the shareholders of Navigation.

CERTAIN EXPENSES

         The parties to the Merger Agreement will bear their own expenses incurred in connection with consummating the transactions contemplated by the Merger Agreement. SouthTrust will pay all the filing fees payable in connection with the Registration Statement and the Proxy Statement/Prospectus and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement/Prospectus.

RIGHTS OF DISSENT AND APPRAISAL

         A shareholder of Navigation may dissent from the Merger and receive in cash the fair value, as of the day immediately preceding the Special Meeting, of the shares of Navigation Common Stock held by such shareholder pursuant to Articles 5.12 and 5.13 of the Texas Business Corporation Act ("the Dissent Provisions"). The following is only a summary of the Dissent Provisions. We urge each shareholder of Navigation to read carefully the full text of the Dissent Provisions set forth as Exhibit C to this Proxy Statement/Prospectus.

         Under the Dissent Provisions, a shareholder of Navigation may dissent from the Merger by (1) filing with Navigation, prior to the Special Meeting a written objection to the Merger and (2) within ten (10) days of ST-Bank delivering notice of the approved Merger to the shareholder, making a written request to ST-Bank to receive the fair value of the shares of Navigation Common Stock held by such shareholder. In the written objection sent to Navigation, the dissenting shareholder must state the shareholder's intent to exercise the shareholder's right of dissent if the Merger is approved, along with the shareholder's address. A shareholder of Navigation who votes for adoption of the Merger Agreement at the Special Meeting will be prohibited from exercising the shareholder's right of dissent.

         If the Merger is approved, then Navigation will deliver or mail to the shareholder, within ten (10) days after the Merger is effected, written notice that the Merger has been effected. Within ten (10) days after the mailing of the notice, the dissenting shareholder, provided the shareholder has not voted in favor of adopting the Merger Agreement and approving the Merger at the Special Meeting, may make written demand upon ST-Bank for payment of the fair value of the shareholder's shares of Navigation Common Stock. The fair value of the shares shall be the value of the shares on the day immediately preceding the Special Meeting, excluding any appreciation or depreciation in anticipation of the Merger. The dissenting shareholder's written demand shall state the number and class of the shares owned by the shareholder and the fair value as estimated by the shareholder. Any shareholder of Navigation who fails to make demand within the ten (10) day period shall be bound by the Merger and shall receive shares of SouthTrust Common Stock, as determined by the Conversion Ratio of 11.1149, as may be adjusted in certain circumstances. Within twenty (20) days after demanding payment, each holder of certificates representing shares so demanding payment must submit such certificates to the corporation for notation thereon that such demand has been made. Any dissenting shareholder who fails to submit the certificates shall their dissent rights terminated at the option of the corporation, unless a court of competent jurisdiction shall otherwise direct.

         ST-Bank will either accept or not accept the shareholder's estimate of the fair value of the shareholder's shares of Navigation Common Stock. If ST-Bank accepts the shareholder's estimate, then ST-Bank will notify the shareholder, within twenty (20) days of receiving the shareholder's estimate, that ST-Bank, as escrow agent, agrees to pay that amount within ninety (90) days of the date the Merger is effected, provided the shareholder surrenders the certificates representing the shares of Navigation Common Stock held by the shareholder, duly endorsed.

         If ST-Bank does not accept the shareholder's estimate of the fair value of the shareholder's shares of Navigation Common Stock, then ST-Bank will notify the shareholder, within twenty (20) days of receiving the shareholder's estimate, of ST-Bank's estimate of the fair value of the shares, along with an offer to pay that amount within ninety (90) days after the Merger is effected, provided ST-Bank receives, within sixty (60) days after the Merger is effected, notice from the shareholder that the shareholder agrees to accept ST-Bank's estimate and upon surrender of the certificates representing the shares of Navigation Common Stock held by the shareholder, duly endorsed.

         Accordingly, if within sixty (60) days after the date the Merger is effected, the shareholder and ST-Bank have agreed on an estimate of the fair value of the shares of Navigation Common Stock held by the shareholder because either ST-Bank or the shareholder has accepted the estimate of the other, then the shareholder shall surrender the certificates representing the shares of Navigation Common Stock held by the shareholder, and

ST-Bank, as escrow agent, shall pay the shareholder the amount agreed upon within ninety (90) days after the Merger is effected.

         If, however, within sixty (60) days after the date the Merger is effected, the shareholder and ST-Bank do not agree on an estimate of the fair value of the shares of Navigation Common Stock held by the shareholder, then within sixty (60) days of the expiration of the sixty (60) day period either party may file a petition in a court of competent jurisdiction in Harris County, Texas, asking for a determination of the value of the shares of Navigation Common Stock held by the shareholder. The court shall appoint one or more appraisers to determine the value, and the court shall make the final, binding determination of the value of the shares of Navigation Common Stock held by the shareholder. ST-Bank, as escrow agent, shall pay that amount, plus interest, to the shareholder upon surrender of the certificates representing the shares of Navigation Common Stock held by the shareholder, duly endorsed. The court shall allot between the shareholder and ST-Bank all court costs and appraisal fees as the court determines to be fair and equitable.

CONDUCT OF BUSINESS BY NAVIGATION PENDING THE MERGER

         The Merger Agreement provides that, until the Effective Time of the Merger, and except with the prior approval of SouthTrust, or as otherwise required by law or regulation, Navigation will operate its business only in the usual, regular and ordinary course, preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees. Navigation also will take no action which would adversely affect its ability to obtain required regulatory approvals or to perform any of its material obligations under the Merger Agreement. The Merger Agreement further provides that, until the Effective Time of the Merger, Navigation will NOT do or agree or commit to do any of the following without the prior written consent of SouthTrust:

         (1) change, delete or add any provision of or to the Articles of Association or Bylaws of Navigation;

         (2) (A) change the number of shares of the authorized, issued or outstanding capital stock of Navigation; (B) issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of Navigation; or (C) declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of Navigation;

         (3) incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice;

         (4) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000 other than pursuant to binding commitments existing on December 31, 1998 and disclosed in a Disclosure Schedule delivered pursuant to the Merger Agreement and other than expenditures necessary to maintain existing assets in good repair;

         (5) sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein or any tangible or intangible personal property having a book value in excess of or in exchange for consideration in excess of $25,000 for each such parcel or interest;

         (6) (A) pay any bonuses to any executive officer or director except pursuant to the terms of an enforceable written agreement as reflected in a Disclosure Schedule delivered pursuant to the Merger Agreement; (B) enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; (C) alter the terms of any existing incentive bonus or commission plan; (D) adopt any new or amend in any material respect any existing employee benefit plan or bonus plan, except as may be required by law; (E) grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; (F) grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; or (G) effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

         (7) enter into or extend any agreement, lease or license relating to real property, tangible or intangible personal property or any service or other function (including, without limitation), data processing or bankcard functions relating to Navigation that involves an aggregate of $25,000;

         (8) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with Navigation's past practices;

         (9) purchase or otherwise acquire any investment securities for its own account having an average remaining life to maturity greater than five years, or any asset-backed security, other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or Home Loan Mortgage Corporation, or any Derivative Contract (as defined in the Merger Agreement); or

         (10) acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (A) any internal reorganization or consolidation involving Navigation which has been approved in advance in writing by SouthTrust, (B) foreclosures in the ordinary course of business, (C) acquisitions of control by Navigation in a fiduciary capacity or (D) the creation of new subsidiaries organized to conduct and continue activities otherwise permitted by this Agreement.

No Solicitation

         Navigation has also agreed that it will not, acting through any director or officer or other agent, nor shall it authorize or knowingly permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by Navigation to, solicit or encourage, including by way of furnishing information, any inquiries or the making of any proposal which may reasonably be expected to lead to any takeover proposal with respect to Navigation. Navigation has agreed to promptly advise SouthTrust orally and in writing of any such inquiries or proposals received by Navigation. As used in this paragraph, "takeover proposal" means any proposal for a merger or other business combination involving Navigation or for the acquisition of a significant equity interest in Navigation or for the acquisition of a significant portion of the assets or liabilities of Navigation.

         In addition, Navigation has also agreed that, except to the extent necessary to comply with the fiduciary duties of the Board of Directors of Navigation, as advised in writing by counsel to the Board of Directors of Navigation, Navigation nor any officer, director, employee or representative of Navigation shall not furnish any non-public information that it is not legally obligated to furnish or negotiate or enter into any agreement or contract with respect to any takeover proposal.

         Notwithstanding this, Navigation may communicate information about a takeover proposal to its shareholders if and to the extent it is required to do so in order to comply with its legal obligations as advised in writing by legal counsel.

BUSINESS AND MANAGEMENT OF NAVIGATION FOLLOWING THE MERGER; PLANS FOR BUSINESS OF NAVIGATION

         Upon consummation of the Merger, Navigation will be merged into ST-Bank, with ST-Bank being the surviving corporation in the Merger (the "Surviving Corporation"). After the Effective Time of the Merger, SouthTrust will integrate the operations of Navigation into the operations of ST-Bank, with efforts directed toward preserving the existing customer and banking relationships of Navigation as part of ST-Bank. Navigation and SouthTrust anticipate that the Board of Directors of the Surviving Corporation will consist of those persons who are serving as directors of ST-Bank as of the Effective Time of the Merger, and any other person designated in writing by SouthTrust at or prior to the Effective Time of the Merger to serve as a director of the Surviving Corporation. Navigation and SouthTrust further anticipate that the officers of the Surviving Corporation will be those persons serving as officers of ST-Bank as of the Effective Time of the Merger, and any other person designated in writing by SouthTrust at or prior to the Effective Time of the Merger to serve as an officer of the Surviving Corporation.

         Following the Effective Time of the Merger, SouthTrust has agreed:

         - to cover the officers and employees of Navigation who are employed by ST-Bank under the employee benefit plans of SouthTrust;

         - to grant such employees coverage and benefits under such employee benefit plans comparable to those granted SouthTrust employees of comparable position and seniority; and,

         - subject to the provisions discussed in the following paragraph, to credit service with Navigation prior to the Effective Time of the Merger for purposes of determining eligibility of such employees to participate in such employee benefit plans.

         With respect to the issue of credit for services, the following exceptions will apply:

         - with respect to SouthTrust's group medical insurance plan, SouthTrust will credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under Navigation's group medical insurance plan during calendar year 1999 for purposes of satisfying the deductible provisions under SouthTrust's group medical benefits plan for calendar year 1999; and

         - credit for each such employee's past service with Navigation prior to the Effective Time of the Merger will be given by SouthTrust to employees for purposes of: (1) determining vacation and sick leave benefits and accruals in accordance with the established policies of SouthTrust; (2) establishing eligibility for participation in, and vesting under, SouthTrust's employee benefits plans and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service (except that such credit for past service will not be given to any such employee for purposes of establishing eligibility for participation in the 1990 Discounted Stock Plan of SouthTrust); and (3) for determining satisfaction of applicable waiting periods under SouthTrust's employee benefit plans for pre-existing conditions.

         The Merger Agreement further provides that the Navigation Bank 401(k) Plan will either be merged into the SouthTrust Corporation Employee's Profit Sharing Plan (the "STPS Plan") effective as of January 1 of the year following the Effective Time of the Merger or will be terminated as of a date prior to, on or after the Effective Time of the Merger. From and after January 1 following the Effective Time of the Merger, for purposes of determining eligibility to participate in, and vesting in accrued benefits under, both the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan") and the STPS Plan, employment by Navigation will be credited as if it were employment by SouthTrust, but such service will not be credited for purposes of determining benefit accrual under the ST Retirement Plan.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is a summary of the material federal income tax consequences of the Merger to holders of shares of Navigation Common Stock. The discussion is included for general information purposes only and applies only to those holders of shares of Navigation Common Stock who hold such shares as capital assets. This discussion may not apply to taxpayers in special situations, such as holders of shares of Navigation Common Stock, if any, who received their shares upon the exercise of employee stock options or otherwise as compensation and holders that are insurance companies, securities dealers, financial institutions or foreign persons.

EACH HOLDER OF SHARES OF NAVIGATION COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE FEDERAL INCOME TAX CONSEQUENCES IN HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.


         Neither SouthTrust, ST-Sub, ST-Bank nor Navigation has requested or will receive an advance ruling from the Internal Revenue Service ("IRS") as to any of the federal income tax consequences of the Merger to holders of shares of Navigation Common Stock or to SouthTrust, ST-Sub, ST-Bank or Navigation. The consummation of the Merger is conditioned upon the receipt by Navigation of an opinion of Bradley Arant Rose & White LLP as to certain of the federal income tax consequences of the Merger to the holders of shares of Navigation Common Stock. The opinion of Bradley Arant Rose & White LLP is based entirely upon the Code, current regulations under the Code, current administrative rulings and practice, and judicial authority, all of which are subject to change, possibly with retroactive effect. Management of SouthTrust has represented to Bradley Arant Rose & White LLP that it has no plan or intention to cause SouthTrust to redeem or otherwise reacquire the shares of SouthTrust Common Stock issued in the Merger, and Bradley Arant Rose & White LLP has relied upon this, and other representations by SouthTrust and by Navigation in rendering its opinion.

         Unlike a ruling from the IRS, an opinion is not binding on the IRS and SouthTrust and Navigation cannot (and do not here) assure the shareholders of Navigation that the IRS will not take a position contrary to one or more positions reflected in this Proxy Statement/Prospectus or that the positions stated in the opinion will be upheld by the courts if challenged by the IRS.

         In the opinion of Bradley Arant Rose & White LLP, the following federal income tax consequences to the holders of Navigation Common Stock will result from the Merger:

                  (1) For federal income tax purposes the Merger will be viewed as an acquisition by ST-Sub of substantially all of the assets of Navigation solely in exchange for shares of SouthTrust voting Common Stock and the assumption of all the liabilities of Navigation by ST-Sub, followed by the transfer of the assets of Navigation to ST-Bank and the assumption by ST-Bank of the liabilities of Navigation.

                  (2) The acquisition by ST-Sub of substantially all of the assets of Navigation in exchange solely for shares of SouthTrust voting Common Stock and the assumption by ST-Sub of Navigation's liabilities will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code. For purposes of the opinion, "substantially all" means at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of Navigation. Pursuant to Section 368(a)(2)(C) of the Code, the acquisition by ST-Sub of substantially all of the assets of Navigation will not be disqualified under Section 368(a)(1)(C) of the Code solely by reason of the fact that the assets of Navigation that were acquired by ST-Sub are transferred to ST-Bank. SouthTrust, ST-Sub and Navigation each will be a "party to the reorganization" within the meaning of
         Section 368(b) of the Code. The requirement under Section 368(a)(2)(G) of the Code that Navigation distribute the stock, securities, and other properties it receives, as well as its other properties, in pursuance of the plan of reorganization will be satisfied by reason of the issuance by ST-Sub of the merger consideration directly to the holders of Navigation Common Stock, and by reason of the cessation of the separate corporate existence of Navigation pursuant to the Merger Agreement and the applicable provisions of the Texas Code.

                  (3) No gain or loss will be recognized by the shareholders of Navigation upon the receipt of shares of SouthTrust Common Stock (including the Rights associated therewith) solely in exchange for their shares of Navigation Common Stock. In addition, no gain or loss will be recognized by shareholders of Navigation upon the receipt of the Rights attached to the shares of SouthTrust Common Stock.

                  (4) The basis of the shares of SouthTrust Common Stock to be received by the shareholders of Navigation will be the same as the basis of the shares of Navigation Common Stock surrendered in exchange therefor, except for the basis allocated to any fractional shares.

                  (5) The holding period of the shares of SouthTrust Common Stock to be received by the shareholders of Navigation will include the period during which shares of Navigation Common Stock surrendered in exchange therefor were held, provided that the shares of Navigation Common Stock were held as capital assets within the meaning of Section 1221 of the Code as of the Effective Time of the Merger.

                  (6) Shareholders of Navigation who exercise dissenters' rights, and as a result of which receive only cash, will be treated as having received such cash as a distribution in redemption of their shares of Navigation Common Stock, subject to the provisions and limitations of Section 302 of the Code. Those shareholders of Navigation who hold no shares of SouthTrust Common Stock, directly or indirectly through the application of Section 318(a) of the Code, following the Merger shall be treated as having a complete termination of interest within the meaning of Section 302(b)(3) of the Code, and the cash received by them will be treated as a distribution in full payment in exchange for their shares of Navigation Common Stock as provided in Section 302(a) of the Code. As provided in Section 1001 of the Code, gain will be realized and recognized by such shareholders measured by the difference between the redemption price and the adjusted basis of the shares of Navigation Common Stock surrendered as determined under Section 1011 of the Code. Provided Section 341 of the Code (relating to collapsible corporations) is inapplicable and the shares of Navigation Common Stock are a capital asset in the hands of such shareholders, the gain, if any, will constitute capital gain. Such gain will constitute a long-term capital gain if the surrendered shares of Navigation Common Stock were held by the shareholder for a period greater than one year prior to the Merger; if the surrendered shares of Navigation Common Stock where held by such shareholder for a period of one year or less, the gain will constitute short-term capital gain.

                  (7) Payment of cash to a holder of shares of Navigation Common Stock in lieu of issuing a fractional share of SouthTrust Common Stock will be treated as if the fractional share actually was issued as part of the Merger and then was redeemed by SouthTrust. This cash payment will be treated as having been received as a distribution in full payment in exchange for the stock redeemed. Generally, any gain or loss recognized upon such exchange will be a capital gain or loss.

         The opinion of Bradley Arant Rose & White LLP is rendered solely with respect to certain federal income tax consequences of the Merger under the Code, and does not extend to the income or other tax consequences of the Merger under the laws of any State or any political subdivision of any State. The opinion also does not extend to any tax effects or consequences of the Merger to SouthTrust, ST-Sub or ST-Bank other than those expressly stated in the opinion. No opinion is expressed as to the federal tax treatment of the transaction under any other provisions of the Code and regulations, or about the tax treatment of any conditions existing at the time of, or effects resulting from, the transaction that are not specifically covered by the opinion.


                     DESCRIPTION OF SOUTHTRUST CAPITAL STOCK

GENERAL

         The authorized capital stock of SouthTrust consists of 500,000,000 shares of common stock, par value $2.50 per share (referred to throughout this Proxy Statement/Prospectus as "SouthTrust Common Stock"), and 5,000,000 shares of preferred stock, par value $1.00 per share ("SouthTrust Preferred Stock"). As of March 31, 1999, there were 167,324,797 shares of SouthTrust Common Stock issued and outstanding, exclusive of shares held as treasury stock, and no shares of SouthTrust Preferred Stock were outstanding. In addition, 500,000 shares of SouthTrust Preferred Stock designated as Series A Junior Participating Preferred Stock were reserved for issuance upon the exercise of certain rights described below under "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK -- SouthTrust Common Stock-Stockholder Rights Plan" at p. 39.

         Since SouthTrust is a holding company, the right of SouthTrust, and hence the right of creditors and stockholders of SouthTrust, to participate in any distribution of assets of any subsidiary (including ST-Bank) upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of SouthTrust itself as a creditor of the subsidiary may be recognized.

         The following summary is not intended to be complete and is subject in all respects to the applicable provisions of the General Corporation Law of the State of Delaware and SouthTrust's Restated Certificate of Incorporation, including the Certificate of Designations describing the Series A Junior Participating Preferred Stock, and SouthTrust's Restated By-laws.

SOUTHTRUST COMMON STOCK

Dividend Rights

         Holders of shares of SouthTrust Common Stock are entitled to dividends when, as and if declared by SouthTrust's Board of Directors out of funds legally available for payment of dividends, subject to any prior rights of any shares of SouthTrust Preferred Stock outstanding. Under Delaware law, SouthTrust may pay dividends out of surplus (whether capital surplus or earned surplus) or net profits for the fiscal year in which declared or for the preceding fiscal year, even if its surplus accounts are in a deficit position. The sources of funds for payment of dividends by SouthTrust are its subsidiaries. Because its primary subsidiary is a bank, payments made by such subsidiary to SouthTrust are limited by law and regulations of the bank regulatory authorities. See "MARKET PRICE AND DIVIDEND INFORMATION RESPECTING SHARES OF SOUTHTRUST COMMON STOCK AND SHARES OF NAVIGATION COMMON STOCK" at p. 41

Voting Rights and Other Matters

         The holders of shares of SouthTrust Common Stock are entitled to one vote per share on all matters brought before the stockholders. The holders of shares of SouthTrust Common Stock do not have the right to cumulate their shares of SouthTrust Common Stock in the election of directors. SouthTrust's Restated Certificate of Incorporation requires the vote of the holders of 70% of the voting power of the outstanding voting securities of SouthTrust to approve a transaction or a series of transactions with an "Interested Stockholder" (generally defined as a holder of more than 10% of the voting stock of SouthTrust or an affiliate of such a holder) pursuant to which SouthTrust would be merged into or with another corporation or securities of SouthTrust would be issued in a transaction which would permit control of SouthTrust to pass to another entity, or similar transactions having the same effect. An exception exists in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is recommended to the stockholders by a majority of the members of SouthTrust's Board of Directors who are unaffiliated with the Interested Stockholder and who were directors before the Interested Stockholder became an Interested Stockholder.

         The shares of SouthTrust Common Stock do not have any conversion rights, and there are no redemption or sinking fund provisions applicable to the shares of SouthTrust Common Stock. Holders of shares of SouthTrust Common Stock are not entitled to any preemptive rights to subscribe for any additional securities which may be issued.

Liquidation Rights

         In the event of liquidation, holders of shares of SouthTrust Common Stock will be entitled to receive pro rata any assets distributable to stockholders with respect to the shares held by them, after payment of indebtedness and such preferential amounts as may be required to be paid to the holders of any shares of SouthTrust Preferred Stock issued by SouthTrust.

Provisions with Respect to Board of Directors

         SouthTrust's Restated Certificate of Incorporation provides that the members of SouthTrust's Board of Directors are divided into three classes as nearly equal in number as possible. Stockholders elect each class for a three-year term. At each annual meeting of stockholders of SouthTrust, the stockholders elect roughly one-third of the members of SouthTrust's Board of Directors for a three-year term, and the other directors remain in office until their three-year terms expire. Therefore, control of SouthTrust's Board of Directors cannot be changed in one year, and at least two annual meetings must be held before stockholders can change a majority of the members of SouthTrust's Board of Directors.

Special Vote Requirements for Certain Amendments to Restated Certificate of Incorporation

         The General Corporation Law of the State of Delaware and the Restated Certificate of Incorporation and By-laws of SouthTrust provide that stockholders may remove a director, or SouthTrust's entire Board of Directors, only for cause. The Restated Certificate of Incorporation and By-laws of SouthTrust also provide that the affirmative vote of the holders of at least 70% of the voting power of the outstanding capital stock entitled to vote for the election of directors is required to remove a director or the entire Board of Directors from office. Stockholders may amend certain portions of the Restated Certificate of Incorporation of SouthTrust described in certain of the preceding paragraphs, including those related to business combinations and the classified Board of Directors, only by the affirmative vote of the holders of 70% of the voting power of the outstanding voting stock of SouthTrust.

Possible Effects of Special Provisions

         Certain of the provisions contained in the Restated Certificate of Incorporation and By-laws of SouthTrust described above have the effect of making it more difficult to change SouthTrust's Board of Directors, and may make SouthTrust's Board of Directors less responsive to stockholder control. These provisions also may tend to discourage attempts by third parties to acquire SouthTrust because of the additional time and expense involved and a greater possibility of failure. As a result, these provisions may adversely affect the price that a potential purchaser would be willing to pay for the capital stock of SouthTrust, thereby reducing the amount a stockholder might realize in, for example, a tender offer for the capital stock of SouthTrust.

Stockholder Rights Plan

         On December 16, 1998, the Board of Directors of SouthTrust declared a dividend to holders of SouthTrust Common Stock of record on February 22, 1999 (the "Record Date") of one right (a "Right" and collectively, the "Rights") for, and to be attached to, each share of SouthTrust Common Stock outstanding on that date. This new Stockholder Rights Plan replaced SouthTrust's Stockholder Rights Plan that expired on February 22, 1999. The new Stockholder Rights Plan will expire on February 22, 2009 unless the Rights are redeemed earlier.

         Each Right entitles the holder of the Right to purchase from SouthTrust one one-hundredth of a share of SouthTrust Preferred Stock designated as the Series 1999 Junior Participating Preferred Stock ("Series 1999 Preferred Stock") at a purchase price of $150.00.

         At no time will the Rights have any voting power. The Rights will only become exercisable if there is a publicly announced acquisition of, or tender offer for, 15% or more of the SouthTrust Common Stock, and the Board of Directors of SouthTrust determines not to redeem the Rights within ten days after the occurrence of such event, or promptly after the Board of Directors of SouthTrust determines that a person is an "Adverse Person."

         The provisions with respect to an Adverse Person in the Stockholder Rights Plan essentially grant the Board of Directors of SouthTrust the flexibility of triggering certain aspects of the Stockholder Rights Plan if it determines that a significant stockholder (a holder of 10% or more) has taken a position in SouthTrust Common Stock with the objective of reaping short-term financial gains to the detriment of the best long-term interests of SouthTrust and its stockholders. The Stockholder Rights Plan could be triggered by the Board of Directors of SouthTrust in such instance even though the stockholder did not own 15% of the SouthTrust Common Stock.

         Unless the Rights are redeemed by SouthTrust, the occurrence of certain takeover-related events will cause the Rights to convert into the right to acquire securities or other property of SouthTrust (or of the acquiror) at a significant discount. These takeover-related events include the merger of SouthTrust with and into any other person and the sale or transfer of 50% or more of the assets or earning power of SouthTrust. The effect is to dilute the acquiring person's interest in SouthTrust and to raise the price of acquiring SouthTrust. Since the Rights are subject to redemption prior to the occurrence of certain events, a potential acquiror can avoid triggering the Rights by negotiating with SouthTrust's Board of Directors to establish a full and fair offering price.

         The foregoing description of the Rights and the Series 1999 Preferred Stock is not intended to be complete and is qualified in its entirety by reference to the Rights Agreement between SouthTrust and ChaseMellon Shareholder Services LLC, as Rights Agent, and the Certificate of Designation for the Series 1999 Preferred Stock, copies of each of which are exhibits to the Registration Statement of which this Proxy Statement/Prospectus forms a part.

Transfer Agent

         The transfer agent for SouthTrust Common Stock is ChaseMellon Shareholder Services LLC.

SOUTHTRUST PREFERRED STOCK

General

         Under SouthTrust's Restated Certificate of Incorporation, SouthTrust's Board of Directors is authorized without further stockholder action to provide for the issuance of up to 5,000,000 shares of SouthTrust Preferred Stock, in one or more series, by adopting a resolution or resolutions providing for the issuance of such series and determining the relative rights and preferences of the shares of any such series with respect to the rate of dividend, call provisions, payments on liquidation, sinking fund provisions, conversion privileges and voting rights and whether the shares shall be cumulative, non-cumulative or partially cumulative. The holders of SouthTrust Preferred Stock would not have any preemptive right to subscribe for any shares issued by SouthTrust. It is not possible to state the actual effect of the authorization and issuance of SouthTrust Preferred Stock upon the rights of holders of SouthTrust Common Stock unless and until SouthTrust's Board of Directors determines the price and specific rights of the holders of a series of SouthTrust Preferred Stock. Such effects might include, however,

         - restrictions on dividends on shares of SouthTrust Common Stock if dividends on shares SouthTrust Preferred Stock have not been paid;

         - dilution of the voting power of shares of SouthTrust Common Stock to the extent that shares of SouthTrust Preferred Stock have voting rights, or that any share of SouthTrust Preferred Stock is convertible into a share of SouthTrust Common Stock;

         - dilution of the equity interest of shares of SouthTrust Common Stock unless the shares of SouthTrust Preferred Stock are redeemed by SouthTrust; and

         - shares of SouthTrust Common Stock not being entitled to share in SouthTrust's assets upon liquidation until satisfaction of any liquidation preference granted to shares of SouthTrust Preferred Stock.

         While the ability of SouthTrust to issue shares of SouthTrust Preferred Stock is, in the judgment of SouthTrust's Board of Directors, desirable in order to provide flexibility in connection with possible acquisitions and other corporate purposes, its issuance could impede an attempt by a third party to acquire a majority of the outstanding voting stock of SouthTrust.

Series 1999 Junior Participating Preferred Stock

         In connection with the adoption of the Stockholder Rights Plan described above, SouthTrust's Board of Directors designated 2,000,000 shares of SouthTrust's authorized but unissued SouthTrust Preferred Stock as Series 1999 Junior Participating Preferred Stock (which has been previously referred to as the "Series 1999 Preferred Stock"). The terms of the Series 1999 Preferred Stock are such that one share of Series 1999 Preferred Stock will be approximately equivalent in terms of dividend and voting rights to 100 shares of SouthTrust Common Stock. No shares of Series 1999 Preferred Stock have been issued as of the date of this Proxy Statement/Prospectus.

           MARKET PRICE AND DIVIDEND INFORMATION RESPECTING SHARES OF SOUTHTRUST COMMON STOCK AND SHARES OF NAVIGATION COMMON STOCK

MARKET PRICE

         The SouthTrust Common Stock is quoted on NASDAQ under the symbol SOTR. The following table sets forth, for the periods indicated, the high and low sales prices per share of the SouthTrust Common Stock as reported by NASDAQ. On {________}, 1999, the last reported sale price of the SouthTrust Common Stock as reported by NASDAQ was ${___}. All prices are adjusted to reflect a three-for-two stock split effected on February 26, 1998.



                                                                        Price*
                                                        -------------------------------------
                                                             High                     Low
     1997:
         First Quarter...........................      $    28.0781           $      22.7500
         Second Quarter..........................           28.2500                  23.5781
         Third Quarter...........................           34.4531                  27.5000
         Fourth Quarter..........................           42.8281                  30.6719

     1998:
         First Quarter...........................      $    45.1250           $      35.7500
         Second Quarter .........................           45.0000                  39.2500
         Third Quarter...........................           45.3750                  30.6875
         Fourth..................................           39.0000                  24.8750

     1999:

         First Quarter...........................      $    42.3750           $      35.3750

------------------

* The information listed above was obtained from the National Association of Securities Dealers, Inc., and reflects interdealer prices, without retail markup, markdown or commissions, and may not represent actual transactions.


         Navigation Stock is not traded on any exchange, and there is no established public trading market for such stock. There are no bid or asked prices available for Navigation Stock. Management of Navigation is aware of certain transactions in shares of Navigation Common Stock that have occurred since January 1, 1997. Although the prices of all transactions are not known, management of Navigation believes that such prices ranged from $70 to $127 per share of Navigation Common Stock. No assurance can be given that these trades were effected on an arm's-length basis. Transactions in shares of Navigation Common Stock are infrequent and are negotiated privately between persons involved in those transactions.

         On April 30, 1999 and May 4, 1999 (the trading days immediately before and after the public announcement of the Merger), the last sale prices of SouthTrust Common Stock, as obtained from NASDAQ, were $39.844 and $40.500, respectively; and on {__________}, 1999, the last sale price of SouthTrust Common Stock as obtained from NASDAQ was ${____}.

DIVIDENDS

         The following table sets forth, for the periods indicated, the dividends declared by SouthTrust per share of SouthTrust Common Stock, as well as the pro forma dividend per share (based on the number of shares of SouthTrust Common Stock to be issued per share of Navigation Common Stock) after the Merger. The dividends have been adjusted to reflect a three-for-two stock split effected on February 26, 1998. Navigation has not paid any cash dividends on the shares of Navigation Common Stock during the periods indicated below and has not paid any cash dividends on the shares of Navigation Common Stock since January, 1985.


                                                                                Pro Forma
                                          SouthTrust                          Dividend Per
                                         Common Stock                           Share of
                                         Dividend Per                          Navigation
                                             Share                              Stock(1)
                                      -------------------                    --------------
1997:

    First Quarter                     $      0.1667                          $      1.85
    Second Quarter                           0.1667                                 1.85
    Third Quarter                            0.1667                                 1.85
    Fourth Quarter                           0.1667                                 1.85

1998:

    First Quarter                     $      0.1900                          $      2.11
    Second Quarter                           0.1900                                 2.11
    Third Quarter                            0.1900                                 2.11
    Fourth Quarter                           0.1900                                 2.11

1999:

    First Quarter                     $      0.2200                          $      2.44

-------------------------

(1) The pro forma dividend per share of Navigation Stock is equal to the SouthTrust Common Stock dividend per share multiplied by the Conversion Ratio and represents the dividend that would have been distributed on the number of shares of SouthTrust Common Stock to be received for each share of Navigation Common Stock. See "COMPARISON OF SHARES OF SOUTHTRUST COMMON STOCK AND SHARES OF NAVIGATION STOCK" at p. 43.

         Dividends paid by SouthTrust on the shares of SouthTrust Common Stock are at the discretion of SouthTrust's Board of Directors and are affected by certain legal restrictions on the payment of dividends as described below, SouthTrust's earnings and financial condition and other relevant factors. SouthTrust has increased the dividend paid on the shares of SouthTrust Common Stock for 28 consecutive years. The current policy of SouthTrust is to pay dividends on a quarterly basis. Subject to an evaluation of its earnings and financial condition and other factors, including the legal restrictions on the payment of dividends as described below, SouthTrust anticipates that it will continue to pay regular quarterly dividends with respect to the shares of SouthTrust Common Stock.

         There are certain limitations on the payment of dividends to SouthTrust by its bank subsidiary. As a national banking association, the amount of dividends that SouthTrust's subsidiary bank may declare in one year, without approval of the Comptroller, is the sum of the bank's retained net profits for that year and its retained net profits for the preceding two years. Under rules promulgated by the Comptroller, the calculation of net profits is more restrictive under certain circumstances. Under the foregoing laws and regulations, at December 31, 1998, approximately $527.7 million was available for payment of dividends to SouthTrust by its bank subsidiary.

                 COMPARISON OF SHARES OF SOUTHTRUST COMMON STOCK
                      AND SHARES OF NAVIGATION COMMON STOCK


           The rights of shareholders of Navigation are governed by the Articles of Association of Navigation, the Bylaws of Navigation and the laws of the State of Texas. The rights of stockholders of SouthTrust are governed by the Restated Certificate of Incorporation of SouthTrust, the By-laws of SouthTrust and the laws of the State of Delaware. After the Merger becomes effective, the rights of Navigation shareholders who become SouthTrust stockholders will be governed by the laws of the State of Delaware and by SouthTrust's Restated Certificate of Incorporation and By-laws. The following summary of the rights of the holders of SouthTrust Common Stock and the holders of Navigation Common Stock is qualified in its entirety by reference to the Restated Certificate of Incorporation and By-laws of SouthTrust, the Articles of Association and Bylaws of Navigation, the General Corporation Law of the State of Delaware, and the Texas Business Corporation Act.

DIVIDENDS

           The sources of funds for payments of dividends by SouthTrust are its subsidiaries. Since Navigation and the primary subsidiaries of SouthTrust are financial institutions, payments made by such subsidiaries to SouthTrust and by Navigation to its shareholders are limited by law and regulations of the bank regulatory authorities. See "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK - SouthTrust Common Stock-Dividend Rights" at p.35 and "MARKET PRICE AND DIVIDEND INFORMATION RESPECTING SHARES OF SOUTHTRUST COMMON STOCK AND SHARES OF NAVIGATION COMMON STOCK" at p. 40 for information concerning the effect of such limitations on SouthTrust's and Navigation's ability to pay dividends. The General Corporation Law of the State of Delaware provides that, subject to any restrictions in the corporation's certificate of incorporation, dividends may be declared from the corporation's surplus or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. Dividends may not be declared, however, if the corporation's capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Generally, the Texas Business Corporation Act provides that a corporation may declare dividends unless the distribution would either exceed the surplus of the corporation or render the corporation insolvent. Navigation historically has not paid any dividends, has not declared any dividends to be paid, and does not anticipate declaring and paying dividends prior to the consummation of the Merger.

VOTING RIGHTS AND OTHER MATTERS

           All voting rights of SouthTrust are vested in holders of SouthTrust Common Stock, subject to the rights, if any, of any series of their respective classes of preferred stock, with the holder of each share of SouthTrust Common Stock being entitled to one vote. All voting rights of Navigation are vested in the holders of shares of Navigation Common Stock, with the holder of each of such share being entitled to one vote. The holders of SouthTrust Common Stock do not have the right to cumulate their votes in the election of directors. The Texas Business Corporation Act provides that shareholders generally have the right to cumulate their votes in the election of directors, unless expressly prohibited by the articles of incorporation. The Articles of Association of Navigation do not expressly prohibit cumulative voting.

           As described above under the caption "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK - SouthTrust Common Stock - Voting Rights and Other Matters," the Restated Certificate of Incorporation of SouthTrust requires the vote of the holders of 70% of the outstanding voting securities of SouthTrust to approve a transaction or a series of transactions with an Interested Stockholder (generally defined as a holder of more than 10% of the voting stock of SouthTrust or an affiliate of such holder) pursuant to which SouthTrust would be merged into or with another corporation or securities of SouthTrust would be issued in a transaction which would permit control of SouthTrust to pass to another entity, or similar transactions having the same effect. The Restated Certificate of Incorporation of SouthTrust provides an exception in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is recommended to the stockholders by a majority of the members of the Board of Directors of SouthTrust who are unaffiliated with the Interested Stockholder and who were directors before the Interested Stockholder became an Interested Stockholder. The Articles of Association and Bylaws of Navigation do not contain any prohibitions of or limitations on transactions between Navigation and a related party or shareholder.

           SouthTrust is subject to Section 203 of the Delaware General Corporation Law. That section generally provides that a corporation may not engage in a business combination, except with extraordinary corporate approval, with any person deemed to be an "interested stockholder" for a period of three years following the date that the stockholder became an interested stockholder. An "interested stockholder" is defined as any person who directly or indirectly owns 15% or more of the outstanding voting stock of the corporation within the three-year period beginning immediately prior to the date on which such determination is made. The extraordinary corporate approval must consist of board approval prior to the time the person became an interested stockholder or approval of the transaction by the board of directors and at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder; in the absence of such approval, the interested stockholder must own at least 85% of the voting stock of the corporation.

           Navigation is subject to Sections 13.01 et seq. of the Texas Business Corporation Act. That part governs business combinations involving affiliated shareholders, and defines an "affiliated shareholder" as any person who beneficially owns 20% or more of the voting shares of a corporation. Part Thirteen prohibits a corporation from entering into a business combination with an affiliated shareholder during the three year period immediately following the affiliated shareholder's acquisition date (generally defined as the date that a person first becomes the beneficial owner of 20% or more of the outstanding voting shares) unless any of the following apply:

           - the business combination or the acquisition of shares by the affiliated shareholder on the affiliated shareholder's acquisition date is approved by the board of directors before the acquisition date;

           - the business combination is approved by two-thirds of the voting shares not beneficially owned by the affiliated shareholder;

           - the affiliated shareholder became an affiliated shareholder inadvertently, and the affiliated shareholder (1) divests itself of voting shares such that it no longer beneficially owns 20% or more of the voting shares and (2) would not at any time within the three year period have been an affiliated shareholder but for the inadvertent acquisition;

           - the affiliated shareholder was an affiliated shareholder on December 31, 1996 and continued to be an affiliated shareholder until the announcement of the business combination;

           - the affiliated shareholder became an affiliated shareholder through a transfer of shares by will or intestate succession and continuously was an affiliated shareholder until the announcement of the business combination; or

           - the business combination is with a domestic wholly owned subsidiary which is not an affiliate of the affiliated shareholder except by reason of the affiliated shareholder's beneficial ownership of voting shares.

           The effect of the business combination and affiliated transactions provisions is to make more difficult the acquisition of a majority control of a corporation or the use of its assets to finance such acquisition.

           The Delaware General Corporation Law enumerates several situations in which class voting is required with respect to amendments to a corporation's certificate of incorporation, whether or not the holders of such shares are entitled to vote thereon by the provisions of the certificate of incorporation. Class voting is required on amendments which:

           - increase or decrease the aggregate number of authorized shares;

           - increase or decrease the par value of the shares of such class; or

           - alter or change the powers, preferences or special rights of the shares of such class as to affect them adversely.

However, in such situations, only the shares of the series affected by the amendment will be considered a separate class for the purpose of the class voting requirements. Furthermore, the authorized shares of any class of stock may be increased or decreased by the affirmative vote of a majority of the stockholders, irrespective of the class voting requirement set forth above, if so provided in the original certificate of incorporation or in any amendments thereto which created such class of stock or which were authorized by a resolution adopted by the affirmative vote of the holders of a majority of shares of such class.

           The Texas Business Corporation Act enumerates several situations in which class voting is required with respect to amendments of a corporation's articles of incorporation, whether or not the shareholders are entitled to vote thereon by the provisions of the articles of incorporation. Class voting is required on amendments which:

           - increase or decrease the aggregate number of authorized shares of such class or series;

           - increase or decrease the par value of the shares of such class, including changing shares having par value into shares without par value, or shares without par value into shares with par value;

           - effect an exchange, reclassification, or cancellations of all or part of the shares of such class or series;

           - effect an exchange, or create a right of exchange, of all or any part of the shares of another class into the shares of such class or series;

           - change the designations, preferences, limitations, or relative rights of the shares of such class or series;

           - change the shares of such class or series, whether with or without par value, into the same or a different number of shares, either with or without par value, of the same class or series or another class or series;

           - create a new class or series of shares having rights and preferences equal, prior, or superior to the shares of such class or series, or increase the rights and preferences of any class or series having rights and preferences equal, prior, or superior to the shares of such class or series, or increase the rights and preferences of any class or series having rights or preferences later or inferior to the shares of such class or series in such a manner as to become equal, prior, or superior to the shares of such class or series;

           - divide the shares of such class into series and fix and determine the designation of such series and the variations in the relative rights and preferences between the shares of such series;

           - limit or deny the existing preemptive rights of the shares of such class or series;

           - cancel or otherwise affect dividends on the shares of such class or series which had accrued but had not been declared; or

           - include in or delete from the articles of incorporation any provisions required or permitted to be included in the articles of incorporation of a close corporation.

           Irrespective of the class voting requirements set forth above, class voting is not required on amendments undertaken pursuant to authority granted to the board of directors in the articles of incorporation to establish series of unissued shares of any class of stock. Voting by class or series is required for approval of a plan of merger if (1) the plan contains a provision that if contained in a proposed amendment to the articles of incorporation would require approval by that class or series, or (2) that class or series is entitled under the articles of incorporation to vote as a class thereon.

           The Restated Certificate of Incorporation of SouthTrust provides that the members of SouthTrust's Board of Directors are to be divided into three classes as nearly equal as possible. Each such class is elected for a three-year term. At each annual meeting of stockholders, the stockholders elect roughly one-third of the members of SouthTrust's Board of Directors for a three-year term, and the other directors will remain in office. Therefore, control of SouthTrust's Board of Directors cannot be changed in one year, and at least two annual meetings must be held before a majority of the members of SouthTrust's Board of Directors can be changed. Without this provision in the By-laws of SouthTrust, all directors would stand for election at each annual meeting. The Bylaws of Navigation provide that the entire Board of Directors of Navigation is to be elected by majority vote of the shares entitled to vote at an annual meeting of shareholders at which such election is to occur. Directors so elected serve for a term of one year and until their successors shall be elected and shall qualify.

           Both the Delaware General Corporation Law and Texas Business Corporation Act provide (unless otherwise provided in a corporation's charter or bylaws), that the stockholders or shareholders, as the case may be, may remove a director, or the entire board of directors, with or without cause by vote of the holders of a majority of the shares of capital stock of the corporation then entitled to vote on the election of directors. The Restated Certificate of Incorporation and By-laws of SouthTrust, however, provide that the affirmative vote of the holders of at least 70% of the voting power of the outstanding capital stock entitled to vote for the election of directors is required to remove a director or SouthTrust's entire Board of Directors from office and such removal may be effected only for cause. The vacancy created by any such removal will then be filled by majority vote of the directors then in office, and the successor director so elected will fill the unexpired term of the director removed from office.

           The By-laws of SouthTrust provide that the remaining directors may fill any vacancies on SouthTrust's Board of Directors, caused by the death or resignation of a director or the creation of a new directorship. A person selected by the remaining directors to fill a vacancy will serve until the annual meeting of stockholders at which the term of the class of directors to which such director has been appointed expires. Therefore, if a director who was recently elected to a three-year term resigns, the remaining directors will be able to select a person to serve the remainder of that three-year term, and such person will not be required to stand for election until the third annual meeting of stockholders after such director's appointment. The Bylaws of Navigation provide that the shareholders may authorize the Board of Directors to increase the number of directors by no more than two directors in any one year and, by a majority vote, appoint qualified persons to fill the resulting vacancies. The Bylaws and Articles of Association of Navigation do not otherwise address vacancies created in the Board of Directors.

           Under the Delaware General Corporation Law (unless otherwise provided in a corporation's charter), any action required or permitted to be taken by the stockholders of a corporation may be taken without a meeting and without a stockholder vote if a written consent is signed by the holders of the shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. Under the Restated Certificate of Incorporation of SouthTrust, action by written consent of the stockholders is prohibited. Further, under the Restated Certificate of Incorporation and By-laws of SouthTrust, the stockholders are not permitted to call a special meeting of stockholders or to require that SouthTrust's Board of Directors call such a meeting. Under the Texas Business Corporation Act, any action required or permitted to be taken by the shareholders of a corporation may be taken without a meeting and without a shareholder vote if a written consent is signed by all of the holders of the shares entitled to vote on the action.

           Certain portions of the Restated Certificate of Incorporation of SouthTrust described in certain of the preceding paragraphs, including those related to business combinations and SouthTrust's classified Board of Directors, may be amended only by the affirmative vote of the holders of 70% of the outstanding voting stock of SouthTrust. Navigation's Articles of Association generally may be amended by shareholders upon recommendation of the Board of Directors. Amendments to the Articles of Association of Navigation also require the approval of the Texas Department of Banking (the "Texas Department"). The Bylaws of Navigation may be amended by the affirmative vote of a majority of the shareholders present and voting at any special or annual meeting, provided a statement of the proposed amendment is contained in the notice of the meeting, or by the affirmative vote of a majority of all the directors present and voting at any regular or special meeting of Navigation's Board of Directors, provided that in the case of a special meeting a statement of the proposed amendment is contained in the notice of the meeting.

           The provisions contained in the Restated Certificate of Incorporation of SouthTrust described above have the effect of making it more difficult to change SouthTrust's Board of Directors, and may make SouthTrust's Board of Directors less responsive to shareholder control. Those provisions also may tend to discourage attempts by third parties to acquire SouthTrust because of the additional time and expense involved and a greater possibility of failure. This also can affect the price that a potential purchaser would be willing to pay for the stock of SouthTrust, thereby reducing the amount a stockholder might realize in, for example, a tender offer for the stock of SouthTrust.

DISSENT AND APPRAISAL RIGHTS

           Under Section 262 of the General Corporation Law of Delaware (the "Delaware Dissent Provisions"), a stockholder has no right to dissent to a merger if, at the record date, the shares of the corporation were listed on a national securities exchange, designated as a national market system security on NASDAQ or held by more than 2,000 stockholders. Since the shares of SouthTrust Common Stock are listed on NASDAQ and held by more than 2,000 stockholders of record, the stockholders of SouthTrust do not have any right to dissent pursuant to the Delaware Dissent Provisions.

           Under Articles 5.11 and 5.12 of the Texas Business Corporation Act (the "Texas Dissent Provisions"), a shareholder generally has the right to dissent from a merger if shareholder approval was required and if the shareholder holds shares of a class or series that was entitled to vote thereon.

RIGHTS ON LIQUIDATION

           In the event of liquidation, the holders of SouthTrust Common Stock and the holders of Navigation Common Stock will be entitled to receive pro rata any assets distributable to stockholders and shareholders, as the case may be, with respect to the shares held by them, after payment of indebtedness and such preferential amounts as may be required to be paid to the holders of any preferred stock presently outstanding or hereafter issued by either corporation.

PREEMPTIVE RIGHTS

           The holders of SouthTrust Common Stock do not have any preemptive rights to purchase additional shares of any class of securities, including common stock, of SouthTrust, which may hereafter be issued.

           The Texas Business Corporation Act provides that a shareholder generally has preemptive rights to purchase additional shares of common stock issued for cash, unless otherwise stated in the Articles of Incorporation. The Articles of Association of Navigation neither deny nor limit shareholders' preemptive rights.

REPORTS TO STOCKHOLDERS AND SHAREHOLDERS

           The SouthTrust Common Stock is registered under the Exchange Act, and, therefore, SouthTrust is required to provide annual reports containing audited financial statements to stockholders and to file other reports with the Commission and solicit proxies in accordance with the rules of the Commission. SouthTrust also provides reports to its stockholders on an interim basis containing unaudited financial information.

           The Navigation Common Stock is not registered under the Exchange Act. Navigation provides its shareholders with annual reports containing audited financial statements of Navigation. In addition, Navigation regularly files reports with the FDIC and the Texas Department, certain of which may be inspected by the public.

STOCKHOLDERS' RIGHTS PLAN

           As described above under the caption "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK - SouthTrust Common Stock - Stockholder Rights Plan," presently attached to each share of SouthTrust Common Stock is one Right issued pursuant to the Rights Agreement described under such caption. Each Right entitles the holder thereof to purchase from SouthTrust one one-hundredth of a share of Series 1999 Preferred Stock at the Purchase Price. Navigation has not adopted any similar plan.

                           SUPERVISION AND REGULATION

SOUTHTRUST

  General

           SouthTrust is a bank holding company within the meaning of the Bank Holding Company Act and is registered with the Federal Reserve Board. ST-Bank, SouthTrust's banking subsidiary, is subject to restrictions under federal law which limit the transfer of funds by ST-Bank to SouthTrust and its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by ST-Bank to SouthTrust or any nonbanking subsidiary are limited in amount to 10% of ST-Bank's capital and surplus and, with respect to SouthTrust and all such nonbanking subsidiaries, to an aggregate of 20% of ST-Bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts. The Bank Holding Company Act also prohibits, subject to certain exceptions, a bank holding company from engaging in or acquiring direct or indirect control of more than 5% of the voting stock of any company engaged in nonbanking activities. An exception to this prohibition is for activities expressly found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

           As a bank holding company, SouthTrust is required to file with the Federal Reserve Board periodic reports and such additional information as the Federal Reserve Board may require. The Federal Reserve Board may also make examinations of SouthTrust and each of its subsidiaries.

           The approval of the Comptroller is required for any dividend proposed to be paid by ST-Bank to SouthTrust if the total of all dividends declared by ST-Bank in any calendar year would exceed the total of its retained net profits, as defined by the Comptroller, for that year, combined with its retained net profits for the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock. Under the foregoing laws and regulations, at December 31, 1998, approximately $527.7 million was available for payment of dividends to SouthTrust by its subsidiaries, primarily ST-Bank. The payment of dividends by ST-Bank may also be affected by other factors, such as the maintenance of adequate capital for ST-Bank. In addition to the foregoing restrictions, the Federal Reserve Board has the power to prohibit the payment of dividends by bank holding companies if their actions constitute unsafe or unsound practices. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board's view that a bank holding company experiencing earnings weaknesses should not pay cash dividends that exceed its net income or that could only be funded in ways that weaken the bank holding company's financial health, such as by borrowing. Furthermore, the Comptroller has the authority to prohibit the payment of dividends by a national bank when it determines such payment to be an unsafe and unsound banking practice.

  Capital Adequacy

           Under the Federal Reserve Board's risk-based capital guidelines applicable to SouthTrust, the minimum ratio of capital to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit) is 8%. To be considered a "well capitalized" bank under the guidelines, a bank must have a total risk-based capital ratio in excess of 10%. At December 31, 1998, ST-Bank was considered "well capitalized." Under these guidelines, at least half of the total capital is to be comprised of common equity, retained earnings and a limited amount of perpetual preferred stock, after subtracting certain intangibles, and certain other adjustments ("Tier 1 capital"). The remainder may consist of perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock not qualifying for Tier 1 capital and a limited amount of loan loss reserves. ST-Bank is subject to similar capital requirements adopted by the Comptroller. In addition, the Federal Reserve Board, the Comptroller and the Federal Deposit Insurance Corporation (the "FDIC") have adopted a minimum leverage ratio (Tier 1 capital to adjusted quarterly average assets) of 3%. Generally, banking organizations are expected to operate well above the minimum required capital level of 3% unless they meet certain specified criteria, including that they have the highest regulatory ratings. Most banking organizations are required to maintain a leverage ratio of 3% plus an additional cushion of at least 1% to 2%. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance upon intangible assets. On December 31, 1998, ST-Bank had a Tier 1 capital ratio of 7.07%, a total risk-based capital ratio of 10.25% and a leverage ratio of 6.56%.

           Failure to meet capital guidelines could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC, issuance of a capital directive, a prohibition on the taking of brokered deposits and certain other restrictions on its business.

           The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") substantially revised the depositary institution regulatory and funding provisions of the Federal Deposit Insurance Act as well as several other federal banking statutes. Among other things, FDICIA requires the federal banking regulators to take prompt corrective action in respect of depositary institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, is adequately capitalized if it meets each such measure, is undercapitalized if it fails to meet any such measure, is significantly undercapitalized if it is significantly below such measure and is critically undercapitalized if it fails to meet any critical capital level set forth in applicable regulations. The critically undercapitalized level occurs where tangible equity is less than 2% of total tangible assets or less than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

           FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions became subject to restrictions on borrowing from the Federal Reserve System, effective as of December 19, 1993. In addition, undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. A depository institution's holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

           Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator.

  Source of Strength

           According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support.

  The Riegle-Neal Interstate Banking and Branching Efficiency Act

           The Interstate Banking Act provides that, adequately capitalized and managed bank holding companies are permitted to acquire banks in any state. State laws prohibiting interstate banking or discriminating against out-of-state banks were preempted as of the effective date, although states were permitted to require that target banks located within the state be in existence for a period of up to five years before such bank may be subject to the Interstate Banking Act. The Interstate Banking Act establishes deposit caps which prohibit acquisitions that would result in the acquiror controlling 30% or more of the deposits of insured banks and thrifts held in the state in which the acquisition or merger is occurring or in any state in which the target maintains a branch or 10% or more of the deposits nationwide. State-level deposit caps are not preempted as long as they do not discriminate against out-of-state acquirors, and the federal deposit caps apply only to initial entry acquisitions.

           In addition, the Interstate Banking Act provides that as of June 1, 1997, adequately capitalized and managed banks may engage in interstate branching by merging banks in different states and allowing banks to maintain branches in states other than the states where they maintain their principal place of business. Acting pursuant to this authorization, SouthTrust, effective June 2, 1997, consolidated all of its then existing banking subsidiaries into its largest banking subsidiary and changed the subsidiary's name to SouthTrust Bank, National Association.

           Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agency. The likelihood and timing of any such changes and the impact such changes might have on SouthTrust and its subsidiaries, however, cannot be determined at this time.


NAVIGATION

           Navigation is chartered by the State of Texas. It is subject to comprehensive regulation, examination and supervision by the Texas Department and the FDIC, and is subject to other laws and regulations applicable to banks. Such regulations include limitations on loans to a single borrower and to its directors, officers and employees; restrictions on the opening and closing of branch offices; the maintenance of required capital and liquidity ratios; the granting of credit under equal and fair conditions; disclosure of the cost and terms of such credit; restrictions as to permissible investments and governance of other aspects of Navigation's business and operations. Navigation is examined periodically by both the Texas Department and the FDIC, and submits regular periodic reports regarding its financial condition and other matters to each of them. Both the Texas Department and the FDIC have a broad range of powers to enforce regulations under their respective jurisdictions, and to take discretionary actions determined to be for the protection of the safety and soundness of Navigation, including the institution of cease and desist orders and the removal of directors and officers. Navigation's deposit accounts are insured by the Bank Insurance Fund of the FDIC up to a maximum of $100,000 per insured depositor. The FDIC issues regulations, has authority to conduct periodic examinations, requires the filing of reports and generally supervises the operations of its insured banks. This supervision and regulation is intended primarily for the protection of depositors.

           Any insured bank which is not operated in accordance with or does not conform to FDIC regulations, policies and directives may be sanctioned for non-compliance. Proceedings may be instituted against any insured bank or any director, officer, or employee of such bank engaging in unsafe and unsound practices, including the violation of applicable laws and regulations. The FDIC has the authority to terminate insurance of accounts pursuant to procedures established for that purpose.


            CERTAIN INFORMATION CONCERNING THE BUSINESS OF NAVIGATION

GENERAL

           Navigation was organized in 1974 as a commercial Texas banking corporation with the primary purpose of serving the banking needs of southeast Houston. Navigation began operating on January 16, 1975. Navigation is headquartered in Houston, Texas, and as of March 31, 1999, Navigation had assets of $81 million, deposits of $73 million, and stockholder's equity of $7 million.

           Since its origination in 1974, Navigation has provided both traditional commercial banking services, including but not limited to interest and non-interest bearing checking accounts, savings accounts, money market deposit accounts, certificates of deposit, individual retirement accounts as well as commercial loans, real estate mortgage loans, and consumer loans.

           Navigation provides commercial banking services primarily to residents of Houston, Texas through four banking offices: its main office located at 3801 Navigation Boulevard, and three branch offices located at 4410 North Freeway, 3730 Kirby, Suite 100 and 2800 Woodridge at the Gulf Freeway.

           The business of Navigation consists primarily of attracting retail deposits from the general public in the area serviced by Navigation's offices and using the funds generated from the deposits to make secured and unsecured commercial and consumer loans and loans for the purchase, construction, financing, and refinancing of commercial and residential real estate in Navigation's primary market area.

           The principal sources of funds for Navigation's lending and investment activities are deposits, repayment of loans, and proceeds from the sale of investment securities. Navigation's principal expenses are interest paid on deposits and general operating expenses such as salaries, employee benefits, and occupancy expenses.

           Navigation offers a range of short to medium term commercial and consumer loans. Commercial loans include, but are not limited to, both secured and unsecured financing for working capital (including inventory and receivables), business expansion loans (including acquisition of real estate and improvements), purchase of equipment and machinery, as well as construction of investment property such as residences, apartment complexes, and office buildings. Consumer purpose loans include secured and unsecured loans for financing automobiles, home improvements, and other personal expenditures. Navigation also originates a variety of residential real estate loans including mortgage loans that are collateralized by first or second mortgages for purchase, refinance, or home improvement.

           Navigation provides a variety of banking services to individuals, businesses, and other institutions located in Navigation's primary market area. Deposit services include non-interest and interest bearing checking accounts, money market deposit accounts, savings accounts, certificates of deposit, and individual retirement accounts. Interest bearing deposit products carry rates of interest that Navigation believes are generally competitive to other rates that are offered in the market area served by Navigation. All deposit account service charges are also competitive with other fee schedules offered in the market area served by Navigation. All deposit accounts are insured by FDIC to the maximum extent provided by law.

           Navigation offers ATM services at its three branch offices. All ATM cards issued by Navigation provide its customers with access to local, state, national, and international ATM networks. Navigation also offers full teller services, safe deposit boxes, wire transfer services, direct deposit services, ACH receipt and drive in banking services and night depository services at all of its locations.

           Navigation encounters vigorous competition both in making loans and attracting deposits. The deregulation of the banking industry and the evolution of interstate banking has created a highly competitive environment for commercial banking in Navigation's market area. Navigation competes with other local, regional, and national commercial banks as well as with credit unions, finance companies, security brokerage companies, investment management firms, mutual funds, insurance companies, and other financial intermediaries operating in Navigation's market area. Many of these competitors have substantially greater resources and have higher lending limits than Navigation, and they also offer certain services, such as fiduciary services, that Navigation does not provide.

           Harris County, Texas is serviced by approximately 648 commercial banks, 138 credit unions, 67 savings banks and approximately 850 brokerage firms. Competition among financial institutions is largely based upon interest rates offered on deposit accounts and loans, service charges on deposits, the quality of services rendered, the convenience of banking facilities, and in the case of commercial borrowers, relative lending limits.

           As is the case with all financial institutions, generally Navigation's operations and profitability are significantly influenced by general economic conditions and by the related monetary and fiscal policies of the Federal Reserve System. Deposit flows and interest rates on competing investments and general market rates of interest influence Navigation's cost of funds. Lending activities are affected by the demand for financing of real estate and other types of loans which in turn are affected by the interest rate at which such financing may be offered and other factors that affect local demand and availability of funds.

EMPLOYEES

           As of March 31, 1999, Navigation had 41 full time employees and 4 part time employees, none of whom are represented by a collective bargaining agreement. Management believes that employee relations are good.

DESCRIPTION OF PROPERTIES

           The main office of Navigation is located at 3801 Navigation Boulevard, Houston, Texas, which location is subject to two leases, both of which are due to expire in 2004. Of the remaining three branch office locations, two are leased and one is owned in fee simple. The branch office located at 4410 North Freeway is leased and the lease is due to expire in 2008, unless Navigation exercises its right to terminate the lease earlier in 2003 upon payment of an early termination fee of $20,000. The branch office located at 3730 Kirby, Suite 100 is subject to a lease which is due to expire in 2005.

LEGAL PROCEEDINGS

           Navigation is from time to time a party to litigation which arises in the normal course of Navigation's business. Navigation does not have any pending litigation that separately or in the aggregate is currently expected to have a material adverse effect upon the operating results or financial condition of Navigation.

REGULATION AND LEGISLATION

           As a state chartered bank, Navigation is subject to extensive examination by the Texas Department. Navigation is also subject to regulation and examination by the FDIC. Navigation files reports with both regulatory bodies concerning Navigation's financial condition and must obtain approval from those regulatory agencies prior to entering into certain transactions. Periodic safety and soundness examinations are performed by the Texas Department and by the FDIC. Both regulatory authorities monitor Navigation's compliance with all applicable regulations and laws on a continuous basis.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

           Navigation's officers and directors and certain business organizations and individuals associated with them have been customers of Navigation, have had banking transactions with Navigation, and are expected to continue such transactions in the future. In connection with such transactions, Navigation's directors and officers have borrowed funds from time to time for various business and personal reasons. The extensions of credit made by Navigation to its directors and officers (1) were made in the ordinary course of business, (2) were made on substantially the same terms, including interest rates and collateral requirements as those prevailing at the time for comparable transactions with other persons, and (3) do not involve more than a normal risk of collectibility or present other unfavorable features.

BENEFICIAL OWNERSHIP OF NAVIGATION COMMON STOCK

           The following table sets forth, as of May 31, 1999, (a) the names and addresses of the persons known by Navigation to be beneficial owners of five percent (5%) or more of the issued and outstanding shares of Navigation Common Stock, and the name of each director and executive officer of Navigation who is a beneficial owner of shares of Navigation Common Stock and (b) the number and percentage of shares of Navigation Common Stock beneficially owned by each such shareholder, director and executive officer and by all of the directors and executive officers of Navigation as a group.

                                                                 Number of Shares of          Percentage of Total
                                                               Navigation Common Stock       Shares of Navigation
         Beneficial Owner                                       Beneficially Owned(1)           Common Stock(2)
         ----------------                                       ---------------------           ---------------
5% OR MORE SHAREHOLDERS:

Larry Hausler(3)(4)                                                       6,698(5)                     15.45
4600 Gulf Freeway, Suite 600
Houston, Texas 77023

Charles A. Stanley(3)                                                  4,264.25(5)(6)                   9.84
Route 5, Box 5144
Pearland, Texas 77584

Jerry E. Winters(3)(4)                                                 39,816.5(7)                     91.86
321 Admiral Circle
Galveston, Texas 77551

William C. Woodby(3)(4)                                                39,816.5(8)                     91.86
Post Office Box 228
Houston, Texas 77001

Woodby Family                                                           7,954.5(5)                     18.35
   Partnership, Ltd.
Post Office Box 228
Houston, Texas 77001

DIRECTORS AND EXECUTIVE OFFICERS:

John M. Corder                                                              551(5)                      1.27
Paul W. Jury, Jr.                                                           551(5)                      1.27
R.D. Mitchell                                                               100                         0.23
James Newton                                                                551(5)                      1.27
Larry Neeley                                                                551(5)                      1.27


All Directors and Executive Officers
as a Group
(a total of 9 people)                                                  39,916.5                        92.09

(1) Under applicable regulations of the Securities and Exchange Commission, shares are considered to be beneficially owned by a person if such person either (a) directly or indirectly has or shares a power to vote or dispose of the shares whether or not such person has any economic interest in the shares, or (b) has the right to acquire such shares within 60 days of the date of this Proxy Statement/Prospectus. Unless otherwise indicated, the named beneficial owner has the sole voting and investment power with respect to the shares reported.

(2) For the purpose of computing beneficial ownership and the percentage of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within 60 days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(3)    Messrs. Hausler, Stanley, Winters and Woodby are also directors of
       Navigation.

(4) Messrs. Hausler, Winters and Woodby are also executive officers of Navigation.

(5) The shares of Navigation Common Stock beneficially owned by Messrs. Hausler, Stanley, Corder, Jury, Newton and Neeley and by the Woodby Family Partnership, Ltd. are subject to the provisions of the Voting and Stock Restriction

      Agreement and, consequently, are included in the 39,816.5 shares of Navigation Common Stock over which Messrs. Winters and Woodby have joint voting control.

(6) The number of shares beneficially owned includes 551 shares of Navigation Common Stock owned jointly with Mr. Stanley's spouse, Nancy R. Stanley.

(7) The number of shares beneficially owned represents the total number of shares of Navigation Common Stock over which Mr. Winters has joint voting control pursuant to the Voting and Stock Restriction Agreement. However, in his individual capacity, Mr. Winters is the holder of record of 8229.5 shares of Navigation Common Stock.

(8) The number of shares beneficially owned represents the total number of shares of Navigation Common Stock over which Mr. Woodby has joint voting control pursuant to the Voting and Stock Restriction Agreement. Mr. Woodby is the sole general partner of the Woodby Family Partnership, Ltd.


     NAVIGATION MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

GENERAL

           This analysis has been prepared to provide insight into the financial condition of Navigation and addresses the factors which have affected Navigation's results of operation for the three month periods ended March 31, 1999 and 1998, and for the fiscal years ended December 31, 1998, 1997 and 1996. Navigation's financial statements and accompanying notes which follow are an integral part of this review and should be read in conjunction with it.

           Navigation conducts a general commercial banking business in Harris County, Texas, and in the surrounding areas. The business consists primarily of attracting deposits from the general public and applying those funds for the origination of loans for commercial, consumer, and residential purposes. Navigation's profitability depends primarily on net interest income which is the difference between interest income generated from interest earning assets (i.e., loans and investments) less interest expenses incurred on interest bearing liabilities (i.e., customer and borrowed funds). Net interest income is affected by the relative amounts of interest earning assets, interest bearing liabilities and the interest rates paid on these balances.

           Net interest income is dependent upon Navigation's interest rate spread, which is the difference between the average yield earned on interest earning assets and the average rate paid on interest bearing liabilities. When the interest that is generated on interest earning assets exceeds the interest that is paid on interest bearing liabilities, Navigation generates a positive interest rate spread (net rate of yield). During 1998 Navigation's yield on net average earning assets was 6.47%, and for the three month period ending March 31, 1999 Navigation's yield on net average earning assets was 6.3%. During 1997 and 1996 Navigation's yield on net average earning assets was 6.63% and 6.28%, respectively. The net yield is impacted by interest rates, deposit flows, and loan demand.

           In addition, Navigation's profitability is affected by such factors as the level of non-interest income and expenses, the provision for loan losses, and the effective tax rate. Non-interest income consists primarily of service charges and other deposit fees, and also fees raised from mortgage origination activities. Non-interest expense consists primarily of compensation and benefits, occupancy related expenses, and other operating expenses.

           Since the commencement of banking operations in 1975, Navigation's total assets have grown to $80,808,833 million as of March 31, 1999. To augment it's normal growth and to achieve greater market share, Navigation established 3 branch facilities. The branches have contributed to the growth of Navigation and, as of March 31, 1999 Navigation's branch facilities account for 46.6% of Navigation's total deposits. Navigation has continued to sustain its growth while maintaining a strong capital position through the generation and retention of profits.

RESULTS OF OPERATIONS

  Comparison of Three Months Ended March 31, 1999 and 1998

           For the three month period ended March 31, 1999, Navigation reported net income of approximately $250,189, or $5.77 per outstanding share of stock, as compared to a net income of $256,258 or $5.91 per outstanding share of stock for the three month period ended March 31, 1998, which is a decrease of $6,069. Basic net income for the three month period ended March 31, 1999 was less than the three month period ended March 31, 1998. Total assets as of March 31, 1999 were approximately $80,808,833 which is an increase of $5,610,203 or 8% over March 31, 1998. Net interest earnings increased to approximately $1,122,439 as of March 31, 1999, which is an increase of approximately $103,112, or 10.1% over March 31, 1998.

           Total non-interest income for the three month period ended March 31, 1999 was approximately $201,782 as compared to total non-interest income of approximately $205,701 for the three month period ended March 31, 1999, a decrease of $3,919 or 1.9%. Total other operating expenses were $933,395 for the three month period ended March 31, 1999, as compared to $782,845 for the three month period ended March 31, 1998, an increase of 19.2%.

           Navigation's loans totaled approximately $54,799,917 at March 31, 1999, an increase of $5,628,391, or 11.4% over March 31, 1998. The allowance for loan losses was $698,350, or 1.2 % of total outstanding loans at March 31, 1999, which is up from $667,363, or 1.3% of total loans at March 31, 1998.

           Navigation's yield on net average earning assets during the three month period ended March 31, 1999 was 6.25%, which compared to a yield on net average earnings of 6.63% during the three month period ended March 31, 1998.

  Comparison of the Fiscal Years Ended December 31, 1998 and 1997

           For the year ended December 31, 1998, Navigation reported net income of $1,615,587 or $37.28 per share of outstanding stock, as compared to net income of $1,001,764 or $23.12 per outstanding share of stock for the year ended December 31, 1997.

           Net interest income before provision for loan losses for the year ended December 31, 1998 was approximately $4,494,998 or 6.5% of average net earning assets, as compared to $3,856,816 or 6.6% of average net earning assets for the year ended December 31, 1997. The increase in net interest income from 1998 and 1997 was due primarily to an increase in net earning assets.

           Navigation's total assets were approximately $80,322,103 and $68,745,323 at December 31, 1998 and 1997, respectively. Total assets increased approximately $11,576,780 or 16.8% from December 31, 1997, to December 31, 1998. Navigation's earning assets were approximately $72,208,559 at December 31, 1998, representing an increase of $11,536,142 or 19% from December 31, 1997.

           Navigation's loans totaled approximately $53,517,014 at December 31, 1998, an increase of $4,785,544 or 9.8% from December 31, 1997. The allowance for loan losses was $698,895 or 1.3% of total outstanding loans at December 31, 1998. This compares to allowance for loan losses of $626,164 or 1.3% of total outstanding loans as of December 31, 1997.

  Comparison of Fiscal Years Ended December 31, 1997 and 1996

           For the year ended December 31, 1997, Navigation reported net income of $1,001,770 or $23.12 per outstanding share as compared to net income of $683,984 or $15.78 per outstanding share for the year ended December 31, 1996. The 1997 net income was an increase of $318,000 from 1996.

           Net interest income before provision of loan losses for the year ended December 31, 1997 was approximately $3,856,816 or 6.63% of average net earning assets, as compared to $3,064,600 or 6.29% of average net earning assets for the year ended December 31, 1996. The increase in net interest income from 1996 to 1997 was due primarily to an increase in net earning assets. Navigation's total assets were approximately $68,745,373 and $63,466,068 at December 31, 1997 and 1996, respectively. Total assets increased approximately $5,279,000 or 8.3% from December 31, 1996 to December 31, 1997. Navigation's earning assets were approximately $60,672,417 at December 31, 1997, which represents an increase of $6,145,330 or 11.3% from December 31, 1996.

           Navigation's loans totaled approximately $48,731,470 at December 31, 1997 which is an increase of $10,624,684 or 27.9% from December 31, 1996. The allowance for loan losses was $626,163 or 1.3% of total outstanding loans at December 31, 1997. This compares to an allowance for loan losses of $465,722 or 1.2% of total loans at December 31, 1996.

NET INTEREST INCOME

           Net interest income, which constitutes the principal source of income for Navigation, represents the difference between interest income on interest earning assets and interest expense on interest bearing liabilities. The primary interest earning assets of Navigation are loans made to businesses and individuals. Interest bearing liabilities consist primarily of time deposits, interest bearing checking accounts ("NOW accounts"), savings deposits, money market deposits, and individual retirement accounts. Funds generated by these sources are invested in interest bearing assets accordingly. Net interest income depends on the volume of average interest earning assets and average interest bearing liabilities, and the interest rates earned and paid on interest earning assets and interest bearing liabilities.

           Net interest income for the three months ended March 31, 1999 and 1998 was approximately $1,122,439 and $1,019,327, respectively, and the yield on net average interest earning assets was 6.25% and 6.63%, respectively.

           Net interest income for the years ended December 31, 1998, 1997 and 1996, was approximately $4,494,998, $3,856,816, and $3,064,600, respectively.
The yield on net average earning assets was 6.47%, 6.63%, and 6.73%, respectively. Total interest expense for the years ended December 31, 1998, 1997 and 1996 was approximately $1,842,175, $1,461,121, and $1,203,576, respectively.
The average cost of interest bearing liabilities for each period was 4.26%, 4.06%, and 3.83%, respectively.

           COMPARATIVE AVERAGE BALANCES, INTEREST, AND AVERAGE YIELDS

                             (DOLLARS IN THOUSANDS)

                                                                          Three Months Ended March 31,
                                                            ------------------------------------------------------
                                                                          1999                                1998
                                                                          ----                                ----
                                                                       Interest                            Interest
                                                            Average     Income     Yield        Average     Income     Yield
                                                            Balance     Expense    Rate         Balance     Expense    Rate
                                                                                   ----         -------     -------    ----
Interest earning assets:
   Loans receivable, net                                  $  54,484   $  1,331     9.77%      $  48,886   $  1,232    10.08%
   Investment securities, taxable                             9,286        149     6.42%          7,727        136     7.04%
   Investment securities non taxable                            825         10     4.84%            825         10     4.85%
   Due from banks - time                                      1,318         15     4.55%            993         15     6.04%
   Federal funds sold                                         6,214         70     4.50%          3,918         53     5.41%
                                                          ---------   --------     ----       ---------   --------    -----
                     Total interest earning assets           72,127      1,575     8.65%         62,349      1,446     9.28%

Non-interest earning assets:
   Cash and due from banks                                    5,432                               5,221
   Other assets                                               2,735                               2,323
                                                          ---------                           ---------
                     Total non-interest earning assets        8,167                               7,544
                                                          ---------                           ---------
                     Total assets                         $  80,294                           $  69,893
                                                          =========                           =========

Interest bearing liabilities:
   Deposits:
   Interest bearing demand
        and NOW deposits                                  $   3,165         15     1.95%          2,302         12     2.09%
      Savings deposits                                        4,928         34     2.76%          3,727         25     2.68%
      Money market deposits                                   7,397         38     2.05%          6,557         33     2.01%
      Time deposits                                          29,746        358     4.81%         25,951        337     5.19%
      U.S. Treasury demand note                                 245          3     4.90%            312          5     6.41%
                                                          ---------   --------     ----       ---------   --------    -----
             Total interest bearing liabilities              45,481        448     3.94%         38,849        412     4.24%
                                                          ---------   --------                ---------   --------

Non-interest bearing liabilities:
   Non-interest bearing deposits                             26,790                              24,954
   Other liabilities                                            403                                 365
                                                          ---------                           ---------

             Total non-interest bearing liabilities          27,193                              25,319
                                                          ---------                           ---------

             Total liabilities                               72,674                              64,168

Stockholders' equity                                          7,620                               5,725
                                                          ---------                           ---------

             Total liabilities and stockholders' equity   $  80,294                           $  69,893
                                                          =========                           =========

Net interest income                                       $   1,127                           $   1,034
                                                          =========                           =========
Net yield on average earning assets                                                6.25%                               6.63%

                                                                                 Years Ended December 31,
                                                            ----------------------------------------------------------------
                                                                          1998                                1997
                                                                          ----                                ----
                                                                       Interest                            Interest
                                                            Average     Income     Yield        Average     Income     Yield
                                                            Balance     Expense    Rate         Balance     Expense    Rate
                                                            -------     -------    ----         -------     -------    ----
Interest earning assets:
   Loans receivable, net                                  $  50,520   $  5,234     10.36%      $  43,005   $  4,414    10.26%
   Investment securities, taxable                             7,526        540      7.18%          8,687        584     6.72%
   Investment securities non taxable                            825         38      4.61%            825         39     4.73%
   Due from banks - time                                      1,155         69      5.97%            840         49     5.83%
   Federal funds sold                                         9,472        525      5.54%          4,832        281     5.81%
                                                          ---------   --------     -----       ---------   --------    -----

                     Total interest earning assets           69,498      6,406      9.12%         58,189      5,367     9.14%

Non-interest earning assets:
   Cash and due from banks                                    5,160                                5,768
   Other assets                                               2,883                                2,034
                                                          ---------                            ---------

                     Total non-interest earning assets        8,043                                7,802
                                                          ---------                            ---------

                     Total assets                            77,541                               65,991
                                                          =========                            =========

Interest bearing liabilities:
   Deposits:
   Interest bearing demand
        and NOW deposits                                      2,757         59      2.14%          2,655         52     1.96%
      Savings deposits                                        4,016        110      2.74%          3,652         93     2.55%
      Money market deposits                                   7,254        150      2.07%          6,574        135     2.05%
      Time deposits                                          28,837      1,505      5.22%         22,747      1,163     5.11%
      U.S. Treasury demand note                                 361         18      4.99%            383         18     4.70%
                                                          ---------   --------     -----       ---------   --------    -----

             Total interest bearing liabilities              43,225      1,842      4.26%         36,011      1,461     4.06%
                                                          ---------   --------                 ---------   --------

Non-interest bearing liabilities:
   Non-interest bearing deposits                             27,404                               24,524
   Other liabilities                                            464                                  401
                                                          ---------                            ---------

             Total non-interest bearing liabilities          27,868                               24,925
                                                          ---------                            ---------

             Total liabilities                               71,093                               60,936

Stockholders' equity                                          6,448                                5,055
                                                          ---------                            ---------

             Total liabilities and stockholders' equity   $  77,541                            $  65,991
                                                          =========                            =========

Net interest income                                       $   4,564                            $   3,906
                                                          =========                            =========
Net yield on average earning assets                                                 6.57%                               6.71%

           The effect on interest income, interest expense, and net interest income for the periods indicated, of changes in average balance and rate, is shown below. The effect of a change in average balance has been determined by applying the average rate at the year-end for the earlier period to the change in average balance at the year-end for the later period. Changes resulting from average balance/rate variances are included in changes resulting from volume.

RATE/VOLUME ANALYSIS OF NET INCOME

           The following table sets forth the extent to which changes in volume and rates of earning assets and interest-bearing liabilities affected change in interest income or interest expense in the indicated time periods. For each major balance sheet category, information is provided relating (1) changes in volume (changes in average balance multiplied by the prior year's average interest rate), (2) changes in rate (changes in average interest rate multiplied by the prior year's average balance), and (3) the total change in interest income/expense. Changes attributable jointly to volume and rate have been allocated proportionately.


                                             Three Month Ended               Year Ended                      Year ended
                                              March 31, 1999              December 31, 1998               December 31, 1997
                                             Compared to 1998             Compared to 1997                Compared to 1996
                                        Increase (Decrease) Due to   Increase (Decrease) Due to      Increase (Decrease) Due to
                                        --------------------------   --------------------------      --------------------------

                                         Average  Average   Total     Average   Average   Total       Average    Average   Total
                                         Volume    Rate    Change     Volume     Rate    Change       Volume      Rate    Change
                                                   ----    ------     ------     ----    ------       ------      ----    ------
Interest earned on:
   Loans receivable, net                  141      (38)     103        193        10       203          175       336       511
   Investment securities, taxable          27      (12)      15        (20)       10       (10)         (21)        1       (20)
   Investment securities, non-taxable      --       (2)      (2)        --        --        --           --        --        --
   Federal funds sold                      31       (9)      22         68        (3)       65          (27)        8       (19)
   Due from banks - time                    5       (4)       1          5        --         5           --        --        --
                                        -----     ----    -----      -----     -----     -----        -----      ----     ------

             Total interest income        204      (65)     139        246        17       263          127       345       472

Interest paid on:
   Interest bearing demand and
             NOW deposits                   4       (1)       3          1         1         2            2        --         2
   Savings deposits                         8       --        8          2         2         4            2       .42      2.42
   Money market deposits                    4       --        4          5        --         5            6        (1)        5
   Time deposits                           49      (24)      25         78         6        84           43        10        53
   U. S. Treasury demand note              (1)      --       (1)         1        --         1           --       .33       .33

             Total interest expense        64      (25)     (39)        87         9        96           53        10        63

             Change in interest income    140       40      100        159         8       167           74       335       409


PROVISION FOR LOAN LOSSES

           Navigation recorded a provision for loan losses of $10,000 during the three month period ended March 31, 1999, as compared to $45,000 for the three month period ended March 31, 1998. For the year ended December 31, 1998, Navigation recorded a provision for loan losses of $80,000 as compared to $170,000 for the year ended December 31, 1997. Navigation recorded a provision for loan losses in the amount of $90,000 for the year ended December 31, 1996.

           The total allowance for loan losses was $698,894 or 1.29% of total outstanding loans at December 31, 1998 as compared to $626,163 or 1.27% at December 31, 1996.

           Navigation's policy is to record a provision for loan losses consistent with current levels of net charge-offs, loan growth, aggregate credit quality trends (including an assessment of existing levels of classified criticized assets) and current economic conditions.

           Navigation's allowance for loan losses represents an amount which, in the judgment of management of Navigation and Navigation's Board of Directors, will be adequate to absorb losses on existing loans that may become uncollectible. The adequacy of the allowance for loan losses is evaluated monthly based on a regular review of Navigation's loan portfolio, non accruing loans, past due loans, and other loans that management of Navigation and the Board believes to require special attention.

NON-INTEREST INCOME

           Navigation's non-interest income includes service charges and other fees on deposit accounts, and other miscellaneous fee income. For the three month periods ended March 31, 1999 and 1998, non-interest income was approximately $201,782 and $205,701, respectively.

           Non-interest income totaled approximately $1,438,325 and $767,412 and $612,713 for the years ended December 31, 1998, 1997 and 1996, respectively. Of the $670,913 increase in non-interest income from 1997 to 1998, approximately 98% of the increase was attributed to the sale of real estate owned by Navigation.

           The following table compares the various categories of non-interest income for the periods indicated.


                               NON-INTEREST INCOME
                             (DOLLARS IN THOUSANDS)

                                                    Three Months Ended March 31                  Years ended December 31
                                             -------------------------------------          -------------------------------
                                                  1999                    1998                   1998               1997
                                              ------------            ------------          -----------         -----------
Service Charge and other fees                 $        197            $        192          $       751         $      734
Miscellaneous income                                     5                      14                   30                 34
Sale of real estate                                     --                      --                  657                  -
                                              ------------            ------------          -----------         ----------

      Total non-interest income               $        202            $        206          $     1,438         $      768
                                              ============            ============          ===========         ==========

NON-INTEREST EXPENSE

           Non-interest expense for the three months ended March 31, 1999 and 1998 totaled $933,185 and $782,753, respectively.

           Non-interest expense for the years ended December 31, 1998, 1997 and 1996 totaled approximately $3,396,234, $2,866,188, and $2,567,338, respectively.
The increase in non-interest expenses of $530,046 from 1997 and 1998 was primarily due to the establishment of Navigation's branch bank facility at Woodridge.

           The increase in non-interest expense from 1996 to 1997 of $298,850 was due primarily to the establishment of Navigation's Kirby Branch.

           The following table summarizes the various categories of non-interest expense for periods indicated.

                              NON-INTEREST EXPENSE


                                                 Three Months Ended March 31                 Years ended December 31
                                               --------------------------------          -------------------------------
                                                  1999                  1998                1998                 1997
                                               ----------           -----------          -----------         -----------
Salaries and employee benefits                 $  504,320           $  459,900           $ 1,887,086         $ 1,676,070
Occupancy expense                                 168,979              117,804               583,052             453,708
Marketing and advertising                           5,403                2,055                10,999              14,829
Data processing fees                               59,748               57,193               236,215             199,648
Telephone                                           8,180                6,841                30,444              24,551
Insurance                                           7,303               11,362                27,079              24,266
Professional fees                                   7,974                9,375                40,235              37,572
Printing, stationery and supplies                  19,734               14,732                78,811              63,378
Director fees and expenses                         12,350               20,350                58,775              70,595
Security and courier service                       39,066               23,663               125,314              83,871
Franchise taxes                                    30,408               13,350               102,687              46,009

                         NON-INTEREST EXPENSE (CONT'D.)


                                               Three Months Ended March 31                  Years ended December 31
                                          -------------------------------------       ---------------------------------
                                              1999                    1998                 1998                 1997
                                          -------------         --------------        --------------     --------------
Year 2000 expense                         $       6,230          $          --        $        2,358     $           --
Postage                                          10,735                 11,120                37,160             34,443
Other expenses                                   52,755                 35,008               176,019            137,248
                                          -------------          -------------        --------------     --------------

      Total non-interest expense          $     933,185          $     782,753        $    3,396,234     $    2,866,188
                                          =============          =============        ==============     ==============

INCOME TAXES

           For the three month periods ended March 31, 1999 and 1998, Navigation's provision for income taxes was approximately $131,000 and $141,000, respectively. For the years ended December 31, 1998, 1997 and 1996, Navigation's provision for income taxes was approximately $841,497, $586,270 and $336,000, respectively. The increases from 1997 to 1998 and from 1996 to 1997 were due to increased earnings before taxes.

ASSET/LIABILITY MANAGEMENT

           Navigation seeks to maximize net interest income through growth in net earning assets and by protecting Navigation's net interest margin and ensuring adequate liquidity or growth in deposit flows. Navigation accomplishes this by structuring the balance sheet so that repricing opportunities exist for both assets and liabilities during approximately the same time intervals in the future. Management of Navigation and the Board recognize that a perfectly matched interest rate sensitive balance sheet is not possible and that imbalances in repricing opportunities at any point in time constitutes Navigation's interest sensitivity position.

           Management of Navigation attempts to manage these imbalances to provide for a consistently growing positive net interest rate margin under all interest rate environments. To this end, management of Navigation and Navigation's Asset and Liability Committee monitors the structure of Navigation's rate-sensitive assets and liabilities.

           A traditional indicator of the interest rate sensitivity position of a financial institution's balance sheet is the difference between rate sensitive assets and rate sensitive liabilities at given forward-looking time horizons, which is referred to as Navigation's "GAP" measurement. GAP analysis is a traditional indicator used for monitoring interest rate risk and Navigation employs GAP analysis as one of the means of monitoring Navigation's exposure to the risk of interest rate sensitivity. Management of Navigation believes that Navigation was not subject to any excessive interest rate risk at March 31, 1999.

             INTEREST RATE SENSITIVITY ANALYSIS AS OF MARCH 31, 1999

                             (DOLLARS IN THOUSANDS)
                                TERM TO REPRICING
                                -----------------

                                                   90 Days             91 Days                 More Than
                                                   Or Less            to 1 Year                 1 Year              Total
                                                -------------         ----------              -----------         -----------
Interest-earning assets:
      Federal funds sold                        $       6,722         $       --              $        --         $     6,722
      Investment securities, taxable                    1,593                159                    8,414              10,166
      Loans, net                                       23,176              5,993                   26,328              55,497
      Time CD's - other banks                              99                 --                    1,288               1,387
                                                -------------         ----------              -----------         -----------

Total interest-earning
      assets                                    $      31,590         $    6,152              $    36,030         $    73,772
                                                =============         ==========              ===========         ===========

                                             90 Days         91 Days          More Than
                                             Or Less        to 1 Year          1 Year           Total
                                             -------        ---------         ---------        -------
Interest-bearing liabilities:
           NOW & savings accounts            $ 5,583         $     --          $    --         $ 5,583
           Money market deposit               10,005               --               --          10,005
           Time & IRA time deposit            11,625           14,881           30,611          57,117
                                             -------         --------          -------         -------

           Total interest-bearing
                liabilities                  $27,213         $ 14,881          $30,611         $72,705
                                             =======         ========          =======         =======

Interest sensitivity gap period                4,377           (8,729)           5,420           1,068
                                             =======         ========          =======         =======

Cumulative gap                                 4,377           (4,352)           1,068
                                             =======         ========          =======

Cumulative ratio of interest-earning
           assets to interest-bearing
           liabilities                        116.08%           41.34%          117.71%

Cumulative gap to total assets                  5.42%            5.39%            1.32%


           INTEREST RATE SENSITIVITY ANALYSIS AS OF DECEMBER 31, 1998

                             (DOLLARS IN THOUSANDS)
                                TERM TO REPRICING
                                -----------------

                                                   90 Days            91 Days            More Than
                                                   Or Less           to 1 Year            1 Year            Total
                                                   -------           ---------          ----------         -------
Interest-earning assets:
           Federal funds sold                      $ 7,035           $     --            $    --           $ 7,035
           Time CD's - other banks                      --                396                892             1,288
           Investment securities, taxable            1,498              5,389              3,481            10,368
           Loans, net                               25,149              9,203             19,864            54,216
                                                   -------           --------            -------           -------

                Total interest-earning
                assets                             $33,682           $ 14,988            $24,237           $72,907
                                                   =======           ========            =======           =======

Interest-bearing liabilities:
           NOW & savings accounts                  $ 4,575           $     --            $    --           $ 4,575
           Money market deposit                     10,827                 --                 --            10,827
           Time & IRA time deposit                  11,820             15,081             17,992            44,893
                                                   -------           --------            -------           -------

                Total interest-bearing
                liabilities                        $27,222           $ 15,081            $17,992           $60,295
                                                   =======           ========            =======           =======

Interest sensitivity gap period                      6,460                (93)             6,245            12,612
                                                   =======           ========            =======           =======

Cumulative gap                                       6,460              6,397             12,612
                                                   ========           =======            =======

Cumulative ratio of interest-earning
           assets to interest-bearing
           liabilities                              123.73%             99.38%            134.71%

Cumulative gap to total assets                        8.04%              7.96%             15.70%

FINANCIAL CONDITION:

LENDING ACTIVITIES

           The primary source of income for Navigation is the interest earned on loans. Loans are the single largest component of Navigation's earning assets, as well as the highest yielding component. Due to the importance of loans to Navigation's profitability, most other assets and liabilities are managed to accommodate the funding of loans.

           At March 31, 1999, Navigation's total assets were approximately $80,808,833 as compared to $74,533,161 at March 31, 1998. At December 31, 1998,
total assets were approximately $80,322,103 as compared to $68,745,373 at December 31, 1997. At March 31, 1999, total loans were approximately $56,222,000 or 69.57% of total assets as compared to total loans of $50,486,000 or 67.73% of total assets at March 31, 1998.

           At December 31, 1998, total loans were $54,975,895 or 68% of total assets as compared to total loans of $49,357,633 or 72% of total assets at March 31, 1998. Management of Navigation believes that the increase in loans from 1997 to 1998 is primarily attributable to a continued, strong local and regional economy, and a relatively stable interest rate environment, as well as the favorable reputation Navigation enjoys among small businesses and professionals in Navigation's primary market area.

           The following table summarized the composition of Navigation's loan portfolio by type of loan on the dates indicated.


                           LOAN PORTFOLIO COMPOSITION
                             (DOLLARS IN THOUSANDS)

                                             Three Months Ended                             Years Ended
                                               March 31, 1999                                December 31,
                                          -------------------------         -----------------------------------------------
                                                                                    1998                       1997
                                                                            ------------------         --------------------
                                              Amount         %               Amount         %           Amount         %
                                           -----------    -------           -----------     --        ---------      -----
Type of loan:
      Commercial and financial             $    24,334         44           $    20,756     38        $    18,357       37
      Real estate                               24,148         43                23,352     42             25,454       51
      Installment loans to
      individuals                                7,740         13                10,868     20              6,144       12
                                           -----------    -------           -----------     --                       -----

      Total loans                          $    56,222        100           $    54,976    100        $    49,955      100
                                           ===========    =======           ===========    ===        ===========    =====

Less:
      Unearned loan fees                   $      (724)                            (760)                     (597)
      Allowance for loan losses                   (698)                            (699)                     (626)
                                           -----------                      -----------                ----------

      Net loans                            $    54,800                      $    53,517                $   48,732
                                           ===========                      ===========                ==========

      The following table sets forth the maturities of loans outstanding at December 31, 1998, and an analysis of sensitivities of all loans due to changes in interest rates.

                             LOAN MATURITY SCHEDULE
                             (DOLLARS IN THOUSANDS)
                              AT DECEMBER 31, 1998
                             ----------------------

                                           Due After 1
                            Due in 1        Year But         Due After
                          Year or Less    Before 5 Years      5 Years           Total
                          ------------    --------------    -------------     ---------
Residential Real
      Estate Loans          $   959          $ 1,655          $    --          $ 2,614
All Other Loans              24,941           25,800            1,621           52,362
                            -------          -------          -------          -------

                            $25,900          $27,455          $ 1,621          $54,976
                            =======          =======          =======          =======

      The following table sets forth as of March 31, 1999 and December 31, 1998, the dollar amounts of loans due after one year which had predetermined interest rates and which had floating or adjustable rates.

                             DOLLAR AMOUNT OF LOANS
                             (DOLLARS IN THOUSANDS)


                                                   March 31, 1999       December 31, 1998
                                                   --------------       -----------------
Type of interest rate:
      Predetermined                                  $    26,763           $     22,617
      Floating or adjustable                               6,563                  6,459
                                                     -----------           ------------

           Total                                     $    33,326           $     29,076
                                                     ===========           ============


ASSET QUALITY

           Management of Navigation has sought to maintain a high quality of assets and adhere to sound underwriting and lending practices. An analysis of the loan portfolio reveals a significant concentration of real estate related credits. At March 31, 1999, approximately 43% of total loans were secured by real estate. As of December 31, 1998, approximately 42% of total loans were secured by real estate. At December 31, 1997 and 1996, respectively, approximately 51% and 54% of total loans were secured by real estate.

           As of March 31, 1999, Navigation was the owner of one parcel of "Other Real Estate Owned". The parcel is a 57,000 square foot tract of land located in Harris County, Texas, and is carried on the books of Navigation at a value of $50,594. Navigation has placed a sales listing for the real estate.

           As a result of management of Navigation's ongoing review of the loan portfolio, loans are classified as non-accrual when it is not reasonable to expect collection of interest under the original terms of the loan due to a deterioration in the financial condition of the borrower. At March 31, 1999, Navigation had non-accrual loans totaling $290,545.

           Loan concentrations are defined as amounts of monies loaned to a number of borrowers engaged in similar activities which would cause them to be similarly impacted by economic and other conditions. Navigation constantly evaluates these concentrations for the purpose of assessing needed adjustments to Navigation's lending activities. Items that influence such adjustments are changes in the economy, loan to deposit ratios, and industry trends. Navigation has a target mix of 40% commercial loans, 49% real estate loans and 11% consumer loans for the purpose of further reducing risk resulting from concentration of credit.

           The Board and management of Navigation place great emphasis on strong loan underwriting procedures. Navigation has a loan review process the objective of which is to quickly identify and evaluate corrective action that is needed for marginal or trouble loans. In addition to the review of such loans by management of Navigation, all due and delinquent loans are also reviewed on a monthly basis by the Board.

CLASSIFICATION OF ASSETS

           Interest on loans is accrued and credited to income based upon the principal balance outstanding. Unless mitigating circumstances exist, it is the policy of Navigation to discontinue the accrual of interest income and classify a loan as non-accrual when principal or interest is 90 days past due, or financial condition of the borrowers has deteriorated, or when the principal and interest is not likely to be paid in accordance with the terms of the obligation. Loans are not returned to accrual status until principal and interest payments are brought current. Interest that is accrued and unpaid at the time a loan is placed on a non-accrual status is charged against income. Subsequent payments received are applied to the outstanding principal until the loan is removed from non-accrual status.

           Real estate acquired by Navigation as a result of foreclosure is classified as "other real estate owned". The properties are recorded on the date acquired at the lower or fair market value less estimated selling costs, or Navigation's recorded investment in the related loan. If the fair market value, after deducting the estimated selling closing costs of the acquired property, is less than the recorded investment in the related loan, the estimated loss is charged to the allowance for loan losses at that time. The resulting carrying value established at the date of the foreclosure becomes the new cost basis for subsequent accounting. After foreclosure, if the fair market value less estimated selling costs of the property, becomes less than its cost, the provision is charged to the provision for loan losses. Any costs related to the developmental improvement of the property are capitalized, whereas those costs relating to holding the property for sale are charged as expense.

           At December 31, 1998, 1997 and 1996, Navigation had $50,594 in other real estate owned. As of March 31, 1999, Navigation had $50,594 in other real estate owned.

ALLOWANCE FOR LOAN LOSSES

           In originating loans Navigation recognizes that credit losses will be experienced and the risk of loss will depend largely on the type of loan made, the credit worthiness of the borrower over the term of loan, and case of a collateralized loan the quality of the collateral of the loan as well as changes in general economic conditions. It is management of Navigation's policy to maintain an adequate allowance for loan losses based on, among other things, Navigation's historical loss experience, evaluation of economic conditions, and regular reviews of delinquencies and of the quality of the loan portfolio.

           The allowance for loan losses has been established through charges to earnings in the form of a provision for loan losses. Increases and decreases in the allowance due to changes in the measurement of impaired loans are included in the provision for loan losses. Loans continue to be classified as incurred unless they have been brought fully current and the collection of scheduled interest and principal is considered probable. When a loan or a portion of a loan is determined to be uncollectible, the portion that is deemed to be uncollectible is charged against the allowance.

           It is management of Navigation's policy to discontinue the accrual of interest income and classify a loan as non-accrual when principal or interest is 90 days past due, the financial condition of the borrower deteriorates, or when principal or interest is not likely to be paid in accordance with the terms of the obligation. The exception to this policy is when the loan is a secured loan and management of Navigation has investigated the circumstances of the loan and has reasonable cause to believe that the loan will be brought current from a specific source of repayment.

           Management of Navigation continues to actively monitor Navigation's asset quality and to charge off loans against the allowance for loan losses when appropriate, or to provide specific loan losses when necessary. Although management of Navigation believes it uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if the economic conditions differ from the economic conditions used as assumptions in making the initial determinations.

           Navigation's allowance for loan losses was $698,350 as of March 31, 1999 (1.3% of total loans), and $698,895 at December 31, 1998 (1.3% of total loans). Navigation experienced charged-offs totaling $10,595 during the three month period ended March 31, 1999. Navigation had no recoveries of previously charged off loans during the three month period ended March 31, 1999. Navigation experienced charge-offs totaling $7,269, $9,712 and $6,251 during the fiscal years ended December 31, 1998, 1997 and 1996, respectively. During those same years, Navigation had recoveries of previously charged-off loans totaling $-0-, $153, and $59,792, respectively.

           At March 31, 1999, Navigation's allowance for loan losses was comprised of a general loan portfolio allocation totaling $199,141 and a specific allocation totaling $499,209. At March 31, 1999, the Board determined that the allowance for loan losses was adequate.

           The following table sets forth an analysis of Navigation's allowance for possible loan losses for the periods indicated.


                         SUMMARY OF LOAN LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                                                  Years Ended December 31,
                                                                                             --------------------------------
                                                                     March 31, 1999              1998                1997
                                                                     --------------          -------------      -------------
Total net loans outstanding at end of period                                  54,800                53,517             48,731
      Average net loans outstanding during the year                           54,485                50,520             43,005
      Allowance for loan losses, beginning of period                             699                   626                466
      Loans charged-off during the period:                                         4                     7                 10
      Commercial and financial                                                     0                     0                  0
      Real estate mortgage                                                         0                     0                  0
      Real estate construction                                                     0                     0                  0
      Installment loans to individuals                                             0                     0                  0
                                                                       -------------         -------------      -------------

           Total loans charged-off                                                 4                     7                 10

Recoveries of loans previously charged-off:
      Commercial and financial                                                     0                     0                  0
      Real estate mortgage                                                         0                     0                  0
      Real estate construction                                                     0                     0                  0
      Installment loans to individuals                                             0                     0                  0
                                                                       -------------         -------------      -------------

           Total recoveries                                                        0                     0                  0

Net loans charged-off (recovered) during the period:
      Provisions for loan losses                                                  10                    80                170
      Allowance for loan losses, end of period                                   698                   699                626
      Non-performing loans, end of period                                      1,373                   967              1,115
      Net charge-offs (recoveries) during year to average net loans            .0007                   .01                .02
      Allowance as a percentage of non-performing loans                        50.91                 72.29              56.14

INVESTMENT ACTIVITIES

           Management and the Board of Directors of Navigation have made it a policy to classify virtually all investment securities purchased as "held to maturity". Securities in this category are recorded at amortized cost. The cost of investment securities sold is determined by the specific identification method. If a security has a decline in fair market value that is other than temporary then the security will be written down to its fair market value by recording a loss in the statement of operations. As of March 31, 1999, management of Navigation currently had $9,672,658 of securities classified as "held to maturity", and no "trading" securities.

           At March 31, 1999, Navigation had an unrealized gain on securities available for sale (net of taxes) of approximately $ -0-. As of March 31, 1999, Navigation's investment portfolio totaled approximately $10,165,000 compared to $10,368,000 at December 31, 1998. At March 31, 1999, 60% ($6,098,000) of
Navigation's investment portfolio consisted of mortgage backed securities.

           The following table summarizes the carrying value of Navigation's investment portfolio as of the dates indicated.

                         INVESTMENT SECURITIES PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                                          Years Ended December 31,
                                                                                          ------------------------
                                                                      March 31, 1999        1998             1997
                                                                      --------------      --------         -------
Investment securities, available for sale:
           U. S. Treasury securities                                     $    --          $    --          $   --
           U. S. government agencies                                          --               --              --
           Other securities                                                  241              216             198
           Mortgage backed securities                                        251              293             533
                                                                         -------          -------          ------

                Total investment securities, available for sale          $   492          $   509          $  731
                                                                         =======          =======          ======

Investment securities, held to maturity:
           U. S. Treasury securities                                     $ 1,000          $ 1,998          $1,993
           U. S. government agencies                                       2,000            7,037           2,659
           Mortgage backed securities                                      5,847               --           2,816
           Municipal securities                                              826              825             825
                                                                         -------          -------          ------

                Total investment securities, held to maturity            $ 9,673          $ 9,860          $8,293
                                                                         =======          =======          ======

                Total                                                    $10,165          $10,369          $9,024
                                                                         =======          =======          ======


           The following table sets forth the weighted average yield of the investment portfolio of Navigation as of March 31, 1999. The calculation of the weighted average interest yields is based on yield, weighted by the respective costs of the securities.

                    INVESTMENT CATEGORY AS OF MARCH 31, 1999
                             (DOLLARS IN THOUSANDS)

                                                                                                         Average
                                                                                   Amount                 Yield
                                                                                   ------                -------
Investment Category:
           Securities available for sale:
                0 - 1 year                                                     $         251              6.43%
                After 15 years                                                           241              6.00%
                                                                               -------------              ----

                     Total securities available for sale                       $         492              6.21%
                                                                               -------------              ----

           Securities held to maturity:
                0 - 1 year                                                     $       1,000              6.38%
                1 - 5 years                                                            4,924              5.62%
                5 - 10 years                                                           3,112              6.86%
                Due after 15 years                                                       637              8.00%
                                                                               -------------              ----

                Total securities held to maturity                              $       9,673              6.25%
                                                                               -------------              ----

                Total investment securities                                    $      10,165              6.24%
                                                                               =============              ====

DEPOSIT ACTIVITIES

           Deposits are the primary source of funds for Navigation's lending and other investment activities. In addition to deposits, Navigation derives funds from interest payments, loan principal payments, and funds provided from operations. Schedule loan repayments are a relatively stable source of funds, while deposit inflows and outflows are influenced by competitive and general market interest rates, overall economic growth, and activity in Navigation's market area. Navigation also has federal funds purchase lines available from two correspondent banks for short term borrowing needs. Navigation has never experienced the need to use the federal funds purchase borrowing lines of credit.

           Navigation attracts deposits from within its principal market area through the offering of a full line of deposit products. Deposit products include checking accounts, money market accounts, savings accounts, regular time deposits, and individual retirement savings plans.

           Navigation does not generally accept deposits from areas outside its local geographic market and has not aggressively pursued large denomination or high interest bearing certificates of deposit outside of Navigation's local market area. As of March 31, 1999, Navigation had $16,572,000 in time deposits with balances of $100,000 or more. As of December 31, 1998, 1997, and 1996, Navigation had time deposits in excess of $100,000 totaling $15,546,426, $11,789,679 and $8,239,050, respectively.

           Navigation establishes maturity terms, service fees, and withdrawal penalties on a periodic basis. The determination of interest rates and terms is dependent upon funds acquisition and liquidity needs, interest rates paid by competitors, growth goals, loan demand and federal regulations.

           The following table sets forth the average balances and average weighted rates for Navigation's categories of deposits for the periods indicated.

                                    DEPOSITS
                             (DOLLARS IN THOUSANDS)

                                      Three Month Ended                 Year Ended                          Year ended
                                        March 31, 1999                December 31, 1998                   December 31 1997
                                        --------------                -----------------                   ----------------
                                  Increase (Decrease) Due to      Increase (Decrease) Due to          Increase (Decrease) Due to
                                  --------------------------      --------------------------          --------------------------

                                  Average   Average   Total       Average     Average   Total        Average   Average   Total
                                  Volume     Rate     Change      Volume       Rate     Change       Volume     Rate     Change
                                  ------     ----     ------      ------       ----     ------       ------     ----     ------
Non-interest bearing demand
   deposits                     $  26,790       0%    37.20%       27,404         0%     39.00%      24,524         0%    40.77%
Interest bearing demand and
   NOW deposits                     3,165    1.95%     4.39%        2,757      2.14%      3.92%       2,655      1.96%     4.41%
Savings account deposits            4,928    2.76%     6.85%        4,016      2.74%      5.71%       3,652      2.55%     6.07%
Money market accounts
   deposits                         7,397    2.06%    10.26%        7,254      2.07%     10.32%       6,574      2.05%    10.93%
%Time deposits                     29,746    4.81%    41.30%       28,837      5.22%     41.05%      22,747      5.11%    37.82%
                                ---------                          ------                            ------

             Total              $  72,026            100.00%       70,268               100.00%      60,152              100.00%
                                 ========                          ======                            ======

Weighted Average Rate
   (All Deposits)                            2.48%                             2.62%                             2.43%

           The following table indicates the amount of Navigation's certificates of deposit of $100,000 or more by time remaining until maturity at March 31, 1999.

                                                                     Certificates of
                                                                   $100,000 or greater
                                                                 (Dollars in Thousands)
Maturity Period as of March 31, 1999:
   Under three months                                                $     6,766
   Over three months through twelve months                                 8,634
   Over twelve months                                                      1,172
                                                                     -----------

           Totals                                                    $    16,572
                                                                     -----------

RETURN ON EQUITY AND ASSETS

The following table sets forth Navigation's performance ratios for the periods indicated

                                                                                          December 31,
                                                                     ---------------------------------------------------
                                                                       1998               1997               1996
                                                                     ---------         -----------       --------------
Return on average assets                                                 2.09%               1.52%                1.15%
Return on average equity                                                25.11%              19.81%               15.17%
Dividend payout ratio                                                     N/A                 N/A                  N/A
Year-end equity to year-end total assets                                 8.98%               8.12%                7.14%
Average interest-earning assets to average
      interest bearing liabilities                                       1.61%               1.62%                1.59%
Non-performing loans and other real estate
      owned to average total assets                                       .24%                .29%                 .10%
Non-performing loans to total loans                                      2.04%               2.52%                 .46%
Allowance for loan losses to total loans                                 1.29%               1.27%                1.21%
Net charge-offs (Recoveries) to average net loans                         .01%                .02%                 .02%

LIQUIDITY AND CAPITAL RESOURCES

           Navigation's principal sources of funds are deposits, principal and interest payments on loans, interest on investments, and sales of investment securities. During 1998, Navigation experienced deposit growth of $9,552,291, or 15.8%. Management of Navigation is unaware of any trends in the sources or uses of funds by Navigation that are expected to have a material adverse impact on Navigation's liquidity position. Navigation believes it maintains significant sources of secondary liquidity in case events occur that would cause a material change in the liquidity position of Navigation. Navigation also meets the definition of a "well capitalized" financial institution.

           At March 31, 1999, shareholder equity was approximately $7,459,987 or 9.2% of total assets compared to $7,208,887, or 8.9% of total assets as of December 31, 1998. At March 31, 1999 and December 31, 1998, respectively, Navigation's Tier I risk base capital ratios were approximately 12.03% and 11.86%. All of Navigation's capital ratios exceed the minimum regulatory guidelines for a "well capitalized" bank.

IMPACT OF INFLATION AND CHANGING PRICES

           Navigation's financial statements have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on the operations of Navigation is reflected in increased operating cost. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. Consequently, changes in interest rates have a more significant impact on the performance of a financial institution than do the effect of changes in the general rate of inflation and changes in prices. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services in general.

FEDERAL AND STATE TAXATION

           Although a bank's income tax liability is determined under the provision of the Code, which is applicable to taxpayers or corporations, sections 581 and 597 of the Code apply specifically to financial institutions.

           The two primary areas in which the treatment of financial institutions differs from the treatment of other corporations under the Code are bond gains and losses, and bad debt deductions. Bond gains and losses generated from the sale or exchange of portfolio securities are generally treated for financial institutions as ordinary gains and losses as opposed to capital gains and losses for other corporations. The Code considers bond portfolios held by Navigation to be inventory in a trade or business rather than to be capital assets. Banks are allowed a statutory method for calculating a tax deductible reserve for bad debt deductions.

                      CERTAIN INFORMATION ABOUT SOUTHTRUST

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           SouthTrust is required by the Exchange Act to file certain information about itself with the Commission. Some of the information filed by SouthTrust with the Commission is "incorporated by reference" into this Proxy Statement/Prospectus. By allowing SouthTrust to incorporate by reference information about SouthTrust into this Proxy Statement/Prospectus means that important information about SouthTrust, its business, operations and financial condition can be disclosed to you by referring you to other documents filed by SouthTrust with the Commission before and after the date of this Proxy Statement/Prospectus. The information incorporated by reference is deemed to be part of this Proxy Statement/Prospectus, except for any information superseded by information in this Proxy Statement/Prospectus. This Proxy Statement/Prospectus incorporates by reference the following documents filed by SouthTrust with the Commission:

                     1. SouthTrust's Annual Report on Form 10-K for the year ended December 31, 1998 (including therein SouthTrust's Proxy Statement for its Annual Meeting of Stockholders held on April 21,
           1999) (Commission File No. 0-3613);

                     2. SouthTrust's Quarterly Report on Form 10-Q, dated March 31, 1999 (Commission File No. 0-3613); and

                     3. SouthTrust's Registration Statement on Form 8-A, dated January 22, 1999 (Commission File No. 0-3613).

           All documents filed with the Commission by SouthTrust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to final adjournment of the Special Meeting, are also deemed to be incorporated by reference into this Proxy Statement/Prospectus from the date of the filing of such documents.

           The audited financial statements of SouthTrust incorporated herein by reference should only be read in conjunction with the discussion of consummated and pending acquisitions set forth under the caption "SUMMARY - Parties to the Merger - SouthTrust.

           If you receive a copy of this Proxy Statement/Prospectus, you may request from SouthTrust, without charge, copies of all of the documents which are incorporated by reference into this Proxy Statement/Prospectus. Copies of exhibits to the documents incorporated by reference will not be provided to you unless the exhibits themselves are specifically incorporated into the documents incorporated by reference. You should make your requests in writing or orally to:

           Mr. Alton E. Yother
           Secretary, Treasurer and Controller
           SouthTrust Corporation
           420 North 20th Street, 34th Floor
           Birmingham, Alabama 35203
           Telephone Number: (205) 254-5000.

WHERE YOU CAN FIND MORE INFORMATION ABOUT SOUTHTRUST

           You can also obtain more information about SouthTrust from other sources as listed in "Available Information" at p. 1 and at SouthTrust's page on the world wide webb at http://www.southtrust.com.


                                  LEGAL MATTERS

           Bradley Arant Rose & White LLP Birmingham, Alabama, counsel for SouthTrust will give an opinion as to certain legal matters in connection with the SouthTrust Common Stock being offered by this Proxy Statement/Prospectus. As of March 31, 1999, the partners and associates of the firm of Bradley Arant Rose & White LLP beneficially owned approximately {3,052,500} shares of SouthTrust Common Stock.

           The law firm of Hausler, Farra & Kennedy, Houston, Texas, will give an opinion as to certain legal matters relating to the Merger for Navigation.


                                     EXPERTS

           The consolidated financial statements of SouthTrust Corporation and subsidiaries incorporated by reference in this Proxy Statement/Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

           Killingsworth & Company, independent public accountants, have audited the financial statements of Navigation included in this Proxy Statement/Prospectus for the periods indicated in their report. We included these financial statements in this Proxy Statement/Prospectus in reliance upon the authority of Killingsworth & Company as experts in giving said reports.


                           OTHER SHAREHOLDER PROPOSALS

           The Board of Directors of Navigation does not know of any matter to be brought before the Special Meeting other than as described in the Notice of Special Meeting accompanying this Proxy Statement/Prospectus. If any other matter comes before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment with respect to such other matters.

                                 NAVIGATION BANK

                          Independent Auditor's Report
                                       and
                          Audited Financial Statements

                        December 31, 1998, 1997 and 1996


                   Independent Accountant's Compilation Report
                                       and
                         Condensed Financial Statements

                             March 31, 1999 and 1998

              INDEX TO THE FINANCIAL STATEMENTS OF NAVIGATION BANK


AUDITED FINANCIAL STATEMENTS


Report of Independent Certified Public Accountant...........................................................................F-1

Balance Sheets as of December 31, 1998 and 1997.............................................................................F-2

Statements of Income For the Years Ended December 31, 1998, 1997 and 1996...................................................F-3

Statements of Changes in Stockholders' Equity For the Years Ended December 31, 1998, 1997 and 1996..........................F-4

Statements of Cash Flows For the Years Ended December 31, 1998, 1997 and 1996...............................................F-5

Notes to Audited Financial Statements.......................................................................................F-6



UNAUDITED FINANCIAL STATEMENTS


Disclaimer of Independent Certified Public Accountant......................................................................F-15

Balance Sheets as at March 31, 1999 and 1998................................................................................F-16

Condensed Statements of Income For the Periods Ended March 31, 1999 and 1998...............................................F-17

Condensed Statements of Changes in Stockholders' Equity For the Periods Ended March 31, 1999 and 1998......................F-18

Condensed Statements of Cash Flows For the Periods Ended March 31, 1999 and 1998...........................................F-19

Notes to Unaudited Condensed Financial Statements..........................................................................F-20

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
           Navigation Bank:

           We have audited the accompanying balance sheets of Navigation Bank as of December 31, 1998 and 1997, and the related statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Navigation Bank as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.




                                              /s/ KILLINGSWORTH & COMPANY P.C.






Houston, Texas
March 22, 1999

                                 NAVIGATION BANK

                                 Balance Sheets
                             (Dollars in Thousands)




                                                                                                      December 31,
                                                                                             ----------------------------
                                                                                                1998              1997
                                                                                             ----------        ----------
Assets
      Cash and cash equivalents:
      Cash and due from banks                                                                $    5,364        $    5,980
      Federal funds sold                                                                          7,035             1,925
                                                                                             ----------        ----------

           Total cash and cash equivalents                                                       12,399             7,905
                                                                                             ----------        ----------
Interest-bearing deposits                                                                         1,288               993
Investment securities:
      Available for sale                                                                            508               731
      Held to maturity                                                                            9,860             8,293
Loans, net                                                                                       53,517            48,732
Bank premises and equipment, net                                                                  2,154             1,415
Accrued interest receivable and other assets                                                        545               625
Other real estate owned                                                                              51                51
                                                                                             ----------        ----------

                                                                                             $   80,322        $   68,745
                                                                                             ==========        ==========

Liabilities and Stockholders' Equity
Deposits:
      Demand                                                                                 $   27,000        $   25,720
      Savings and other time                                                                     45,157            36,605
                                                                                             ----------        ----------

                Total deposits                                                                   72,157            62,325
                                                                                             ----------        ----------

Accrued interest and other liabilities                                                              955               836
                                                                                             ----------        ----------
                Total liabilities                                                                73,112            63,161
                                                                                             ----------        ----------

Commitments and contingent liabilities                                                               --                --

Stockholders' equity:
      Common stock of $32.50 par value.
           Authorized, issued and outstanding
             43,345 shares                                                                        1,409             1,409
      Surplus                                                                                     4,500             2,900
      Retained earnings                                                                           1,301             1,285
      Unrealized holding gains (losses)                                                               -               (10)
                                                                                             ----------        -----------

                Total stockholders' equity                                                        7,210             5,584
                                                                                             ----------        ----------

                                                                                             $   80,322        $   68,745
                                                                                             ==========        ==========




The accompanying notes are an integral part of these financial statements.

                          KILLINGSWORTH & COMPANY, P.C.

                                 NAVIGATION BANK

                              Statements of Income
                 (Dollars in Thousands except Per Share Amounts)



                                                                 Year Ended
                                                                 December 31,
                                                  -------------------------------------------
                                                    1998              1997              1996
                                                  --------          --------        ---------
Interest income:
      Interest and fees on loans (note 1)          $ 5,234          $ 4,414          $ 3,237
      Investment securities                            509              574              625
      Interest on deposits                              69               49               42
      Interest on Federal funds sold                   525              281              365
                                                   -------          -------          -------

           Total interest income                     6,337            5,318            4,269
                                                   -------          -------          -------

Interest expense on deposits                         1,842            1,461            1,204

           Net interest income                       4,495            3,857            3,065
                                                   -------          -------          -------

Provision for loan losses                               80              170               90

           Net interest income after
             provisions for loan losses              4,415            3,687            2,975
                                                   -------          -------          -------

Other income:
      Service fees on deposit accounts                 751              734              598
      Commissions, fees and other                      687               34               15
                                                   -------          -------          -------

           Total other income                        1,438              768              613
                                                   -------          -------          -------

Other expenses:
      Salaries and benefits                          1,771            1,572            1,334
      Occupancy expenses                               583              454              425
      Other operating expenses                       1,042              841              809
                                                   -------          -------          -------

           Total other expenses                      3,396            2,867            2,568
                                                   -------          -------          -------

           Income before Federal
             income tax                              2,457            1,588            1,020
                                                   -------          -------          -------

Federal income tax                                     841              586              336
                                                   -------          -------          -------

           Net income                                1,616            1,002              684
                                                   =======          =======          =======

Net income per common share                        $ 37.28          $ 23.12          $ 15.78

Weighted average shares outstanding                 43,345           43,345           43,345


The accompanying notes are an integral part of these financial statements.



                          KILLINGSWORTH & COMPANY, P.C.

                                 NAVIGATION BANK

                  Statements of Changes in Stockholders' Equity
                             (Dollars in Thousands)


                                                                                                           Unrealized
                                                                                                             Holding
                                                              Par                           Retained         Gains
                                             Shares          Value          Surplus         Earnings        (Losses)      Total
                                             ------          -----          -------         --------        --------      -----
Balance,
      December 31, 1995                      43,345          $1,409          $1,800          $   699           $(10)      $ 3,898
                                             ======          ======          ======          =======           ====       =======

Net income                                       --              --              --              684             --           684

Transfer from retained
      earnings to surplus                        --              --             800             (800)            --            --

Unrealized change in investment
      securities available for sale              --              --              --               --              1             1
                                             ------          ------          ------          -------           ----       -------

Balance,
      December 31, 1996                      43,345          $1,409          $2,600          $   583           $ (9)      $ 4,583
                                             ======          ======          ======          =======           ====       =======

Net income                                       --              --              --            1,002             --         1,002

Transfer from retained
      earnings to surplus                        --              --             300             (300)            --            --

Unrealized change in investment
      securities available for sale              --              --              --               --             (1)           (1)
                                             ------          ------          ------          -------           ----       -------

Balance,
      December 31, 1997                      43,345          $1,409          $2,900          $ 1,285           $(10)      $ 5,584
                                             ======          ======          ======          =======           ====       =======

Net income                                       --              --              --            1,616             --         1,616

Transfer from retained
      earnings to surplus                        --              --           1,600           (1,600)            --            --

Unrealized change in investment
      securities available for sale              --              --              --               --             10            10
                                             ------          ------          ------          -------           ----       -------

Balance,
      December 31, 1998                      43,345          $1,409          $4,500          $ 1,301           $ --       $ 7,210
                                             ======          ======          ======          =======           ====       =======














The accompanying notes are an integral part of these financial statements.

                          KILLINGSWORTH & COMPANY, P.C.

                                 NAVIGATION BANK

                            Statements of Cash Flows
                             (Dollars in Thousands)

                                                                            Year Ended December 31,
                                                                ----------------------------------------------
                                                                  1998               1997              1996
                                                                ----------         ---------          --------
Cash flows from operating activities:
      Net income                                                $  1,616           $  1,002           $    684
      Adjustments to reconcile net
           income to net cash provided
           by operating activities:
                Depreciation, amortization
                     and accretion                                   183                142                 96
                Loan recoveries                                       --                 --                 60
                Gain on other asset disposition                       --                  3                 --
                Decrease (increase) in accrued
                     interest and other assets                        81               (168)              (126)
(Decrease) increase in accrued
                     interest and other liabilities                  114                 84                 90
                Provision for loan losses                             80                170                 90
                                                                --------           --------           --------
                     Net cash provided by
                          operating activities                     2,074              1,233                894
                                                                --------           --------           --------

Cash flows from investing activities:
      Proceeds from maturities of
           held-to-maturity securities                             2,924              2,307              1,040
      Purchase of held-to-maturity securities                     (4,499)            (1,048)            (2,982)
      Proceeds from maturities of
           available for sale securities                             247                 81              1,228
      Purchase of securities available for sale                      (17)                --                 --
      Net decrease (increase) in loans                            (4,865)           (10,795)           (10,967)
      Purchase of equipment                                         (908)              (123)            (1,054)
      Proceeds from sale of other real estate                         --                 --                160
      Increase (decrease) in interest-bearing deposits              (295)              (293)                --
                                                                --------           --------           --------

                     Net cash provided by (used
                          in) investing activities                (7,413)            (9,871)           (12,575)
                                                                --------           --------           --------

Cash flows from financing activities:
      Net increase (decrease) in deposits                          9,833              4,195             17,405

                Net cash provided by (used
                     in) financing activities                      9,833              4,195             17,405
                                                                --------           --------           --------

                Net increase (decrease) in
                     cash and cash equivalents                     4,494             (4,445)             5,724
                                                                --------           --------           --------

Cash and cash equivalents at beginning of year                     7,905             12,350              6,626
                                                                --------           --------           --------

Cash and cash equivalents at end of period                      $ 12,399           $  7,905           $ 12,350
                                                                ========           ========           ========

Supplemental information:
      Taxes paid                                                $    833           $    685           $    268
      Interest paid                                             $  1,834           $  1,453           $  1,175


The accompanying notes are an integral part of these financial statements.



                          KILLINGSWORTH & COMPANY, P.C.

                                 NAVIGATION BANK

                          Notes to Financial Statements
                             (Dollars in Thousands)

(1)        Summary of Significant Accounting Policies

           Navigation is a state chartered institution offering full banking services through four branches in the Houston, Texas area.

           Navigation's primary sources of revenue are derived from investing in
           U. S. Treasury and Agency securities and granting loans to customers in the Houston Area. While Navigation has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent on the economics in that area.

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

           The accounting and reporting policies of Navigation conform to generally accepted accounting principles. A description of the more significant accounting policies follows:

                  (a) Statement of Cash Flows - The real estate owned was acquired in a non-cash transaction. For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and Federal funds sold.

                  (b) Investment Securities - Management determines the appropriate classification of securities at the time of purchase. If management has the intent and Navigation has the ability at the time of purchase to hold securities until maturity or on a long-term basis, they are classified as held to maturity and carried at amortized historical cost. Securities to be held for indefinite periods of time and not intended to be held to maturity or on a long-term basis are classified as available for sale and carried at fair value. Securities held for indefinite periods of time include securities that management intends to use as part of its asset and liabilities management strategy and that may be sold in response to changes in interest rate, resultant prepayment risk and other factors, related to interest rate and resultant prepayment risk changes.

                           Realized gains and losses on dispositions are based on the net proceeds and the adjusted book value of the securities sold, using the specific identification method. Unrealized gains and losses on investment securities available for sale are based on the difference between book value and fair value of each security. These gains and losses, net of any income tax effect, are reported as a separate component of stockholders' equity. Realized gains and losses flow through Navigation's yearly statements of income.

                  (c) Loans and allowance for loan losses - Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Unearned discount on installment loans is recognized as income over the terms of the loans by the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Accrual of interest is discontinued on a loan 90 days past due or sooner if management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

                          KILLINGSWORTH & COMPANY, P.C.

                                 NAVIGATION BANK

                    Notes to Financial Statements, Continued
                             (Dollars in Thousands)



(1)        Summary of Significant Accounting Policies, continued


           (d) Navigation Premises and Equipment - Office equipment and buildings are stated at cost less accumulated depreciation computed principally on the straight-line method over the estimated useful lives of the assets.

           (e) Real Estate Owned - Real estate owned represents real estate acquired through foreclosure or deed in lieu of foreclosure and is stated at the lower of the outstanding loan balance at the time of foreclosure or appraised value. Gains on the sale of real estate owned are generally deferred and recognized on the installment method as the sale proceeds are received. Losses and write-downs resulting from periodic reevaluations of the property are charged to other expenses.

           (f) Income Taxes - Income taxes are provided for the tax effects of transactions reported in the financial statement, regardless of the period in which such items are recognized for tax purposes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

           (g) Deferred Loan Fees - Loan commitment and origination fees and the direct costs of loan origination are deferred when material. The net deferred loan fees are amortized into income over the life of the related loans.

           (h) Off Balance Sheet Financial Instruments - In the ordinary course of business, Navigation has entered into off balance sheet financial instruments consisting of commitments to extend credit and commercial letters of credit. Such financial instruments are recorded in the financial statements when they are funded.

           (i) Earnings per Common Share - Earnings per common share is calculated by dividing net income by the weighted average number of common shares outstanding during the period.


(2)        Investment Securities

           The amortized cost and fair values of investment securities available for sale at December 31, 1998 are summarized as follows:


                                                           Amortized           Unrealized             Unrealized           Fair
                                                             Cost                Gains                   Losses           Value
                                                         ----------            ---------              ---------         ---------
                  Other securities                       $      216            $      --              $      --         $     216
                  Mortgage-backed securities                    293                   --                     (1)              292
                                                         ----------            ---------              ---------         ---------

                                                         $      509            $      --              $      (1)        $     508
                                                         ==========            =========              =========         =========





                          KILLINGSWORTH & COMPANY, P.C.

                                 NAVIGATION BANK

                             (Dollars in Thousands)


(2) Investment Securities, continued

The amortized cost and fair values of investment securities held to maturity at December 31, 1998 are summarized as follows:

                           Amortized       Unrealized     Unrealized       Fair
                             Cost             Gains         Losses         Value
                           ---------       ----------    ----------       -------
U.S. Treasury
   securities                $1,998               $ 8       $   --        $2,006
U.S. government
   agencies                   7,037                27           --         7,064
State and political             825                22           --           847
                             ------               ---       ------        ------

                             $9,860               $57       $   --        $9,917
                             ======               ===       ======        ======


The amortized cost and fair values of investment securities available for sale at December 31, 1997 are summarized as follows:


                           Amortized       Unrealized    Unrealized        Fair
                             Cost             Gains         Losses         Value
                           ---------       ----------    ----------       ------
Other securities             $  198               $--     $   --          $  198
Mortgage-backed securities      547                --        (14)            533
                             ------               ---     ------          ------

                             $  745               $--     $  (14)         $  731
                             ======               ===     ======          ======


The amortized cost and fair values of investment securities held to maturity at December 31, 1997 are summarized as follows:

                           Amortized       Unrealized    Unrealized        Fair
                             Cost             Gains        Losses          Value
                           ---------       ----------    ----------       -------
U.S. Treasury
   securities                $1,993               $ 9     $   (8)         $1,994
U.S. Government
   Agencies                   2,659                --        (22)          2,637
State and political             825                14         --             839
Mortgage-backed securities    2,816                60        (15)          2,861
                             ------               ---     ------          ------

                             $8,293               $83     $  (45)         $8,331
                             ======               ===     ======          ======

There were no gross realized gains or losses on sales of available for sale securities for the period ended December 31, 1998, December 31, 1997 and December 31, 1996.








                          KILLINGSWORTH & COMPANY, P.C.

           The following table shows the maturity distribution of the investment portfolio at December 31, 1998:

                              Available for Sale              Held to Maturity
                            ----------------------       -----------------------
                            Amortized        Fair        Amortized        Fair
                               Cost          Value          Cost          Value
                            ---------        -----       ---------        ------
Due in one year or less      $  293          $292         $2,499          $2,510
Due after one year
     through five years          --            --          4,435           4,453
Due after five years
     through 15 years            --            --          2,212           2,210
Due after 15 years              216           216            714             744
                             ------          ----         ------          ------

                             $  509          $508         $9,860          $9,917
                             ======          ====         ======          ======



           The following table shows the maturity distribution of the investment portfolio at December 31, 1997:

                              Available for Sale          Held to Maturity
                            ---------------------      ----------------------
                            Amortized      Fair        Amortized       Fair
                               Cost        Value          Cost         Value
                            ---------      -----       ---------       ------
Due in one year or less      $ --          $ --        $   --          $   --
Due after one year
     through five years        --            --         4,162           4,146
Due after five years
     through 15 years          --            --         1,312           1,323
Due after 15 years            198           198            --              --
                             ----          ----        ------          ------

                              198           198         5,477           5,469

Mortgage backed securities    547           533         2,816           2,861
                             ----          ----        ------          ------

                             $745          $731        $8,293          $8,330
                             ====          ====        ======          ======



           Investment securities with a carrying amount of $2,000 and $1,200 at December 31, 1998 and 1997, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

(3)        Loans

           Major classifications of loans are as follows:


                                                                     December 31,
                                                         ---------------------------------------
                                                               1998                     1997
                                                         --------------          ---------------
                  Commercial                             $       20,756          $        18,357
                  Real estate                                    23,352                   25,454
                  Installment                                    10,868                    6,144
                                                         --------------          ---------------
                                                                 54,976                   49,955
                  Less unearned discount                           (760)                    (597)
                                                         --------------          ---------------
                                                                 54,216                   49,358
                  Less allowance for loan losses                   (699)                    (626)
                                                         ---------------         ----------------

                                                         $       53,517          $        48,732
                                                         ==============          ===============


           Impaired loans were $157 and $146 at December 31, 1998 and December 31, 1997, respectively. The reduction in interest associated with these impaired loans was insignificant and no valuation allowance for loan losses related to impaired loans has been established. There were no commitments to lend additional funds to these borrowers at December 31, 1998 and 1997.


           Changes in the allowance for loan losses were as follows:


                                                                            December 31,
                                                       -------------------------------------------------------
                                                            1998                1997                 1996
                                                       -------------      ----------------     ---------------
                  Balance,
                     beginning
                     of year                           $      626            $      466           $      322
                  Provision charged
                     to operations                             80                   170                   90
                  Loans charged off                            (7)                  (10)                  (6)
                  Recoveries                                   --                    --                   60
                                                       ----------            ----------           ----------

                  Balance,
                     end of year                       $      699            $      626           $      466
                                                       ==========            ==========           ==========




                          KILLINGSWORTH & COMPANY, P.C.

                                 NAVIGATION BANK

                             (Dollars in Thousands)


(4)        Navigation Premises and Equipment

           Major classifications of these assets are summarized as follows:

                                                                       December 31,
                                                         ---------------------------------------
                                                              1998                      1997
                                                         -------------             -------------
                  Land                                   $         897             $       1,002
                  Building                                       1,050                       258
                  Equipment                                        542                       328
                  Leasehold improvements                           164                       153
                  Automobile                                        --                        26
                                                         -------------             -------------
                                                                 2,653                     1,767
                  Accumulated Depreciation                        (499)                     (352)
                                                         -------------             -------------
                                                         $       2,154             $       1,415
                                                         =============             =============

           Depreciation and amortization expense amounted to $159,141, $95,727, and $86,763 in the years ended December 31, 1998, 1997 and 1996, respectively.

(5)        Deposits

           Included in interest-bearing time deposits are certificates of deposit in amounts of $100,000 or more. These certificates and their remaining maturities at December 31, 1998 and 1997, respectively, are as follows:


                                                                    December 31,
                                                        -------------------------------------
                                                           1998                      1997
                                                        ----------               ------------
                  Three months or less                  $    6,105               $      4,659
                  Three months to one year                   8,638                      1,927
                  One to three years                           603                      4,193
                  Three to five years                          200                      1,011
                                                        ----------               ------------

                                                        $   15,546               $     11,790
                                                        ==========               ============


(6)        Income Tax

           The total income taxes (benefits) in the statements of income are as follows:

                                                                     Year ended December 31,
                                                      -----------------------------------------------------
                                                         1998                  1997                 1996
                                                      ----------            ----------           ----------
                  Current                             $      841            $      586           $      366
                  Deferred (benefit)                          --                    --                   30
                                                      ----------            ----------           ----------

                  Federal income tax expense          $      841            $      586           $      336
                                                      ==========            ==========           ==========





                          KILLINGSWORTH & COMPANY, P.C.

           Income tax expense at the Federal statutory rate of 34% is reconciled to Navigation's actual provision as follows:

                                                                                       Year ended December 31,
                                                                       -----------------------------------------------------
                                                                            1998                1997                 1996
                                                                       ----------            ----------           ----------
                  Tax at statutory rate                                $      835            $      540           $      347
                  Effect on tax exempt income                                 (13)                  (13)                 (13)
                  Other non-deductible expense                                 19                    59                    2
                                                                       ----------            ----------           ----------

                                                                       $      841            $      586           $      336
                                                                       ==========            ==========           ==========

           Deferred tax assets and deferred tax liabilities at December 31, 1998, 1997 and 1996 were as follows:

                                                                                       Year ended December 31,
                                                                       -----------------------------------------------------
                                                                            1998                1997                 1996
                                                                       ----------            ----------           ----------
                  Total deferred tax liabilities -
                     depreciation differences                          $        4            $       17           $       17
                                                                       ==========            ==========           ==========

(7)        Commitments and Contingent Liabilities

           Navigation leases three of its facilities under operating leases which expire in 2004, 2005 and 2008, respectively. Total rent expense for 1998, 1997 and 1996 was $195, $188 and $188, respectively.
           Navigation contracts for data-processing services under a contract which expires in 2000. The total contract expense for 1998, 1997 and 1996 was $233, $197 and $187, respectively. The following is a schedule of the future minimum lease payments under operating leases for facilities and information services.

                                                    Year ending
                                                   December 31,
                                                   ------------
                                                       1999                          $       363
                                                       2000                                  247
                                                       2001                                  210
                                                       2002                                  210
                                                       2003                                  210
                                                    Thereafter                               691
                                                                                     -----------
                                                                                     $     1,931
                                                                                     ===========

           Navigation has four lines of credit available for short-term liquidity needs. The lines totaled $10,600 and have varying terms and charge interest at the overnight federal funds rate. Certain securities are pledged as required. No amounts have been drawn against these lines of credit. Also, Navigation has a line of credit with the Federal Home Loan Bank in the amount of $1,200 collateralized by a blanket lien on qualified loans. The rate of interest charged depends on the term of the loan requested. No amounts have been drawn against this line of credit.

           In the normal course of business Navigation makes various commitments and incurs certain contingent liabilities that are not presented in the accompanying financial statements. The commitments and contingent liabilities include various guarantees, commitments to extend credit, and standby letters of credit. At December 31, 1998 and 1997, such commitments and standby letters of credit aggregated approximately $5,717 and $8,674, respectively. Navigation does not anticipate any material losses as a result of the commitments and contingent liabilities.




                          KILLINGSWORTH & COMPANY, P.C.

                                 NAVIGATION BANK

                             (Dollars in Thousands)

(8)        Related Party Transactions

           Navigation has entered into transactions with certain officers, directors, significant shareholders and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 1998 and 1997, was $641 and $1,151, respectively. During 1998 and 1997, new loans to such related parties amounted to approximately $864 and $5 and net repayments amounted to approximately $226 and $422, respectively.

(9)        Retained Earnings

           Banking regulations limit the amount of dividends that may be paid without prior approval of Navigation's regulatory agency.

(10)       Financial Instruments with Off-Balance-Sheet Risk

           Navigation is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

           Navigation's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notational amount of those instruments (see note 7). Navigation uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

           Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Navigation evaluates each customer's credit worthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by Navigation upon extension of credit, varies and is based on management's credit evaluation of the counterparty.

           Standby letters of credit are conditional commitments issued by Navigation to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing stand-by letters of credit is essentially the same as that involved in extending loan facilities to customers. Navigation's policy for obtaining collateral and the nature of such collateral is essentially the same as that involved in making commitments to extend credit.

(11)       Concentrations of Credit

           Most of Navigation's loans, commitments, and commercial and standby letters of credit have been granted to customers in Navigation's market area. Most such customers are depositors of Navigation. The concentrations of credit by type of loan are set forth in Note 3. Commercial and standby letters of credit were granted primarily to commercial borrowers. In addition, Navigation had the following individual concentrations:

                                                     1998                          1997
                                                 -----------                    -----------
                  Bank America balance           $       354                    $       609
                                                 ===========                    ===========

           The Bank America balance represents a due from account in excess of Federal deposit insurance units.


                          KILLINGSWORTH & COMPANY, P.C.

                                 NAVIGATION BANK

                             (Dollars in Thousands)

     (12)  Regulatory Matters

           Navigation is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory-and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on Navigation's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Navigation must meet specific capital guidelines that involve quantitative measures of Navigation's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Navigation's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

           Quantitative measures established by regulation to ensure capital adequacy require Navigation to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1998, that Navigation meets all capital adequacy requirements to which it is subject.

           As of December 31, 1998, the most recent notification from the Federal Deposit Insurance Corporation categorized Navigation as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized Navigation must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                                                                                                                 To Be Well
                                                                                                             Capitalized Under
                                                                                   For Capital               Prompt Corrective
                                                          Actual               Adequacy Purposes:           Action Provisions:
                                                      Amount        Ratio       Amount        Ratio       Amount            Ratio
                                                    ---------       -----      -------       ------       ------            -----
                  As of December 31, 1998:
                     Total Capital
                     (To Risk Weighted Assets)      $   7,908       13.01%     >4.863        >8.00%       >6,078          >10.00%
                                                                               -                          -               -

                     Tier I Capital
                     (To Risk Weighted Assets)      $   7,209       11.86%     >2.431        >4.00%       >3,647           >6.00%
                                                                               -             -            -                -

                     Tier I Capital
                     (To Average Assets)            $   7,209        8.75%     >3,296        >4.00%       >4,119           >5.00%
                                                                               -             -            -                -

                  As of December 31, 1997:
                     Total Capital
                     (To Risk Weighted Assets)      $   6,220       11.46%     >4,342        >8.00%       >5,427          >10.00%
                                                                               -             -            -               -

                     Tier I Capital
                        (To Risk Weighted Assets)   $   5,594       10.31%     >2,170        >4.00%       >3,256           >6.00%
                                                                               -             -            -                -

                     Tier I Capital
                        (To Average Assets)         $   5,594        8.10%     >2,763        >4.00%       >2,713           >5.00%
                                                                               -             -            -                -


                          KILLINGSWORTH & COMPANY, P.C.

                       DISCLAIMER OF INDEPENDENT AUDITORS

The Board of Directors
           Navigation Bank:

           The accompanying balance sheets of Navigation as of March 31, 1999 and 1998, and the related statements of income, changes in stockholders' equity and cash flows for the three months then ended were not audited by us and, accordingly, we do not express an opinion on them.



                                          /s/ KILLINGSWORTH & COMPANY P.C.






Houston, Texas
March 22, 1999

                                 NAVIGATION BANK

                                 Balance Sheets
                             (Dollars in Thousands)



                                                                          March 31, 1999                      March 31, 1998
                                                                           (Unaudited)                          (Unaudited)
                                                                          --------------                      --------------

Assets
Cash and cash equivalents:
      Cash and due from banks                                             $     5,007                          $     5,884
      Federal funds sold                                                        6,722                                7,480
                                                                          -----------                          -----------

           Total cash and cash equivalents                                     11,729                               13,364
                                                                          -----------                          -----------
Interest-bearing deposits                                                       1,387                                  993
Investment securities:
      Available for sale                                                          492                                  615
      Held to maturity                                                          9,673                                8,107
Loans, net                                                                     54,800                               49,171
Bank premises and equipment                                                     2,135                                1,744
Accrued interest receivable and other assets                                      542                                  488
Other real estate owned                                                            51                                   51
                                                                          -----------                          -----------

                                                                          $    80,809                          $    74,533
                                                                          ===========                          ===========

Liabilities and Stockholders' Equity
Deposits:
      Demand                                                              $    27,118                          $    25,514
      Savings and other time                                                   45,587                               42,389
                                                                          -----------                          -----------

                     Total deposits                                            72,705                               67,903
                                                                          -----------                          -----------

Accrued interest and other liabilities                                            644                                  780
                                                                          -----------                          -----------
                     Total liabilities                                         73,349                               68,683
                                                                          -----------                          -----------

Commitments and contingent liabilities                                             --                                   --

Stockholders' equity:
      Common stock of $32.50 par value.
           Authorized, issued and outstanding
                43,345 shares                                                   1,409                                1,409
      Surplus                                                                   5,300                                3,700
      Retained earnings                                                           751                                  741
      Unrealized holding gains (losses)                                            --                                   --
                                                                          -----------                          -----------

                     Total stockholders' equity                           $     7,460                          $     5,850
                                                                          -----------                          -----------

                                                                          $    80,809                          $    74,533
                                                                          ===========                          ===========




The accompanying notes are an integral part of these financial statements.

                          KILLINGSWORTH & COMPANY, P.C.

                                 NAVIGATION BANK

                              Statements of Income
                 (Dollars in Thousands except Per Share Amounts)



                                                                         Three Months
                                                                         Ended March 31,
                                                                           (Unaudited)
                                                                   ---------------------------
                                                                       1999             1998
                                                                   -----------       ---------
Interest income:
      Interest and fees on loans (note 1)                          $     1,331       $   1,232
      Investment securities                                                149             131
      Interest on deposits                                                  20              15
      Interest on Federal funds sold                                        70              53
                                                                   -----------       ---------

                     Total interest income                               1,570           1,431
                                                                   -----------       ---------

Interest expense on deposits                                               448             412
                                                                   -----------       ---------

                     Net interest income                                 1,122           1,019
                                                                   -----------       ---------

Provision for loan losses                                                   10              45
                                                                   -----------       ---------

                     Net interest income after
                          provisions for loan losses                     1,112             974
                                                                   -----------       ---------

Other income:
      Service fees on deposit accounts                                     197             192
      Commissions, fees and other                                            5              14
                                                                   -----------       ---------

                     Total other income                                    202             206
                                                                   -----------       ---------

Other expenses:
      Salaries and benefits                                                466             425
      Occupancy expenses                                                   169             118
      Other operating expenses                                             298             240
                                                                   -----------       ---------

                     Total other expenses                                  933             783
                                                                   -----------       ---------

                     Income before Federal
                         income tax                                        381             397
                                                                   -----------       ---------

Federal income tax                                                         131             141
                                                                   -----------       ---------

                     Net income                                    $       250       $     256
-----------                                                        ===========       =========

Net income per common share                                        $      5.77       $    5.91

Weighted average shares outstanding                                     43,345          43,345



The accompanying notes are an integral part of these financial statements.

                          KILLINGSWORTH & COMPANY, P.C.

                                NAVIGATION BANK

                 Statements of Changes in Stockholders' Equity
                             (Dollars in Thousands)


                                                                                                           Unrealized
                                                                                                             Holding
                                                              Par                          Retained           Gains
                                             Shares           Value         Surplus         Earnings        (Losses)      Total
                                             ------          ------         -------        ---------       ----------     ------
Balance,
      December 31, 1997                      43,345          $1,409          $2,900          $ 1,285           $(10)      $5,584

Net income                                       --              --              --              256             --          256

Transfer from retained
      earnings to surplus                        --              --             800             (800)            --           --

Unrealized change in investment
      securities available for sale              --              --              --               --             10           10
                                             ------          ------          ------          -------           ----       ------

Balance, March 31, 1998                      43,345          $1,409          $3,700          $   741           $ --       $5,850
                                             ======          ======          ======          =======           ====       ======
      (unaudited)


Balance,
      December 31, 1998                      43,345          $1,409           4,500          $ 1,301             --       $7,210

Net income (unaudited)                           --              --              --              250             --          250

Transfer from retained
      earnings to surplus                        --              --             800             (800)            --           --

Unrealized change in investment
      securities available for sale              --              --              --               --             --           --
                                             ------          ------          ------          -------           ----       ------

Balance, March 31, 1999
      (unaudited)                            43,345          $1,409          $5,300          $   751           $ --       $7,460
                                             ======          ======          ======          =======           ====       ======




The accompanying notes are an integral part of these financial statements.

                          KILLINGSWORTH & COMPANY, P.C.

                                 NAVIGATION BANK

                            Statements of Cash Flows
                             (Dollars in Thousands)

                                                                Three Months Ended March 31,
                                                                         (Unaudited)
                                                                -----------------------------
                                                                  1999                1998
                                                                --------           ----------
Cash flows from operating activities:
      Net income                                                 $   250           $    256
      Adjustments to reconcile net
           income to net cash provided
           by operating activities:
                Depreciation, amortization
                     and accretion                                    62                 32
                Loan recoveries                                       --                 --
                Gain on other asset disposition                       --                 --
                Decrease (increase) in accrued
                     interest and other assets                         3               (223)
                (Decrease) increase in accrued
                     interest and other liabilities                 (296)               (56)
                Provision for loan losses                             --                 45
                                                                --------           --------

                     Net cash provided by
                          operating activities                        19                 54
                                                                --------           --------

Cash flows from investing activities:
      Proceeds from maturities of
           held-to-maturity securities                             1,187                 --
      Purchase of held-to-maturity securities                       (999)            (1,000)
      Proceeds from maturities of
           available for sale securities                              41                131
      Purchase of securities available for sale                      (26)             1,185
      Net decrease (increase) in loans                            (1,283)              (484)
      Purchase of equipment                                          (43)                --
      Proceeds from sale of other real estate                         --                 --
      Increase (decrease) in interest-bearing deposits               (99)                --
                                                                --------           --------

                Net cash provided by (used
                     in) investing activities                     (1,222)              (168)
                                                                --------           --------

Cash flows from financing activities:
      Net increase (decrease) in deposits                            532              5,572

                Net cash provided by (used
                     in) financing activities                        532              5,572
                                                                --------           --------

                Net increase (decrease) in
                     cash and cash equivalents                      (671)             5,458

Cash and cash equivalents at beginning of year                    12,400              7,906
                                                                --------           --------

Cash and cash equivalents at end of period                      $ 11,729           $ 13,364
                                                                ========           ========

Supplemental information:
      Taxes paid                                                $     21           $     --
      Interest paid                                             $    454           $    400


The accompanying notes are an integral part of these financial statements.

                          KILLINGSWORTH & COMPANY, P.C.

                                 NAVIGATION BANK

                          Notes to Financial Statements
                             (Dollars in Thousands)


(1)        Summary of Significant Accounting Policies

           (a) Interim Financial Information - Financial information as of March 31, 1999 and 1998 and for the three months ended March 31, 1999 and 1998, included herein, is unaudited. Such information includes all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of the financial information in the interim periods. The results of operations for the three months ended March 31, 1999 and 1998 are not necessarily indicative of the results for the full fiscal year.

(2)        Investment Securities

           The amortized cost and fair value of investment securities available for sale at March 31, 1999 (unaudited) are summarized as follows:



                                                     Amortized           Unrealized          Unrealized               Fair
                                                       Cost               Gains                Losses                 Value
                                                   -----------           ----------           ---------             --------
                Other securities                   $       241           $       --           $      --             $    241
                Mortgage-backed
                     securities                            251                   --                  --                  251
                                                   -----------           ----------           ---------             --------

                                                   $       492           $       --           $      --             $    492
                                                   ===========           ==========            ========             ========


           The amortized cost and fair values of investment securities held to maturity at March 31, 1999 are summarized as follows:


                                                     Amortized           Unrealized          Unrealized               Fair
                                                       Cost                Gains               Losses                 Value
                                                   -----------           ----------          ----------           -----------
                U. S. Treasury
                     securities                    $     1,000           $        2           $      --           $     1,002
                U. S. government
                     agencies                            2,000                   --                   5                 1,995
                State and political                        825                   20                  --                   845
                Mortgage-backed securities               5,848                   13                  15                 5,846
                                                   -----------           ----------           ---------           -----------

                                                   $     9,673           $       35           $      20           $     9,688
                                                   ===========           ==========           =========           ===========


           The amortized cost and fair value of investment securities available for sale at March 31, 1998 (unaudited) are summarized as follows:


                                                     Amortized           Unrealized           Unrealized              Fair
                                                       Cost                 Gains               Losses                Value
                                                   -----------           ----------           ---------             --------
                Other securities                   $       201           $       --           $      --             $    201
                Mortgage-backed
                     securities                            414                   --                  --                  414
                                                   -----------           ----------           ---------             --------

                                                   $       615           $       --           $      --             $    615
                                                   ===========           ==========           =========             ========



                         KILLINGSWORTH & COMPANY, P.C.

           The amortized cost and fair values of investment securities held to maturity at March 31, 1998 are summarized as follows:

                                                  Amortized             Unrealized          Unrealized             Fair
                                                    Cost                  Gains                Losses              Value
                                                 -----------           ----------           ----------          -----------
                U. S. Treasury
                     securities                  $     1,994           $       11           $       --          $     2,005
                U. S. government
                     agencies                          2,489                   --                    8                2,481
                State and political                      825                   17                   --                  842
                Mortgage-backed securities             2,799                   54                   --                2,843
                                                 -----------           ----------           ----------          -----------

                                                 $     8,107           $       82           $        8          $     8,171
                                                 ===========           ==========           ==========          ===========

           There were no gross realized gains or losses on sales of available for sale securities for the period ended March 31, 1999 and March 31, 1998.

           Investment securities with a carrying amount of $1,200 and $2,000 for the periods ended March 31, 1998 and 1999 respective were pledged to secure public deposits and for other purposes required or permitted by law.

(3)        Loans

           Major classifications of loans are as follows:

                                                               March 31, 1999                    March 31, 1998
                                                                 (Unaudited)                       (Unaudited)
                                                               ------------                      --------------
                Commercial                                     $     24,334                       $     19,136
                Real estate                                          24,148                             24,840
                Installment                                           7,740                              6,510
                                                               ------------                       ------------
                                                                     56,222                             50,486
                Less unearned discount                                 (724)                              (648)
                                                               ------------                       ------------
                                                                     55,498                             49,838
                Less allowance for loan losses                         (698)                              (667)
                                                               -----------                        ------------

                                                               $     54,800                       $     49,171
                                                               ============                       ============

           Impaired loans were $140 and $291 for periods ended March 31, 1998 and 1999 respectively. The reduction in interest associated with these impaired loans was insignificant and no valuation allowance for loan losses related to impaired loans has been established. There were no commitments to lend additional funds to these borrowers at March 31, 1999.

           Changes in the allowance for loan losses were as follows:

                                                                             March 31
                                                                            (Unaudited)
                                                                   ---------------------------
                                                                     1999              1998
                                                                   ---------        ----------
           Balance,
                beginning
                of year                                            $     699        $      626
           Provision charged
                to operations                                             10                45
           Loans charged off                                             (11)               (4)
           Recoveries                                                     --                --
                                                                   ---------        ----------

           Balance,
                end of year                                        $     698        $      667
                                                                   =========        ==========


                          KILLINGSWORTH & COMPANY, P.C.

                                 NAVIGATION BANK

                    Notes to Financial Statements, Continued
                             (Dollars in Thousands)

(4)        Navigation Premises and Equipment

           Major classifications of these assets are summarized as follows:

                                                          March 31, 1999                              March 31, 1998
                                                            (Unaudited)                                 (Unaudited)
                                                          --------------                              --------------
                Land                                      $         897                               $        1,002
                Building                                          1,050                                          618
                Equipment                                           554                                          328
                Leasehold improvements                              164                                          153
                Automobile                                           30                                           26
                                                          -------------                               --------------
                                                                  2,695                                        2,127
                Accumulated depreciation                            560                                          383
                                                          -------------                               --------------

                                                          $       2,135                               $        1,744
                                                          =============                               ==============

           Depreciation and amortization expense for the period ended March 31, 1999 and 1998 was $59 and $56 respectively.

(5)        Deposits

           Included in interest-bearing time deposits are certificates of deposit in amounts of $100,000 or more. These certificates and their remaining maturities at March 31, 1999 and 1998, respectively, are as follows:

                                                                       March 31, 1999            March 31, 1998
                                                                        (Unaudited)                (Unaudited)
                                                                      ---------------           ---------------
                Three months or less                                  $         6,766           $        4,135
                Three months to one year                                        8,634                    6,361
                One to three years                                                972                    1,892
                Three to five years                                               200                      145
                                                                      ---------------           --------------

                                                                      $        16,572           $       12,533
                                                                      ===============           ==============

(6)        Regulatory Matters

           As of March 31, 1999, the most recent notification from the Federal Deposit Insurance Corporation categorized Navigation as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management of Navigation believes have changed Navigation's category.

                          KILLINGSWORTH & COMPANY, P.C.

                                                                                                             To Be Well
                                                                                                          Capitalized Under
                                                                                For Capital               Prompt Corrective
                                                            Actual          Adequacy Purposes:           Action Provisions:
                                            Amount          Ratio          Amount          Ratio           Amount      Ratio
                                            ------          -----          ------          -----           ------      -----
As of March 31, 1999:
Total Capital
      (To Risk Weighted Assets)            $ 8,157          13.15%          >4,962         >8.00%         >6,203      >10.00%
                                                                            -              -              -           -

      Tier I Capital
      (To Risk Weighted Assets)            $ 7,459          12.03%          >2,480         >4.00%         >3,720      > 6.00%
                                                                            -              -              -           -

      Tier I Capital
      (To Average Assets)                  $ 7,459           9.29%          >3,212         >4.00%         >4,015      > 5.00%
                                                                            -              -              -           -

As of March 31, 1998:
Total Capital
      (To Risk Weighted Assets)            $ 6,516          11.57%          >4,505         >8.00%         >5,373      >10.00%
                                                                            -              -              -           -

      Tier I Capital
      (To Risk Weighted Assets)            $ 5,849          10.39%          >2,252         >4.00%         >3,378      > 6.00%
                                                                            -              -              -           -

      Tier I Capital
      (To Average Assets)                  $ 5,849           8.37%          >2,795         >4.00%         >3,494      > 5.00%
                                                                            -              -              -           -




                          KILLINGSWORTH & COMPANY, P.C.

                                                                       EXHIBIT A














                          AGREEMENT AND PLAN OF MERGER

                                       OF

                      SOUTHTRUST BANK, NATIONAL ASSOCIATION

                                       AND

                                 NAVIGATION BANK

                                  JOINED IN BY

                             SOUTHTRUST CORPORATION

                                       AND

                           SOUTHTRUST OF ALABAMA, INC.

                                    ARTICLE 1

                                   THE MERGER

         Section 1.1                Constituent Corporations; Consummation of Merger; Closing Date.............A-10
         Section 1.2                Effect of Merger...........................................................A-11
         Section 1.3                Further Assurances.........................................................A-11
         Section 1.4                Directors and Officers.....................................................A-11

                                                     ARTICLE 2

                                    CONVERSION OF CONSTITUENTS' CAPITAL SHARES

         Section 2.1                Manner of Conversion of Bank Shares........................................A-11
         Section 2.2                Fractional Shares..........................................................A-12
         Section 2.3                Effectuating Conversion....................................................A-12
         Section 2.4                Laws of Escheat............................................................A-13

                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF THE BANK

         Section 3.1                Corporate Organization.....................................................A-14
         Section 3.2                Capitalization.............................................................A-14
         Section 3.3                Financial Statements; Filings..............................................A-14
         Section 3.4                Loan Portfolio; Reserves...................................................A-15
         Section 3.5                Certain Loans and Related Matters..........................................A-16
         Section 3.6                Authority; No Violation....................................................A-16
         Section 3.7                Consents and Approvals.....................................................A-16
         Section 3.8                Broker's Fees..............................................................A-17
         Section 3.9                Absence of Certain Changes or Events.......................................A-17
         Section 3.10               Legal Proceedings; Etc.....................................................A-17
         Section 3.11               Taxes and Tax Returns......................................................A-17
         Section 3.12               Employee Benefit Plans.....................................................A-18
         Section 3.13               Title and Related Matters..................................................A-18
         Section 3.14               Real Estate................................................................A-19
         Section 3.15               Environmental Matters......................................................A-19
         Section 3.16               Commitments and Contracts..................................................A-20
         Section 3.17               Regulatory, Accounting and Tax Matters.....................................A-21
         Section 3.18               Registration Obligations...................................................A-21
         Section 3.19               State Takeover Laws........................................................A-21
         Section 3.20               Insurance..................................................................A-21
         Section 3.21               Labor......................................................................A-21
         Section 3.22               Compliance with Laws.......................................................A-21
         Section 3.23               Transactions with Management...............................................A-22
         Section 3.24               Derivative Contracts.......................................................A-22
         Section 3.25               Deposits...................................................................A-22
         Section 3.26               Accounting Controls........................................................A-22
         Section 3.27               Proxy Materials............................................................A-22
         Section 3.28               Deposit Insurance..........................................................A-22
         Section 3.29               Year 2000..................................................................A-22
         Section 3.30               Untrue Statements and Omissions............................................A-23

                                    ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES OF
                         SOUTHTRUST, ST-SUB AND ST-BANK

         Section 4.1                Organization and Related Matters of SouthTrust.............................A-23
         Section 4.2                Organization and Related Matters of ST-Sub.................................A-23
         Section 4.3                Organization and Related Matters of ST-Bank................................A-23
         Section 4.4                Capitalization.............................................................A-24
         Section 4.5                Authority; No Violation....................................................A-24
         Section 4.6                Financial Statements.......................................................A-24
         Section 4.7                Absence of Certain Changes or Events.......................................A-25
         Section 4.8                Legal Proceedings, Etc.....................................................A-25
         Section 4.9                Insurance..................................................................A-25
         Section 4.10               Consents and Approvals.....................................................A-25
         Section 4.11               Accounting, Tax, Regulatory Matters........................................A-25
         Section 4.12               Proxy Materials............................................................A-25
         Section 4.13               No Broker's or Finder's Fees...............................................A-26
         Section 4.14               Untrue Statements and Omissions............................................A-26
         Section 4.15               SEC Filings................................................................A-26
         Section 4.16               Compliance with Laws.......................................................A-26

                                    ARTICLE 5

                      COVENANTS AND AGREEMENTS OF THE BANK

         Section 5.1                Conduct of the Business of Bank............................................A-27
         Section 5.2                Information to be Provided by the Bank to SouthTrust.......................A-28
         Section 5.3                Access to Properties; Personnel and Records................................A-29
         Section 5.4                Approval of the Bank's Shareholders........................................A-29
         Section 5.5                No Other Bids..............................................................A-29
         Section 5.6                Affiliates.................................................................A-30
         Section 5.7                Maintenance of Properties..................................................A-30
         Section 5.8                Environmental Audits.......................................................A-30
         Section 5.9                Title Insurance............................................................A-30
         Section 5.10               Surveys....................................................................A-30
         Section 5.11               Consents to Assign.........................................................A-31
         Section 5.12               Exemption Under Anti-Takeover Statutes.....................................A-31
         Section 5.13               Conforming Accounting and Reserve Policies.................................A-31
         Section 5.14               Compliance Matters.........................................................A-31

                                    ARTICLE 6


         Section 6.1                Information to be Provided to the Bank.....................................A-31
         Section 6.2                Registration Statement.....................................................A-31
         Section 6.3                Reservation of Shares......................................................A-32
         Section 6.4                Consideration..............................................................A-32

                                    ARTICLE 7

                       ADDITIONAL COVENANTS AND AGREEMENTS

         Section 7.1                Best Efforts; Cooperation..................................................A-32
         Section 7.2                Regulatory Matters.........................................................A-32
         Section 7.3                Employee Benefit Matters...................................................A-32
         Section 7.4                Indemnification............................................................A-33
         Section 7.5                Confidentiality of Information.............................................A-34
         Section 7.6                Publicity..................................................................A-34

                                    ARTICLE 8

                          MUTUAL CONDITIONS TO CLOSING

         Section 8.1                Shareholder Approval.......................................................A-34
         Section 8.2                Regulatory Approvals.......................................................A-34
         Section 8.3                Legal Proceedings..........................................................A-35
         Section 8.4                Registration Statement and Listing.........................................A-35

                                    ARTICLE 9

                        CONDITIONS TO THE OBLIGATIONS OF
                         SOUTHTRUST, ST-SUB AND ST-BANK

         Section 9.1                Representations and Warranties.............................................A-35
         Section 9.2                Performance of Obligations.................................................A-35
         Section 9.3                Certificate Representing Satisfaction of Conditions........................A-35
         Section 9.4                Absence of Adverse Facts...................................................A-35
         Section 9.5                Opinion of Counsel.........................................................A-35
         Section 9.6                Consents Under Agreements..................................................A-35
         Section 9.7                Consents Relating to Leased Real Property..................................A-35
         Section 9.8                Material Condition.........................................................A-36
         Section 9.9                Employment Agreement with William Woodby...................................A-36
         Section 9.10               Outstanding Shares of the Bank.............................................A-36
         Section 9.11               Dissenters.................................................................A-36
         Section 9.12               Pooling....................................................................A-36
         Section 9.13               Certification of Claims....................................................A-36
         Section 9.14               Litigation.................................................................A-36

                                    ARTICLE 1

                      CONDITIONS TO OBLIGATIONS OF THE BANK

         Section 10.1               Representations and Warranties.............................................A-36
         Section 10.2               Performance of Obligations.................................................A-37
         Section 10.3               Certificate Representing Satisfaction of Conditions........................A-37
         Section 10.4               Absence of Adverse Facts...................................................A-37
         Section 10.5               Consents Under Agreements..................................................A-37
         Section 10.6               Opinion of Counsel.........................................................A-37
         Section 10.7               SouthTrust Shares..........................................................A-37
         Section 10.8               Tax Opinion................................................................A-37

                                   ARTICLE 11

                        TERMINATION, WAIVER AND AMENDMENT

         Section 11.1               Termination................................................................A-37
         Section 11.2               Effect of Termination......................................................A-39
         Section 11.3               Termination Fee............................................................A-39
         Section 11.4               Amendments.................................................................A-39
         Section 11.5               Waivers....................................................................A-39
         Section 11.6               Non-Survival of Representations and Warranties.............................A-39

                                   ARTICLE 12

                                  MISCELLANEOUS

         Section 12.1               Entire Agreement...........................................................A-40
         Section 12.2               Definitions................................................................A-40
         Section 12.3               Notices....................................................................A-41
         Section 12.4               Severability...............................................................A-41
         Section 12.5               Costs and Expenses.........................................................A-42
         Section 12.6               Captions...................................................................A-42
         Section 12.7               Counterparts...............................................................A-42
         Section 12.8               Governing Law..............................................................A-42
         Section 12.9               Persons Bound; No Assignment...............................................A-42
         Section 12.10              Exhibits and Schedules.....................................................A-42
         Section 12.11              Waiver.....................................................................A-42
         Section 12.12              Construction of Terms......................................................A-42

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                      SOUTHTRUST BANK, NATIONAL ASSOCIATION
                                       AND
                                 NAVIGATION BANK
                                  JOINED IN BY
                             SOUTHTRUST CORPORATION
                                       AND
                           SOUTHTRUST OF ALABAMA, INC.

                            ------------------------

                               LIST OF SCHEDULES

                            ------------------------

Disclosure Schedule 3.3(e):                 Financial Statements, Filings

Disclosure Schedule 3.4:                    Loan Portfolio; Reserves

Disclosure Schedule 3.5:                    Certain Loans and Related Matters

Disclosure Schedule 3.7:                    Consents and Approvals

Disclosure Schedule 3.9:                    Absence of Certain Changes or Events

Disclosure Schedule 3.10:                   Legal Proceedings, Etc.

Disclosure Schedule 3.11(a):                Taxes and Tax Returns

Disclosure Schedule 3.11(b):                Taxes and Tax Returns

Disclosure Schedule 3.11(c):                Taxes and Tax Returns

Disclosure Schedule 3.12(a):                Employee Benefit Plans

Disclosure Schedule 3.13(a):                Title and Related Matters

Disclosure Schedule 3.13(b):                Title and Related Matters

Disclosure Schedule 3.14(a):                Real Estate

Disclosure Schedule 3.14(b):                Real Estate

Disclosure Schedule 3.14(d):                Real Estate

Disclosure Schedule 3.16(a):                Commitments and Contracts

Disclosure Schedule 3.16(b):                Commitments and Contracts

Disclosure Schedule 3.20:                   Insurance

Disclosure Schedule 3.22:                   Compliance with Laws

Disclosure Schedule 3.23:                   Transactions with Management


Disclosure Schedule 3.24:                   Derivative Contracts

Disclosure Schedule 3.25:                   Deposits

Disclosure Schedule 3.29                    Year 2000

Disclosure Schedule 4.5:                    Authority; No Violation

Disclosure Schedule 4.8:                    Legal Proceedings, Etc.

Disclosure Schedule 4.10:                   Consents and Approvals

Disclosure Schedule 4.16:                   Compliance with Laws

Disclosure Schedule 5.1(b)(iv):             Conduct of the Business of the Bank: Capital Expenditures

Disclosure Schedule 5.1(b)(vi):             Conduct of the Business of the Bank: Bonuses

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                      SOUTHTRUST BANK, NATIONAL ASSOCIATION
                                       AND
                                 NAVIGATION BANK
                                  JOINED IN BY
                             SOUTHTRUST CORPORATION
                                       AND
                           SOUTHTRUST OF ALABAMA, INC.

                             -----------------------

                                LIST OF EXHIBITS

                             -----------------------


Exhibit 5.6:                Form of Affiliate Letter

Exhibit 9.5:                Matters as to which Hausler, Farra &
                            Kennedy, Counsel to the Bank, will opine

Exhibit 9.9:                Form of Employment Agreement with William Woodby

Exhibit 10.6: Matters as to which Bradley Arant Rose & White LLP, Counsel to SouthTrust, ST-Sub, and ST-Bank will opine

                         AGREEMENT AND PLAN OF MERGER OF
                      SOUTHTRUST BANK, NATIONAL ASSOCIATION
                                       AND
                                 NAVIGATION BANK
                                  JOINED IN BY
                             SOUTHTRUST CORPORATION
                                       AND
                           SOUTHTRUST OF ALABAMA, INC.

                  This AGREEMENT AND PLAN OF MERGER, dated as of the 3rd day of May, 1999 (this "Agreement"), by and between Navigation Bank, a Texas banking corporation (the "Bank"), and SouthTrust Bank, National Association ("ST-Bank") a wholly-owned subsidiary of SouthTrust of Alabama, Inc., an Alabama corporation and wholly-owned subsidiary of SouthTrust (as defined herein) ("ST-Sub"), and joined in by SouthTrust Corporation, a Delaware corporation ("SouthTrust") and ST-Sub.


                                    RECITALS:


                  WHEREAS, ST-Sub wishes to acquire the assets and business of the Bank in exchange for shares of common stock of SouthTrust, in a transaction that qualifies as a reorganization pursuant to Section 368(a)(1)(C) of the Internal Revenue Code of 1986 (the "Code") (the "Merger");

                  WHEREAS, ST-Sub desires to effect such acquisition through its wholly-owned subsidiary, ST- Bank, by causing the Bank to be merged with and into ST-Bank;

                  WHEREAS, ST-Sub has directed, adopted and approved the acquisition of the assets and business of the Bank through the wholly-owned subsidiary of ST-Sub, ST-Bank;

                  WHEREAS, the respective Boards of Directors of ST-Bank and the Bank deem it in the best interests of ST-Bank and the Bank, respectively, and of their respective shareholders, that the Bank be merged with and into ST-Bank pursuant to this Agreement (the "Merger");

                  WHEREAS, the Boards of Directors of ST-Bank and the Bank have approved this Agreement and have directed that this Agreement be submitted to their respective shareholders for approval and adoption in accordance with applicable law;

                  WHEREAS, SouthTrust owns all the issued and outstanding capital stock of ST-Sub and ST-Sub owns all the issued and outstanding capital stock of ST-Bank;

                  WHEREAS, SouthTrust, the ultimate parent company of ST-Bank, will deliver, or cause to be delivered, to the shareholders of the Bank the consideration to be paid pursuant to the Merger in accordance with the terms of this Agreement; and

                  WHEREAS, SouthTrust, on behalf of and as the sole shareholder of ST-Sub, will cause ST-Sub to perform its obligations provided for hereunder and otherwise take or cause to be taken the various other actions provided for herein to facilitate the administration of the transactions provided for herein in accordance with the terms and provisions hereof;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties agree that the Bank will be merged with ST-Bank and that the terms and conditions of the Merger, the mode of carrying the Merger into effect, including the manner of converting the shares of common stock of the Bank into shares of common stock of SouthTrust, shall be as hereinafter set forth.



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                                    ARTICLE 1

                                   THE MERGER


         Section  1.1 Constituent Corporations; Consummation of Merger; Closing
                      Date.

                  (a) Subject to the provisions hereof, the Bank shall be merged with and into ST-Bank (which has heretofore and shall hereinafter be referred to as the "Merger") pursuant to the laws of the State of Texas and the United States and ST-Bank shall be the surviving corporation (sometimes hereinafter referred to as "Surviving Corporation" when reference is made to it after the Effective Time of the Merger (as defined below)). The Merger shall become effective on the date and at the time on which the Merger is deemed effective by the Office of the Comptroller of the Currency (such time is hereinafter referred to as the "Effective Time of the Merger"). Subject to the terms and conditions hereof, unless otherwise agreed upon by SouthTrust and the Bank, the Effective Time of the Merger shall occur on the first business day following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent (as defined in Section 12.2 of this Agreement) of any Regulatory Authority (as defined in Section 12.2 of this Agreement) having authority over the transactions contemplated under this Agreement and (ii) the date on which the shareholders of the Bank, to the extent that their approval is required by applicable law, approve the transactions contemplated by this Agreement, or such other time as the parties may agree.

                  (b) The closing of the Merger (the "Closing") shall take place at the principal offices of the Bank at 10:00 a.m. local time on the day that the Effective Time of the Merger occurs, or such other date and time and place as the parties hereto may agree (the "Closing Date"). Subject to the provisions of this Agreement, at the Closing there shall be delivered to each of the parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

                  (c) The main office of the Bank is located at 3801 Navigation Boulevard, Houston Texas. The main office of ST-Bank is located at 420 North 20th Street, Birmingham, Alabama.

                  (d) The proposed main office of the Surviving Corporation shall be located at Birmingham, Alabama. The branch offices of the Surviving Corporation shall be the existing branch offices of ST- Bank and the existing main and branch offices of the Bank.

                  (e) As of March 31, 1999, ST-Bank had total capital of $2,974,401,681 divided into 1,020,000 shares of Common Stock, each of $8.83 par value ("ST-Bank Shares"), surplus of $1,522,342,787, undivided profits, including capital reserves of $1,449,149,171, and unrealized gains on securities available for sale of $(6,096,877). As of March 31, 1999, the Bank had total capital of $7459,987.10 divided into 43,345 shares of Common Stock, each of $32.50 par value, surplus of $ 5,300,000.00, undivided profits, including capital reserves of $ 750,687.00, and unrealized gains on securities available for sale of $ 587.60.

                  (f) After the Effective Time of the Merger, the Surviving Corporation shall have total capital stock of $9,006,600 divided into 1,020,000 shares of ST-Bank Shares, authorized, 1,020,000 shares of which shall be issued and outstanding and no shares of which shall be held as treasury stock.

                  (g) The Surviving Corporation shall have trust powers.

          Section (h) Effect of Merger. At the Effective Time of the Merger, the Bank shall be merged with and into ST-Bank and the separate existence of the Bank shall cease. The Articles of Association and Bylaws of ST-Bank, as in effect on the date hereof and as otherwise amended prior to the Effective Time of the Merger, shall be the Articles of Association and the Bylaws of the Surviving Corporation until further amended as provided therein and in accordance with applicable law. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all of the duties and liabilities of a banking association organized under the laws of the United States and shall thereupon and thereafter possess all other privileges, immunities and franchises of a private, as well as of a public nature, of each of the constituent banks. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all choses in action, all and every other interest, of or belonging to or due to each of the constituent corporations so merged shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate, or any interest therein, vested in any of the constituent corporations shall not revert or be in any way


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impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the constituent corporations so merged and any claim existing or action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any constituent corporation shall be impaired by the Merger.

         Section 1.2 Further Assurances. From and after the Effective Time of the Merger, as and when requested by the Surviving Corporation, the officers and directors of ST Bank and the Bank last in office shall execute and deliver or cause to be executed and delivered in the name of ST Bank and the Bank such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Corporation title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of ST Bank and the Bank.

         Section 1.3 Directors and Officers. From and after the Effective Time of the Merger, until replaced pursuant to applicable laws and under the provisions of the Articles of Association and Bylaws of the Surviving Corporation, the directors of the Surviving Corporation and the officers of the Surviving Corporation shall be those persons serving as directors and officers of ST-Bank immediately prior to the Effective Time of the Merger, and such additional persons, in each case, as SouthTrust, at or prior to the Effective Time of the Merger, shall designate in writing.



                                    ARTICLE 2

                   CONVERSION OF CONSTITUENTS' CAPITAL SHARES


         Section 2.1 Manner of Conversion of Bank Shares. Subject to the provisions hereof, as of the Effective Time of the Merger and by virtue of the Merger and without any further action on the part of SouthTrust, ST-Sub, ST-Bank or the Bank or the holder of any shares thereof, the shares of the constituent corporations shall be converted as follows:

                  (a) Each share of capital stock of ST-Bank outstanding immediately prior to the Effective Time of the Merger shall, after the Effective Time of the Merger, remain outstanding and unchanged and thereafter shall constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

                  (b) Each share of common stock of the Bank (the "Bank Shares") held by the Bank or by SouthTrust or ST-Sub (or any of their subsidiaries), other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor.

                  (c) Except with regard to Dissenting Bank Shares (as hereinafter defined in Section 2.1(4) of this Agreement) and the Bank Shares excluded in 2.1(2) above, each Bank Share outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive
11.1149 shares of common stock of SouthTrust (and the rights associated therewith issued pursuant to a Rights Agreement dated January 12, 1999 and effective February 22, 1999 between SouthTrust and ChaseMellon Shareholder Services, L.L.C.) (together, the "SouthTrust Shares")(such number, as may be amended in accordance with Section 11.1(8) of this Agreement, being hereinafter referred to as the "Conversion Ratio"). The Conversion Ratio, including the aggregate number of SouthTrust Shares issuable in the Merger, shall be subject to an appropriate adjustment in the event of any stock split, reverse stock split, dividend payable in SouthTrust Shares, reclassification or similar distribution whereby SouthTrust issues SouthTrust Shares or any securities convertible into or exchangeable for SouthTrust Shares without receiving any consideration in exchange therefor, provided that the record date of such transaction is a date after the date of the Agreement and prior to the Effective Time of the Merger.

                  (d) Each outstanding Bank Share, the holder of which has demanded and perfected such holder's demand for payment of the fair value of such share in accordance with Section 5.11 of the Texas Business Corporation Act and of Section 215a of the National Bank Act, to the extent applicable (the "Dissent Provisions"), and has not effectively withdrawn or lost the right to such appraisal (the "Dissenting Bank Shares"), shall not be converted into or represent a right to receive the SouthTrust Shares issuable in the Merger but the holder thereof


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shall be entitled only to such rights as are granted by the Dissent Provisions.
The Bank shall give SouthTrust prompt notice upon receipt by the Bank of any written objection to the Merger and any written demand for payment of the fair value of any Bank Shares, and of withdrawals of such demands, and any other instruments provided to the Bank pursuant to the Dissent Provisions (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Each Dissenting Shareholder who becomes entitled, pursuant to the Dissent Provisions, to payment of fair value for any Bank Shares held by such Dissenting Shareholder shall receive payment therefor from ST-Bank, as escrow agent (the "Escrow Agent"), on behalf of the Bank out of funds provided to the Escrow Agent by the Bank in accordance with the provisions of Section 2.1(5) and in accordance with the Dissent Provisions and all of such Dissenting Shareholder's Bank Shares shall be canceled. Neither the Bank nor the Surviving Corporation shall, except with the prior written consent of SouthTrust, voluntarily make any payment with respect to, or settle or offer to settle, any demand for payment by any Dissenting Shareholder. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right to demand payment of fair value, the Bank Shares held by such Dissenting Shareholder shall thereupon be deemed to have been converted into the right to receive the consideration to be issued in the Merger as provided by this Agreement.

                  (e) With respect to each Dissenting Shareholder, on or immediately prior to the Effective Time of the Merger, the Bank shall deposit with the Escrow Agent an amount in cash equal to 150% of the consideration (with the SouthTrust Shares being valued in the manner set forth in Section 2.2 of this Agreement) such Dissenting Shareholder would have received in the Merger, but for the exercise of the Dissent Provisions (the "Dissent Escrow"). The Escrow Agent shall disburse the Dissent Escrow to such Dissenting Shareholders in accordance with the Dissent Provisions. Any and all funds remaining in the Dissent Escrow after all such disbursements shall be remitted to the Surviving Corporation.

         Section 2.2 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of Bank Shares converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a SouthTrust Share (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of such SouthTrust Share, multiplied by the market value of one SouthTrust Share at the Effective Time of the Merger in the case of shares exchanged pursuant to the Merger. The market value of one SouthTrust Share at the Effective Time of the Merger shall be the last sales price of such SouthTrust Shares, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ/NMS") on the last trading day preceding the Effective Time of the Merger or, if the SouthTrust Shares hereafter become listed for trading on any national securities exchange registered under the Securities Exchange Act of 1934, the last sales price of such SouthTrust Shares on the applicable date as reported on the principal securities exchange on which the SouthTrust Shares are then listed for trading. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

         Section 2.3 Effectuating Conversion. (a) SouthTrust shall designate such institution as it may select, including SouthTrust or one of its affiliates, to serve as the exchange agent (the "Exchange Agent") pursuant to this Agreement. The Exchange Agent may employ sub-agents in connection with performing its duties. As of the Effective Time of the Merger, SouthTrust will deliver or cause to be delivered to the Exchange Agent the consideration to be paid by SouthTrust for the Bank Shares, along with an appropriate cash payment in lieu of fractional interests in SouthTrust Shares. As promptly as practicable after the Effective Time of the Merger, the Exchange Agent shall send or cause to be sent to each former holder of record of Bank Shares transmittal materials (the "Letter of Transmittal") for use in exchanging their certificates formerly representing Bank Shares for the consideration provided for in this Agreement. The Letter of Transmittal will contain instructions with respect to the surrender of certificates representing the Bank Shares and the receipt of the consideration contemplated by this Agreement and will require each holder of the Bank Shares to transfer good and marketable title to such Bank Shares to SouthTrust, free and clear of all liens, claims and encumbrances. Amounts that would have been payable to Dissenting Shareholders for Bank Shares but for the fact of their dissent in accordance with the provisions of Section 2.1(4) hereof shall be returned by the Exchange Agent to SouthTrust as promptly as practicable.

                  (b) At the Effective Time of the Merger, the stock transfer books of the Bank shall be closed as to holders of Bank Shares immediately prior to the Effective Time of the Merger and no transfer of Bank Shares by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing Bank Shares shall, without any action on the part of any holder thereof, no longer represent Bank Shares. If, after the Effective Time of the Merger, certificates are properly presented to the Exchange Agent, such

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certificates shall be promptly exchanged for the consideration contemplated by this Agreement into which the Bank Shares represented thereby were converted in the Merger.

                  (c) In the event that any holder of record as of the Effective Time of the Merger of Bank Shares is unable to deliver the certificate which represents such holder's Bank Shares, SouthTrust, in the absence of actual notice that any Bank Shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, may, in its discretion, deliver to such holder the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

                  (i) an affidavit or other evidence to the reasonable satisfaction of SouthTrust that any such certificate has been lost, wrongfully taken or destroyed;

                  (ii) such security and indemnity as may be reasonably requested by SouthTrust to indemnify and hold SouthTrust harmless in respect of such stock certificate(s); and

                  (iii) evidence to the satisfaction of SouthTrust that such holder is the owner of the Bank Shares theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

                  (d) In the event that the delivery of the consideration contemplated by this Agreement and the amount of cash representing fractional SouthTrust Shares are to be made to a person other than the person in whose name any certificate representing Bank Shares surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of SouthTrust that such tax has been paid or is not applicable.

                  (e) No holder of Bank Shares shall be entitled to receive any dividends or distributions declared or made with respect to the SouthTrust Shares with a record date before the Effective Time of the Merger. After the Effective Time of the Merger, and until properly surrendered and exchanged pursuant to this Agreement, each outstanding certificate representing Bank Shares, subject to this Section 2.3(5), shall be deemed to represent and evidence for all corporate purposes only the right to receive the consideration into which such Bank Shares were converted as of the Effective Time of the Merger. Accordingly, among other matters, neither the consideration contemplated by this Agreement, any amount of cash representing fractional SouthTrust Shares nor any dividend or other distribution with respect to SouthTrust Shares where the record date thereof is on or after the Effective Time of the Merger shall be paid, and SouthTrust shall not be obligated to pay, to the holder of any unsurrendered certificate or certificates representing Bank Shares until such holder shall surrender the certificate or certificates representing the Bank Shares as provided for by this Agreement, and until such holder becomes the record holder of the SouthTrust Shares issuable in the Merger, such holder shall not be entitled to vote such SouthTrust Shares in respect of any matter coming before the stockholders of SouthTrust. Subject to applicable laws, following surrender of any such certificate or certificates, there shall be paid to the holder of the certificate or certificates then representing SouthTrust Shares issued in the Merger, without interest at the time of such surrender, the consideration contemplated by this Agreement, the amount of any cash representing fractional SouthTrust Shares and the amount of any accrued dividends or other distributions with respect to SouthTrust Shares to which such holder is entitled as a holder of SouthTrust Shares in accordance with the foregoing.

         Section 2.4 Laws of Escheat. If any of the consideration due or other payments to be paid or delivered to the holders of Bank Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, SouthTrust or the Exchange Agent shall be entitled to dispose of any such consideration or other payments in

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accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of the Bank, SouthTrust, ST-Sub, ST-Bank, the Exchange Agent nor any other person acting on their behalf shall be liable to a holder of Bank Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.


                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF THE BANK


         The Bank hereby represents and warrants to ST-Bank, ST-Sub and SouthTrust as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

         Section 3.1 Corporate Organization. (a) The Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and the Bank is duly licensed or qualified to do business in each state or other jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined in Section 12.2 of this Agreement) on the Bank. True and correct copies of the Articles of Association of the Bank and the Bylaws of the Bank, each as amended to the date hereof, have been delivered to SouthTrust.

                 (b) The Bank has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, except for authorizations, permits and licenses, the absence of which, either individually or in the aggregate, would not have a Material Adverse Effect on the Bank.

                 (c) The Bank does not own any capital stock of any subsidiary, or have any interest in any partnership or joint venture. For purposes of this Agreement, a "subsidiary" means any corporation or other entity of which the party referred to beneficially owns, controls, or has the power to vote, directly or indirectly, more than 5% of the outstanding equity securities.

                 (d) The minute books of the Bank contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by its shareholders and Board of Directors (including all committees thereof).

         Section 3.2 Capitalization. The authorized capital stock of the Bank consists of 43,345 shares of common stock, par value of $32.50, 43,345 shares of which as of the date hereof are issued and outstanding (none of which are held in the treasury of the Bank) (the "Bank Shares"). All of the issued and outstanding Bank Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments or other rights or instruments to purchase or acquire any shares of capital stock of the Bank, or any securities or rights convertible into or exchangeable for shares of capital stock of the Bank.

         Section 3.3 Financial Statements; Filings. (a) The Bank has previously delivered to SouthTrust copies of the financial statements of the Bank as of and for each of the three (3) fiscal years of the Bank ended immediately prior to the date of this Agreement and the interim financial statements of the Bank as of and for each of the fiscal periods of the Bank ended after the close of the most recently completed fiscal year of the Bank and prior to the date of this Agreement, and the Bank shall deliver to SouthTrust, as soon as practicable following the preparation of additional financial statements for each subsequent interim fiscal period or year of the Bank, the financial statements of the Bank as of and for such subsequent interim fiscal period or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of the Bank").

                 (b) The Bank has previously delivered to SouthTrust copies of the Call Reports of the Bank as of and for each of the three (3) fiscal years of the Bank ended immediately prior to this Agreement and the


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Call Reports of the Bank as of and for the interim fiscal periods after the end of the most recent fiscal year and prior to the date of this Agreement, and the Bank shall deliver to SouthTrust, as soon as practicable following the preparation of additional Call Reports for each subsequent interim fiscal period or year of the Bank, the Call Reports of the Bank as of and for each such subsequent interim fiscal period or year (such Call Reports, unless otherwise indicated, being hereinafter referred to collectively as the "Call Reports of the Bank").

                 (c) Each of the Financial Statements of the Bank and each of the Call Reports of the Bank (including the related notes, where applicable) have been or will be prepared in all material respects in accordance with generally accepted accounting principles or regulatory accounting principles, whichever is applicable, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of the Bank have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of the Bank and each of the Call Reports of the Bank (including the related notes, where applicable) fairly present or will fairly present the financial position of the Bank as of the respective dates thereof and fairly present or will fairly present the results of operation of the Bank on a consolidated basis for the respective periods therein set forth.

                 (d) To the extent not prohibited by law, the Bank has heretofore delivered or made available, or caused to be delivered or made available, to SouthTrust all reports and filings made or required to be made by the Bank with the Regulatory Authorities, and will from time to time hereafter furnish to SouthTrust, upon filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities. At the respective dates of such reports and filings, all such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (e) Except as reflected on DISCLOSURE SCHEDULE 3.3(E) hereto, since December 31, 1998, the Bank has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Bank except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of the Bank as of December 31, 1998 or the Call Reports of the Bank, or reflected in the notes thereto, or (ii) which were incurred after December 31, 1998, in the ordinary course of business consistent with past practices. Since December 31, 1998, the Bank has not incurred or paid any obligation or liability which would have a Material Adverse Effect on the Bank, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

         Section 3.4 Loan Portfolio; Reserves. Except as set forth in DISCLOSURE
SCHEDULE 3.4, (i) all evidences of indebtedness in original principal amount in excess of $10,000 reflected as assets in the Financial Statements of the Bank and the Call Reports of the Bank as of and for the year ended December 31, 1998 were as of such dates in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, and were not subject to any defenses, setoffs, or counterclaims, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the allowances for possible loan losses shown on the Financial Statements of the Bank and the Call Reports of the Bank as of and for the year ended December 31, 1998 were, and the allowance for possible loan losses to be shown on the Financial Statements of the Bank and the Call Reports of the Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of the Bank and other extensions of credit (including letters of credit or commitments to make loans or extend credit); (iii) the reserve for losses with respect to other real estate owned ("OREO Reserve") shown on the Financial Statements of the Bank and the Call Reports of the Bank as of and for the year ended December 31, 1998 were, and the OREO Reserve to be shown on the Financial Statements of the Bank and the Call Reports of the Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to the other real estate owned portfolio of the Bank as of the dates thereof; (iv) the reserve for losses in respect of litigation ("Litigation Reserve") shown on the Financial Statements of the Bank and the Call Reports of the Bank as of and for the year ended December 31, 1998 were, and the Litigation Reserve to be shown on the Financial Statements of the Bank, and the Call Reports of the Bank as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to or arising out of all pending or threatened litigation applicable to the Bank as of the dates


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thereof, and (v) each such allowance or reserve described above has been established in accordance with the accounting principles described in Section 3.3(c) and applicable regulatory requirements and guidelines.

         Section 3.5 Certain Loans and Related Matters. Except as set forth in DISCLOSURE SCHEDULE 3.5, the Bank is not a party to any written or oral: (i) loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed $10,000 per loan, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or is in default of any other provision as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified or, in the exercise of reasonable diligence by the Bank or any Regulatory Authority, should have been classified as "substandard", "doubtful", "loss," "other loans especially mentioned," "other assets especially mentioned" or any other comparable classification; or (iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of the Bank or any ten percent (10%) shareholder of the Bank, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) loan agreement, note or borrowing arrangement in violation of any law, regulation or rule applicable to the Bank including, but not limited to, those promulgated, interpreted or enforced by any of the Regulatory Authorities and which violation could have a Material Adverse Effect on the Bank. As of the date of any Financial Statement of the Bank and any Call Reports of the Bank subsequent to the execution of this Agreement, including the date of the Financial Statements of the Bank and the Call Reports of the Bank that immediately preceded the Effective Time of the Merger, there will not be any material increase in the loan agreements, notes or borrowing arrangements described in (i) through (iv) above and DISCLOSURE
SCHEDULE 3.5.

         Section 3.6 Authority; No Violation. (a) The Bank has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of the Bank and to the receipt of the Consents of the Regulatory Authorities and the other Consents referred to in Section 3.7 hereof, to consummate the transactions contemplated hereby. The Board of Directors of the Bank has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement and the transactions contemplated hereby be submitted and recommended to the Bank's shareholders for approval at a meeting of such shareholders and, except for the adoption of such Agreement by its shareholders, no other corporate proceedings on the part of the Bank are necessary to consummate the Merger and the other transactions contemplated by this Agreement. This Agreement, when duly and validly executed by the Bank and delivered by the Bank, will constitute a valid and binding obligation of the Bank, and will be enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                 (b) Neither the execution and delivery of this Agreement by the Bank nor the consummation by the Bank of the transactions contemplated hereby, nor compliance by the Bank with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of the Bank, (ii) assuming that any necessary Consents, including, but not limited to, those of the Regulatory Authorities, referred to herein are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Bank or any of its properties or assets, or (B) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of the Bank under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which the Bank is a party, or by which the Bank or any of its properties or assets may be bound or affected.

         Section 3.7 Consents and Approvals. Except for (i) the approval of the shareholders of the Bank pursuant to the proxy statement of the Bank relating to the meeting of the shareholders of the Bank at which the Merger is to be considered (the "Proxy Statement"); (ii) the Consents of the Regulatory Authorities; (iii) the approval of this Agreement by the sole shareholder of ST-Bank; and (iv) as set forth in DISCLOSURE SCHEDULE 3.7, no Consents of any person are necessary in connection with the execution and delivery by the Bank of this Agreement, and the consummation by the Bank of the Merger and the other transactions contemplated hereby.

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         Section 3.8  Broker's Fees. Except as described in this Section 3.8, the Bank nor any of its respective officers or directors, has not employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement. The Bank is a party to a letter agreement, dated March 26, 1999, pursuant to which, in return for the services of Hoefer and Arnett Incorporated provided in connection with the transactions contemplated by this Agreement, the Bank shall pay a fee equal to one per cent (1%) of the purchase price paid by SouthTrust.

         Section 3.9 Absence of Certain Changes or Events. Since December 31, 1998, there has not been, and except as disclosed on DISCLOSURE SCHEDULE 3.9 and as otherwise provided in Section 5.1(2) of this Agreement during the period from the date of this Agreement to the Closing Date, there will not be (i) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of the Bank Shares or (ii) any Material Adverse Effect on the Bank including, without limitation, any change in the administration or supervisory standing or rating of the Bank with any Regulatory Authority, and no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event or change in the future.

         Section 3.10 Legal Proceedings; Etc. Except as set forth in DISCLOSURE
SCHEDULE 3.10, the Bank is not a party to any, and there are no pending or, to the knowledge of the Bank, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against the Bank challenging the validity of the transactions contemplated by this Agreement and, to the knowledge of the Bank as of the date hereof, there is no proceeding, claim, action or governmental investigation against the Bank, and no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against the Bank which has or might reasonably be expected to have a Material Adverse Effect on the Bank. There is no default by the Bank under any material contract agreement to which the Bank is a party. The Bank is not a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of the Bank and the Bank has not been advised by any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

         Section 3.11 Taxes and Tax Returns. (a) The Bank has previously delivered or made available to SouthTrust copies of the federal, state and local income tax returns of the Bank for the years 1995, 1996, and 1997 and all schedules and exhibits thereto, and, will provide SouthTrust with a copy of all federal, state and local income tax returns for the year 1998, with all schedules and exhibits thereto, when such returns are filed, and, to the knowledge of the Bank such returns have not been examined by the Internal Revenue Service or any other taxing authority. Except as reflected in DISCLOSURE
SCHEDULE 3.11(1), the Bank has duly filed in correct form all federal, state and local information returns and tax returns required to be filed on or prior to the date hereof, and the Bank has duly paid or made adequate provisions for the payment of all taxes and other governmental charges which are owed by the Bank to any federal, state or local taxing authorities, whether or not reflected in such returns (including, without limitation, those owed in respect of the properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls of the Bank), other than taxes and other charges which (i) are not yet delinquent or are being contested in good faith or (ii) have not been finally determined. The amounts set forth as liabilities for taxes on the Financial Statements of the Bank and the Call Reports of the Bank are sufficient, in the aggregate, for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the periods then ended, and have been computed in accordance with generally accepted accounting principles consistent with past practices. The Bank is not responsible for the taxes of any other person other than the Bank under Treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

                 (b) Except as disclosed in DISCLOSURE SCHEDULE 3.11(2), the Bank has not executed an extension or waiver of any statute of limitations on the assessment or collection of any federal, state or local taxes due that is currently in effect, and deferred taxes of the Bank, have been adequately provided for in the Financial Statements of the Bank.

                 (c) Except as disclosed in DISCLOSURE SCHEDULE 3.11(3), the Bank has not made any payment, is not obligated to make any payment and is not a party to any contract, agreement or other arrangement that could obligate it to make any payment that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

                  (d) There has not been an ownership change, as defined in
Section 382(g) or the Code, of the Bank that occurred during or after any taxable period in which the Bank incurred an operating loss that carries over to any taxable period ending after the fiscal year of the Bank immediately preceding the date of this Agreement.

                  (e) (i) Proper and accurate amounts have been withheld by the Bank from its employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns have been filed by the Bank for all periods for which returns were due with respect to withholding, Social Security and unemployment taxes or charges due to any federal, state or local taxing authority and (iii) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor have been included by the Bank in the Financial Statements of the Bank.

         Section 3.12 Employee Benefit Plans. (a) The Bank does not have or maintain any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as described in DISCLOSURE SCHEDULE 3.12(1).

                  (b) The Bank (or any pension plan maintained by it) has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or the Internal Revenue Service with respect to any pension plan qualified under
Section 401 of the Code, except liabilities to the PBGC pursuant to Section 4007 of ERISA, all which have been fully paid. No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

                  (c) The Bank has not incurred any material liability under
Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan as such term is defined in Section 3(37) of ERISA.

                  (d) All "employee benefit plans," as defined in Section 3(3) of ERISA, that are maintained by the Bank comply in all material respects with ERISA and the Code that are applicable, or intended to be applicable, to such "employee benefit plans." The Bank has no material liability under any such plans. All documents, summaries, forms or other information required to be provided to participants in such employee benefit plans or to be filed or provided to any governmental agency in connection with such plans have been, and during the period from the date of this Agreement to the Closing Date, will be so provided or filed on a timely basis.

                  (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any employee benefit plan maintained by the Bank (i) which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or a material civil penalty under Section 502(i) of ERISA, or (ii) the correction of which would have a Material Adverse Effect on the Bank ; and no actions have occurred which could result in the imposition of a penalty under any section or provision of ERISA.

                  (f) No employee benefit plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in
Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

                  (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of the Bank under any benefit plan or otherwise, (ii) materially increase any benefits otherwise payable under any benefit plan or
(iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

         Section 3.13 Title and Related Matters. (a) Except as set forth in DISCLOSURE SCHEDULE 3.13(1), the Bank has good title, and as to owned real property, has good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by it or carried under its name on the Financial Statements of the Bank or the Call Reports of the Bank or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1998), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial Statements of the Bank and the Call Reports of the Bank or incurred in the ordinary course of business after December 31, 1998,
(ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) liens, encumbrances, mortgages, security interests, pledges, claims and title imperfections that do not in the aggregate have a Material Adverse Effect on the Bank.

                  (b) All agreements pursuant to which the Bank leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance, except for defaults which individually or in the aggregate would not have a Material Adverse Effect on the Bank. Except as set forth in DISCLOSURE SCHEDULE 3.13(2), the Bank has all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all liens, claims or encumbrances (other than the rights of the lessor), as of the Effective Time of the Merger, and shall have the right to transfer each lease or sublease pursuant to this Agreement.

                  (c) Other than real estate owned, acquired by foreclosure or voluntary deed in lieu of foreclosure (i) all of the buildings, structures and fixtures owned, leased or subleased by the Bank are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by the Bank are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

         Section 3.14 Real Estate. (a) DISCLOSURE SCHEDULE 3.14(1) identifies and sets forth a complete legal description for each parcel of real estate or interest therein owned, leased or subleased by the Bank or in which the Bank has any ownership or leasehold interest.

                  (b) DISCLOSURE SCHEDULE 3.14(2) lists or otherwise describes and sets forth each and every written or oral lease or sublease, together with the current name, address and telephone number of the landlord or sublandlord and the landlord's property manager (if any), under which the Bank is the lessee or sublessee of any real property and which relates in any manner to the operation of the businesses of the Bank.

                  (c) The Bank has not violated, and is not currently in violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in DISCLOSURE SCHEDULES 3.14(1) and 3.14(2) including, but not limited to, any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable matter which individually or in the aggregate would have a Material Adverse Effect on the Bank.

                  (d) DISCLOSURE SCHEDULE 3.14(4) lists or otherwise describes with respect to each parcel of leased property described on DISCLOSURE SCHEDULE 3.14(2), each and every Consent required to facilitate the full and complete assignment of all right, title and interest of the Lessee in such lease or sublease to the Surviving Corporation and the use and operation of such real property of the Surviving Corporation.

                  (e) As to each parcel of real property owned or used by the Bank, the Bank has not received notice of any pending or, to the knowledge of the Bank, threatened condemnation proceedings, litigation proceedings or mechanics or materialmen's liens.

         Section 3.15 Environmental Matters.

                  (a) Each of the Bank, the Participation Facilities (as defined in Section 12.2 of this Agreement), and the Loan Properties (as defined in
Section 12.2 of this Agreement) are, and have been, in compliance with all applicable laws, rules, regulations, standards and requirements of the United States Environmental Protection Agency and all state and local agencies with jurisdiction over pollution or protection of the environment, except for violations which, individually or in the aggregate, will not have a Material Adverse Effect on the Bank.

                  (b) There is no litigation pending or, to the knowledge of the Bank, threatened before any court, governmental agency or board or other forum in which the Bank or any Participation Facility has been or, with respect to threatened litigation may be, named as defendant (i) for alleged noncompliance (including by any predecessor), with any Environmental Law (as defined in Section 12.2 of this Agreement) or (ii) relating to the release into the environment of any Hazardous Material (as defined in Section 12.2 of this Agreement) or oil, whether or not occurring at or on a site owned or leased or operated by the Bank or any Participation Facility, except for such litigation pending or threatened that will not, individually or in the aggregate, have a Material Adverse Effect on the Bank.

                  (c) There is no litigation pending or, to the knowledge of the Bank, threatened before any court, governmental agency or board or other forum in which any Loan Property (or the Bank in respect of such Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on or involving a Loan Property, except for such litigation pending or threatened that will not individually or in the aggregate, have a Material Adverse Effect on the Bank.

                  (d) To the knowledge of the Bank, there is no reasonable basis for any litigation of a type described in Sections 3.15(2) or 3.15(3) of this Agreement, except as will not have, individually or in the aggregate, a Material Adverse Effect on the Bank.

                  (e) During the period of (i) ownership or operation by the Bank of any of its current properties, or (ii) to the knowledge of the Bank, participation by the Bank in the management of any Participation Facility, or
(iii) to the knowledge of the Bank, holding by the Bank of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except where such releases have not and will not, individually or in the aggregate, have a Material Adverse Effect on the Bank.

                  (f) Prior to the period of (i) ownership or operation by the Bank of any of its current properties, (ii) participation by the Bank in the management of any Participation Facility, or (iii) holding by the Bank of a security interest in any Loan Property, to the knowledge of the Bank, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except where such releases have not and will not, individually or in the aggregate, have a Material Adverse Effect on the Bank.

         Section 3.16 Commitments and Contracts. (a) Except as set forth in DISCLOSURE SCHEDULE 3.16(1), the Bank is not a party or subject to any of the following (whether written or oral, express or implied):

                  (i) any employment contract or understanding (including any agreement or plan with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee, including in any such person's capacity as a consultant (other than those which either are terminable at will without any further amount being payable thereunder or as a result of such termination by the Bank);

                  (ii)  any labor contract or agreement with any labor union;

                  (iii) any contracts or covenants which limit the ability of the Bank to compete in any line of business or which involve any restriction of the geographical area in which the Bank may carry on its business (other than as may be required by law or applicable regulatory authorities);

                  (iv) any lease (other than real estate leases described on DISCLOSURE SCHEDULE 3.14(2)) or other agreements or contracts with annual payments aggregating $5,000 or more; or



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



                  (v) any other contract or agreement which would be
                      required to be disclosed in reports filed by the Bank with any Regulatory Authority which has not been so disclosed.

                  (b) Except as set forth in DISCLOSURE SCHEDULE 3.16(2), there is not, under any agreement, lease or contract to which the Bank is a party, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or non-performance.

         Section 3.17 Regulatory, Accounting and Tax Matters. The Bank has not taken or agreed to take any action, has no knowledge of any fact and has not agreed to any circumstance that would (i) materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement, (ii) prevent the transactions contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (iii) materially impede the ability of SouthTrust to account for the transactions contemplated by this Agreement as a pooling of interests.

         Section 3.18 Registration Obligations. The Bank is not under any obligation, contingent or otherwise, which will survive the Merger, to register any of its securities under the Securities Act of 1933 (the "Act") or any state securities laws.

         Section 3.19 State Takeover Laws. This Agreement and the transactions contemplated hereby are not subject to or restricted by any applicable state anti-takeover statute.

         Section 3.20 Insurance. The Bank is presently insured, and during each of the past three (3) calendar years has been insured, for reasonable amounts against such risks as banks and financial institutions engaged in a similar business and of a similar size would, in accordance with good business practice, customarily be insured. To the knowledge of the Bank, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of the Bank provide adequate coverage against loss, and the fidelity bonds in effect as to which the Bank is named an insured are sufficient for their purpose. Such policies of insurance are listed and described in DISCLOSURE
SCHEDULE 3.20.

         Section 3.21 Labor. No work stoppage involving the Bank is pending as of the date hereof or, to the knowledge of the Bank, threatened. The Bank is not involved in, or, to the knowledge of the Bank, threatened with or affected by, any proceeding asserting that the Bank has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse Effect on the Bank. No union represents or claims to represent any employees of the Bank, and, to the knowledge of the Bank, no labor union is attempting to organize employees of the Bank.

         Section 3.22 Compliance with Laws. The Bank has conducted its business and owned its assets in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and is in compliance with such laws, regulations and orders, except for such violations or non-compliance, which when taken together as a whole, will not have a Material Adverse Effect on the Bank. Except as disclosed in DISCLOSURE SCHEDULE 3.22, the Bank:

                  (a) is not in violation of any laws, regulations, rules, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have and will not have a Material Adverse Effect on the Bank; and

                  (b) has not received a notification or communication from any agency or department of federal, state or local government or the Regulatory Authorities or the staff thereof (i) asserting that the Bank is not in compliance with any laws, regulations, rules, orders or permits which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have a Material Adverse Effect on the Bank, (ii) threatening to revoke any permit, the revocation of which is reasonably likely to have a Material Adverse Effect on the Bank, (iii) requiring the Bank to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of the Bank, including, without limitation, any restrictions on the payment of dividends.



                                      A-21

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         Section 3.23 Transactions with Management. Except for (a) deposits, all of which are on terms and conditions comparable to those made available to other customers of the Bank at the time such deposits were entered into, (b) the loans listed on DISCLOSURE SCHEDULE 3.5, (c) the agreements listed on DISCLOSURE
SCHEDULE 3.16(1), (d) obligations under employee benefit plans of the Bank as set forth on DISCLOSURE SCHEDULE 3.12(1), and (e) the items described on DISCLOSURE SCHEDULE 3.23, there are no contracts with or commitments to present or former stockholders, directors, officers or employees involving the expenditure of more than $1,000 as to any one individual, including, any business directly or indirectly controlled by any such person, or $5,000 for all such contracts or commitments in the aggregate for all such individuals.

         Section 3.24 Derivative Contracts. The Bank is not a party to nor has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or agreement, or any other contract or agreement not included in the Financial Statements of the Bank which is a financial derivative contract (including various combinations thereof) ("Derivative Contracts"), except for those Derivative Contracts set forth in DISCLOSURE SCHEDULE 3.24.

         Section 3.25 Deposits. Except as set forth in DISCLOSURE SCHEDULE 3.25, none of the deposits of the Bank (i) is a "brokered" deposit, (ii) is subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set off rights, escrow limitations and similar actions taken in the ordinary course of business), and (iii) no portion of such deposits represents a deposit of any affiliate of the Bank.

         Section 3.26 Accounting Controls. The Bank has devised and maintained systems of internal accounting control sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of the Bank; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to institutions such as the Bank or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the material properties and assets of the Bank is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of the Bank; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

         Section 3.27 Proxy Materials. None of the information relating to the Bank to be included or incorporated by reference in (i) the proxy statement included in the proxy solicitation materials to be mailed to the shareholders of the Bank (the "Proxy Statement"), (ii) the registration statement on Form S-4 (the "Registration Statement") covering the SouthTrust Shares to be issued to the holders of the Bank Shares pursuant to the Merger, (iii) the registration statement on Form S-3 (the "Post-Effective Registration Statement") covering the SouthTrust Shares to be issued to the holders of Bank Shares pursuant to the Merger if the Bank elects, pursuant to Section 6.2 of this Agreement, to require the SouthTrust Shares to be issued pursuant to the exemption from the registration requirements of the Act afforded by Section 4(2) of the Act, or
(iv) any other documents or registration statements to be filed with the any Regulatory Authority in connection with the transactions contemplated by this Agreement will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement or Post-Effective Registration Statement, if applicable, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any early communication with respect to the solicitation of any proxy, if required. The legal responsibility for the contents of the information supplied by the Bank and relating to the Bank which is either included or incorporated by reference in the Proxy Statement, the Registration Statement, the Post-Effective Registration Statement, if applicable, or any other document or registration statement filed with any Regulatory Authority shall be and remain with the Bank.

         Section 3.28 Deposit Insurance. The deposit accounts of the Bank are insured by the Bank Insurance Fund ("BIF") in accordance with the provisions of the Federal Deposit Insurance Act (the "Act"). The Bank has paid all regular premiums and special assessments and filed all reports required under the Act.

         Section 3.29 Year 2000. Except as specifically set forth in DISCLOSURE
SCHEDULE 3.29, all computer software necessary for the conduct of the business of the Bank (the "Software") is designed to be used prior to, during and after the calendar year 2000 A.D., and the Software will operate during each such time period without error relating to the year 2000, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. The Software accepts, calculates, sorts, extracts, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent manner regardless of the dates used, whether before, on, or after January 1, 2000.

         Section 3.30 Untrue Statements and Omissions. No representation or warranty contained in Article 3 of this Agreement or in the Disclosure Schedules of the Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES OF
                         SOUTHTRUST, ST-SUB AND ST-BANK


         SouthTrust, ST-Sub (with respect to Section 4.2 only) and ST-Bank (with respect to Section 4.3 only) hereby represent and warrant to Bank as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

         Section 4.1 Organization and Related Matters of SouthTrust. (a) SouthTrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SouthTrust has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and SouthTrust is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by SouthTrust, or the character or location of the properties and assets owned or leased by SouthTrust makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on SouthTrust. SouthTrust is duly registered as a bank holding company under the Bank Holding Bank Act of 1956, as amended. True and correct copies of the Articles of Incorporation of SouthTrust and the Bylaws of SouthTrust, each as amended to the date hereof, have been made available to the Bank.

                  (b) SouthTrust has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on SouthTrust.

                  (c) SouthTrust owns all of the issued and outstanding shares of capital stock of ST-Sub.

         Section 4.2 Organization and Related Matters of ST-Sub. (a) ST-Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama. ST-Sub has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and ST-Sub is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by ST-Sub, or the character or location of the properties and assets owned or leased by ST-Sub makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on ST- Sub. ST-Sub is duly registered as a bank holding company under the Bank Holding Bank Act of 1956, as amended. True and correct copies of the Articles of Incorporation of ST-Sub and the Bylaws of ST-Sub, each as amended to the date hereof, have been made available to the Bank.

                  (b) ST-Sub has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on ST-Sub.

                  (c) ST-Sub owns all of the issued and outstanding shares of capital stock of ST-Bank.

         Section 4.3 Organization and Related Matters of ST-Bank. (a) ST-Bank is a corporation duly organized, validly existing and in good standing under the laws of the United States of America. ST-Bank has the


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corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and ST-Bank is, or as of the Effective Time of the Merger will be, licensed or qualified to do business in each jurisdiction in which the nature of the business now conducted, or as proposed to be conducted pursuant to this Agreement, by ST-Bank, or the character or location of the properties and assets now owned or leased, or as proposed to be owned or leased pursuant to this Agreement, by ST-Bank makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on ST-Bank. True and correct copies of the Articles of Association and the Bylaws of ST-Bank, each as amended as of the date hereof, have been delivered to the Bank.

                  (b) ST-Bank has, or as of the Effective Time of the Merger will have, in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licences necessary for it to own or lease its properties and assets now owned or leased or to be owned or leased pursuant to this Agreement and to carry out its business as now conducted, or as proposed to be conducted pursuant to this Agreement, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on ST-Bank.

         Section 4.4 Capitalization. As of December 31, 1998, the authorized capital stock of SouthTrust consisted of 500,000,000 shares of common stock, par value $2.50 per share, 168,227,453 shares (which includes the rights associated with such shares pursuant to that certain Rights Agreement dated January 12, 1999 and effective February 22, 1999 between SouthTrust and ChaseMellon Shareholder Services, L.L.C.) of which were issued and outstanding (exclusive of any such shares held in the treasury of SouthTrust as of such date), and 5,000,000 shares of preferred stock, par value $1.00 per share, none of which are issued and outstanding as of the date hereof. All issued and outstanding SouthTrust Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable.

         Section 4.5 Authority; No Violation. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby and in any related agreements, have been or, as of the Effective Time of the Merger, will have been duly authorized by the Boards of Directors of SouthTrust, ST-Sub and ST-Bank, and no other corporate proceedings on the part of SouthTrust, ST-Sub or ST- Bank are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement, when duly authorized, will be the valid and binding obligation of SouthTrust, ST-Sub and ST-Bank enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Restated Certificate of Incorporation or Bylaws of SouthTrust, or the Articles of Incorporation or Bylaws of ST-Sub, or the Articles of Association or Bylaws of ST-Bank or, (ii) to SouthTrust's knowledge and assuming that any necessary Consents, including, but not limited to those of the Regulatory Authorities, referred to herein are duly obtained, (A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of SouthTrust, ST-Sub or ST-Bank under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which SouthTrust, ST-Sub or ST-Bank is a party, or by which SouthTrust, ST-Sub or ST-Bank or any of their respective properties or assets may be bound or affected, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SouthTrust, ST-Sub or ST-Bank or any of their respective material properties or assets, except for (X) such conflicts, breaches or defaults as are set forth in DISCLOSURE SCHEDULE 4.5; and (Y) with respect to (B) above, such as individually or in the aggregate will not have a Material Adverse Effect on SouthTrust.

         Section 4.6 Financial Statements. (a) SouthTrust has made available to the Bank copies of the consolidated financial statements of SouthTrust as of and for the two (2) fiscal years ended immediately prior to the date of this Agreement, and as of and for the periods ended after the most recent fiscal year and prior to the date of this Agreement. SouthTrust will make available to the Bank, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent fiscal period or year of SouthTrust, the


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consolidated financial statements of SouthTrust as of and for such subsequent fiscal period or year (such consolidated financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of SouthTrust").

                  (b) Each of the Financial Statements of SouthTrust (including the related notes) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of SouthTrust have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only the actual transactions. Each of the Financial Statements of SouthTrust (including the related notes) fairly presents or will fairly present the consolidated financial position of SouthTrust as of the respective dates thereof and fairly presents or will fairly present the results of operations of SouthTrust for the respective periods therein set forth.

                  (c) Since December 31, 1998, SouthTrust has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on SouthTrust, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of SouthTrust or reflected in the notes thereto, or (ii) which were incurred after December 31, 1998 in the ordinary course of business consistent with past practices. Since December 31, 1998, and except for the matters described in (i) and (ii) above, SouthTrust has not incurred or paid any obligation or liability which would have a Material Adverse Effect on SouthTrust.

         Section 4.7 Absence of Certain Changes or Events. Since December 31, 1998, no fact or condition has occurred which would give rise to a Material Adverse Effect on SouthTrust, and to the knowledge of SouthTrust, no fact or condition exists which might reasonably be expected to cause such a Material Adverse Effect on SouthTrust in the future.

         Section 4.8  Legal Proceedings, Etc. Except as set forth on DISCLOSURE
SCHEDULE 4.8 hereto, or as disclosed in any registration statement filed by SouthTrust with the SEC (as defined in Section 12.2 of this Agreement) and made available to the Bank hereunder, neither SouthTrust nor any of its affiliates is a party to any, and there are no pending, or, to the knowledge of SouthTrust, threatened, legal, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations of any nature against SouthTrust challenging the validity or propriety of the transactions contemplated by this Agreement or which would be required to be reported by SouthTrust pursuant to Item 103 of Regulation S-K promulgated by the SEC.

         Section 4.9 Insurance. SouthTrust has in effect insurance coverage with insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by institutions comparable in size and operation to SouthTrust.

         Section 4.10 Consents and Approvals. Except for (i) the Consents of the Regulatory Authorities; (ii) the approval of this Agreement by the respective shareholders of ST-Bank and the Bank; (iii) the issuance of a Certificate of Merger by the OCC; or (iv) as disclosed in DISCLOSURE SCHEDULE 4.10, no Consents of any person are necessary in connection with the execution and delivery by SouthTrust or, to the knowledge of SouthTrust, by ST- Sub or ST-Bank of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby.

         Section 4.11 Accounting, Tax, Regulatory Matters. SouthTrust has not agreed to take any action, has no knowledge of any fact and has not agreed to any circumstance that would (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of
Section 368 of the Code, or (ii) materially impede or delay receipt of any Consent from any Regulatory Authority referred to in this Agreement.

         Section 4.12 Proxy Materials. None of the information relating to SouthTrust or any of its subsidiaries to be included or incorporated by reference in (i) the Proxy Statement, (ii) the Registration Statement, (iii) if the Bank elects, pursuant to Section 6.2 of this Agreement, to require the SouthTrust Shares to be issued pursuant to the exemption from the registration requirements of the Act afforded by Section 4(2) of the Act, the Post-Effective Registration Statement or (iv) any other documents or registration statements to be filed with any Regulatory Authority in connection with the transactions contemplated by this Agreement will, at the respective times such documents or other registration statements are filed with any Regulatory Authority and, in the case of the


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Registration Statement or the Post-Effective Registration Statement, if
applicable, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or admits to state any material fact necessary in order to make statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement in any early communication with respect to the solicitation of any proxy, if required. The legal responsibility for the contents of the information supplied by SouthTrust and its subsidiaries relating to SouthTrust and its subsidiaries which is either included or incorporated by reference in the Proxy Statement, the Registration Statement, the Post-Effective Registration Statement, if applicable, or any other document or registration statement filed with any Regulatory Authority shall be and remain with SouthTrust.

         Section 4.13 No Broker's or Finder's Fees. SouthTrust nor any of its subsidiaries, affiliates or employees has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with this Agreement or the consummation of any of the transactions contemplated herein.

         Section 4.14 Untrue Statements and Omissions. No representation or warranty contained in Article 4 of this Agreement or in the Disclosure Schedules of SouthTrust contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.15 SEC Filings. SouthTrust has filed all forms, reports and documents required to be filed by SouthTrust with the SEC since December 31, 1995, other than registration statements on Form S-4 and S-8 (collectively, the "SouthTrust SEC Reports"). The SouthTrust SEC Reports (i) at the time they were filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SouthTrust SEC Reports or necessary in order to make the statements in such SouthTrust SEC Reports, in light of the circumstances under which they were made, not misleading.

         Section 4.16 Compliance with Laws. Each of SouthTrust, ST-Sub and ST-Bank has conducted its business and owned its assets in accordance with all applicable federal, foreign, state and local laws, regulations and orders, and is in compliance with such laws, regulations and orders, except for such violations or non-compliance, which when taken together as a whole, will not have a Material Adverse Effect on SouthTrust. Except as disclosed in DISCLOSURE
SCHEDULE 4.16, none of SouthTrust, ST-Sub or ST-Bank:

                  (a) is in violation of any laws, regulations, rules, orders or permits applicable to its business or the employees or agents or representatives conducting its business, except for violations which individually or in the aggregate do not have and will not have a Material Adverse Effect on SouthTrust; and

                  (b) has received a notification or communication from any agency or department of federal, state or local government or the Regulatory Authorities or the staff thereof (i) asserting that SouthTrust, ST- Sub or ST-Bank is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have a Material Adverse Effect on SouthTrust, (ii) threatening to revoke any permit, the revocation of which is reasonably likely to have a Material Adverse Effect on SouthTrust, (iii) requiring SouthTrust, ST-Sub or ST-Bank to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of SouthTrust, ST-Sub or ST-Bank, including, without limitation, any restrictions on the payment of dividends.



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                                    ARTICLE 5

                      COVENANTS AND AGREEMENTS OF THE BANK


         Section 5.1 Conduct of the Business of Bank. (a) During the period from the date of this Agreement to the Effective Time of the Merger, the Bank shall (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking and business principles, (ii) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, and (iii) except as required by law or regulation, take no action which would adversely affect or delay the ability of the Bank, SouthTrust, or ST-Bank to obtain any Consent from any Regulatory Authorities or other approvals required for the consummation of the transactions contemplated hereby or to perform their covenants and agreements under this Agreement.

                  (b) During the period from the date of this Agreement to the Effective Time of the Merger, except as required by law or regulation, the Bank shall not, without the prior written consent of SouthTrust:

                  (i) change, delete or add any provision of or to the Articles of Association or Bylaws of the Bank;

                  (ii) change the number of shares of the authorized, issued or outstanding capital stock of the Bank, including any issuance, purchase, redemption, split, combination or reclassification, thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of the Bank, declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of the Bank;

                  (iii) incur any material liabilities or material obligations
                        (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice;

                  (iv) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000 other than pursuant to binding commitments existing on existing on December 31, 1998 and disclosed in a Disclosure Schedule delivered pursuant to Article 3 of this Agreement or in DISCLOSURE SCHEDULE 5.1(B)(IV) and other than expenditures necessary to maintain existing assets in good repair, provided the Bank will notify SouthTrust of such expenditures;

                  (v) sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein or any tangible or intangible personal property having a book value in excess of or in exchange for consideration in excess of $25,000 for each such parcel or interest;

                  (vi) pay any bonuses to any executive officer or director except pursuant to the terms of an enforceable agreement as reflected in annexed DISCLOSURE SCHEDULE 5.1(B)(VI); enter into any new, or amend in any respect any existing employment, consulting, non-competition or independent contractor agreement with any person; alter the terms of any existing incentive bonus or

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                     commission plan; adopt any new or amend in any material
                     respect any existing employee benefit or bonus plan, except as may be required by law or to maintain the tax qualified status of any such plan; grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

              (vii) enter into or extend any agreement, lease or license relating to real property, tangible or intangible personal property or any service or other function (including, without limitation), data processing or bankcard functions relating to the Bank that involves an aggregate of $25,000;

              (viii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with the Bank's past practices;

              (ix) purchase or otherwise acquire any investment securities for its own account having an average remaining life to maturity greater than five years, or any asset-backed security, other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or Home Loan Mortgage Corporation, or any Derivative Contract;

              (x) acquire twenty percent (20%) or more of the assets or equity securities of any person or acquire direct or indirect control of any person, other than in connection with (A) any internal reorganization or consolidation involving the Bank which has been approved in advance in writing by SouthTrust, (B) foreclosures in the ordinary course of business, (C) acquisitions of control by a banking subsidiary in a fiduciary capacity or (D) the creation of new subsidiaries organized to conduct and continue activities otherwise permitted by this Agreement; or

              (xi) commence any cause of action or proceeding other than in accordance with past practice or settle any action, claim, arbitration, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry or other proceeding against the Bank for material money damages or restrictions upon any of their operations.

         Section 5.2 Information to be Provided by the Bank to SouthTrust. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, the Bank will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of SouthTrust and to report the general status of the ongoing operations of the Bank. The Bank will promptly notify SouthTrust of any material change in the normal course of business or the operations or the properties of the Bank, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting the Bank, the institution or the threat of material litigation, claims, threats or causes of action involving the Bank, and will keep SouthTrust fully informed of such events. The Bank will furnish to SouthTrust, promptly after the preparation and/or receipt by the Bank thereof, copies of its unaudited


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periodic financial statements, and shall furnish to furnish to SouthTrust promptly after the preparation and/or receipt by the Bank, copies of all periodic financial statements of the Bank, if available, and all call reports with respect to the Bank for the applicable periods then ended, and such financial statements and call reports shall, upon delivery to SouthTrust, be treated, for purposes of Section 3.3 hereof, as among the Financial Statements of the Bank and the Call Reports of the Bank. The Bank will promptly furnish to SouthTrust the information required to be included in the Registration Statement or the Post-Effective Registration Statement, if applicable, with respect to its business and affairs before it is filed with the SEC and again before any amendments are filed.

         Section 5.3 Access to Properties; Personnel and Records. (a) So long as this Agreement shall remain in effect, the Bank shall permit SouthTrust or its agents full access, during normal business hours, to the properties of the Bank, and shall disclose and make available (together with the right to copy) to SouthTrust and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of the Bank, including all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which SouthTrust may have a reasonable interest, and the Bank shall use its reasonable best efforts to provide SouthTrust and its representatives access to the work papers of the Bank's accountants. The Bank shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would violate any confidentiality agreement; provided that the Bank shall cooperate with SouthTrust in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted. In addition, during the period from the date of this Agreement to the Effective Time of the Merger the Bank shall permit representatives of SouthTrust and its Affiliates to attend each meeting of the Board of Directors of the Bank and committees thereof, except that such representatives may not attend, unless otherwise permitted by the Bank, any portion of any such meeting during which this Agreement and the transactions contemplated hereby are discussed. The foregoing rights granted to SouthTrust shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by the Bank.

         Section 5.4 Approval of the Bank's Shareholders. (a) The Bank will take all steps necessary under applicable laws to call, give notice of, convene and hold a meeting of its shareholders at such time as may be mutually agreed to by the parties for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. The Board of Directors of the Bank will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and the Bank will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby.

                 (b) Contemporaneously with and as a condition to the execution of this Agreement by ST-Bank, ST-Sub and SouthTrust, Messrs. Jerry E. Winters and William C. Woodby, as the Co-Voting Representatives pursuant to that certain Voting and Stock Restriction Agreement, dated January 6, 1989, by and among a number of shareholders of the Bank, shall execute a voting agreement (the "Voting Agreement") pursuant to which they agree to vote the Bank Shares subject to the Voting and Stock Restriction Agreement (i) in favor of approving this Agreement and the transactions contemplated by it and (ii) in favor of any other proposal which may properly come before the shareholders of the Bank for consideration which are necessary or desirable to effectuate the consummation of the transactions contemplated by this Agreement.

         Section 5.5 No Other Bids. Except with respect to this Agreement and the transactions contemplated hereby, neither the Bank nor any "affiliate" (as defined below) thereof, nor any investment banker, attorney, accountant or other representative (collectively, "representative") retained by the Bank shall directly or indirectly initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any "takeover proposal" (as defined below) by any other party. Except to the extent necessary to comply with the fiduciary duties of the Bank's Board of Directors as advised in writing by counsel to such Board of Directors, neither the Bank nor any affiliate or representative thereof shall furnish any non-public information that it is not legally obligated to furnish or negotiate or enter into any agreement or contract with respect to any takeover proposal, and shall direct and use its reasonable efforts to cause


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its affiliates or representatives not to engage in any of the foregoing, but the
Bank may communicate information about such a takeover proposal to its shareholders if and to the extent it is required to do so in order to comply with its legal obligations as advised in writing by counsel. The Bank shall promptly notify SouthTrust orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. The Bank shall immediately cease and cause to be terminated as of the date of this Agreement any existing activities, discussions or negotiations with any other parties conducted heretofore with respect to any of the foregoing. As used in this
Section 5.5, an "affiliate" of a party means (i) any other party directly or indirectly controlling, controlled by or under common control with such party,
(ii) any executive officer, director, partner, employer or direct or indirect beneficial owner of a 10% or greater equity or voting interest in such party, or
(iii) any other party for which a party described in clause (ii) acts in any such capacity. As used in this Section 5.5, "takeover proposal" shall mean any proposal for a merger or other business combination involving the Bank or for the acquisition of a significant equity interest in the Bank or for the acquisition of a significant portion of the assets or liabilities of the Bank.

         Section 5.6 Affiliates. No later than ten (10) days following the execution of this Agreement, the Bank shall deliver to SouthTrust a letter identifying all persons who are anticipated to be, at the time this Agreement is submitted for approval to the shareholders of the Bank, "affiliates" of the Bank for purposes of Rule 145 under the Securities Act of 1933. In addition, the Bank shall cause each person named in the letter referred to above to deliver to SouthTrust not later than thirty (30) days following the execution of this Agreement a written agreement substantially in the form of EXHIBIT 5.6 providing that such person will not sell, pledge, transfer, or otherwise dispose of the Bank Shares held by such person, except as contemplated by such agreement or by this Agreement, and will not sell, pledge, transfer, or otherwise dispose of the SouthTrust Shares to be received by such person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act of 1933, and the rules and regulations promulgated thereunder and until such time as the financial results covering at least thirty (30) days of combined operations of SouthTrust and the Bank have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, the SouthTrust Shares issued to such affiliates of the Bank in exchange for the Bank Shares shall not be transferable until such time as the financial results covering at least thirty (30) days of combined operations of SouthTrust and the Bank have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies regardless of whether each such person has provided the written agreement referred to in this Section 5.6. SouthTrust shall not be required to maintain the effectiveness of the Registration Statement under the Securities Act of 1933 for the purposes of resale of SouthTrust Shares by such persons.

         Section 5.7 Maintenance of Properties. The Bank will maintain its properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

         Section 5.8 Environmental Audits. At the election of SouthTrust, the Bank will, subject to Section 12.5 of this Agreement, at its own expense, with respect to each parcel of real property that the Bank owns, leases or subleases, procure and deliver to SouthTrust, at least thirty (30) days prior to the Effective Time of the Merger, an environmental audit, which audit shall be reasonably acceptable to and shall be conducted by a firm reasonably acceptable to SouthTrust.

         Section 5.9 Title Insurance. At the election of SouthTrust, the Bank will, subject to Section 12.5 of this Agreement, at its own expense, with respect to each parcel of real property that the Bank owns, leases or subleases, procure and deliver to SouthTrust, at least thirty (30) days prior to the Effective Time of the Merger, owner's title insurance issued in such amounts and by such insurance company reasonably acceptable to SouthTrust, which policy shall be free of all material exceptions to SouthTrust's reasonable satisfaction.

         Section 5.10 Surveys. At the election of SouthTrust, with respect to each parcel of real property as to which a title insurance policy is to be procured pursuant to Section 5.9, the Bank, will, subject to Section 12.5 of this Agreement, at its own expense, procure and deliver to SouthTrust at least thirty (30) days prior to the Effective Time of the Merger, a survey of such real property, which survey shall be reasonably acceptable to and shall be prepared by a licensed surveyor reasonably acceptable to SouthTrust, disclosing the locations of all improvements, easements, sidewalks, roadways, utility lines and other matters customarily shown on such surveys and showing access affirmatively to public streets and roads and providing the legal description of the property in a form suitable for recording and insuring the title thereof (the "Survey"). The Survey shall not disclose any survey defect or


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encroachment from or onto such real property that has not been cured or insured over prior to the Effective Time of the Merger.

         Section 5.11 Consents to Assign. With respect to all material contracts, agreements, licences and other documents relating to the business of the Bank as it is currently operated which cannot be assigned to ST- Bank by operation of law by the Merger, the Bank will use its best efforts to obtain all Consents necessary or appropriate to transfer and assign all rights, title, and interest of the Bank in such contracts, agreements, licences and other documents to ST-Bank. With respect to the leases disclosed in DISCLOSURE SCHEDULE 3.14(B), the Bank will obtain all Consents necessary or appropriate to transfer and assign all right, title and interest of the Bank to ST-Bank and to permit the use and operation of the leased premises by ST-Bank.

         Section 5.12 Exemption Under Anti-Takeover Statutes. Prior to the Effective Time of the Merger, the Bank will use its best efforts to take all steps required to exempt the transactions contemplated by this Agreement from any applicable state anti-takeover law.

         Section 5.13 Conforming Accounting and Reserve Policies. At the request of SouthTrust, the Bank shall immediately prior to Closing establish and take such reserves and accruals as SouthTrust reasonably shall request to conform the Bank's loan, accrual, reserve and other accounting policies to the policies of ST-Bank, provided however, such requested conforming adjustment shall not be taken into account as having a Material Adverse Effect on the Bank.

         Section 5.14 Compliance Matters. Prior to the Effective Time of the Merger, the Bank shall take, or cause to be taken, all steps reasonably requested by SouthTrust to cure any deficiencies in regulatory compliance by the Bank, including compliance with Regulations Z and CC of the FRB; provided that neither SouthTrust nor ST-Bank shall be responsible for discovering or have any obligation to disclose the existence of such defects to the Bank nor shall SouthTrust or ST-Bank have any liability resulting from such deficiencies or attempts to cure them.


                                    ARTICLE 6

                           COVENANTS AND AGREEMENTS OF
                         SOUTHTRUST, ST-SUB AND ST-BANK


         Section 6.1 Information to be Provided to the Bank. During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment hereunder, SouthTrust will cause one or more of its designated representatives to confer on a regular and frequent basis with the Bank and to report with respect to the general status and the ongoing operations of SouthTrust.

         Section 6.2 Registration Statement. As soon as practicable after the execution of this Agreement, SouthTrust shall prepare and file the Registration Statement with the SEC. SouthTrust shall take all appropriate steps and will use its best efforts to cause the Registration Statement to be declared effective under the Act with the SEC prior to the Effective Time of the Merger. The Registration Statement shall permit the non-affiliate shareholders of the Bank who receive SouthTrust Shares pursuant to the Merger to receive unlegended, freely transferable securities; affiliate shareholders of the Bank who receive SouthTrust Shares shall be subject to restrictions on their transfer as set forth by Rule 145 of the rules and regulations promulgated by the SEC and as set forth in Section 5.6 of this Agreement. Further, SouthTrust shall cause the SouthTrust Shares to be issued pursuant to the Merger to be listed on the NASDAQ/NMS and any other market or exchange on which the SouthTrust Shares are traded at and subsequent to the Effective Time of the Merger, so that the same shall be eligible for sale through the facilities of the NASDAQ/NMS and any other such market or exchange. Notwithstanding the above, the Bank may, within twenty (20) business days after the date of this Agreement, elect to have the SouthTrust Shares issued to the shareholders of the Bank pursuant to a transaction which is exempt from the registration requirements of the Act under
Section 4(2) of the Act. In the event the Bank makes this election timely and provided that, in the opinion of counsel for SouthTrust, the transaction may be effected by use of the Post-Effective Registration Statement, SouthTrust, within fifteen (15) business days after the Effective Time of the Merger, shall file the Post- Effective Registration Statement with the SEC. In such event, SouthTrust shall provide a copy of the Post-Effective Registration Statement, in its then current form, to the Bank within the five (5) business day period prior to the Closing Date, use its best efforts to cause the Post-Effective Registration Statement to be declared effective under


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the Act within forty-five (45) days of the Effective Time of the Merger and use its best efforts to maintain the effectiveness of the Post-Effective Registration Statement for a period of two (2) years following the Effective Time of the Merger. The Registration Statement, or the Post-Effective Registration Statement, if applicable, shall, at the time it becomes effective, in all material respects conform to the requirements of the Act and the general rules and regulations of the SEC promulgated under the Act. SouthTrust shall take all actions required to qualify or obtain exemptions from such qualification for the SouthTrust Shares to be issued in connection with the transactions contemplated by this Agreement under applicable state blue sky securities laws, as appropriate.

         Section 6.3 Reservation of Shares. SouthTrust, on behalf of ST-Sub and ST-Bank, shall reserve for issuance such number of SouthTrust Shares as shall be necessary to pay the consideration contemplated in this Agreement. If at any time the aggregate number of SouthTrust Shares remaining unissued (or in treasury) shall not be sufficient to meet such obligation, SouthTrust shall take all appropriate actions to increase the amount of its authorized common stock.

         Section 6.4 Consideration. SouthTrust shall issue the SouthTrust Shares and shall pay or cause to be paid all cash payments as and when the same shall be required to be issued and paid pursuant to this Agreement.


                                    ARTICLE 7

                       ADDITIONAL COVENANTS AND AGREEMENTS


         Section 7.1 Best Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

         Section 7.2 Regulatory Matters. (a) Promptly following the execution and delivery of this Agreement, SouthTrust and the Bank shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities or consummation of the Merger. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The parties hereto will cooperate with each other and use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities, and the shareholders of the Bank. Each of the parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any government agency in connection with the transactions contemplated by this Agreement.

                 (b) Each party hereto will furnish the other party with all information concerning itself, its subsidiaries, directors, trustees, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the parties hereto will promptly furnish each other with copies of written communications received by them or their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

         Section 7.3 Employee Benefit Matters. (a) The parties acknowledge that nothing in this Agreement shall be construed as constituting an employment agreement between SouthTrust or any of its affiliates and any officer or employee of the Bank or obligation on the part of SouthTrust or any of its affiliates to employ any such officers or employees.

                 (b) The parties agree that appropriate steps shall be taken to terminate all employee benefit plans of the Bank as of the Effective Time of the Merger or as promptly as practicable thereafter. Following the termination of all such plans, and except as otherwise provided in Section 7.3(3) below, SouthTrust agrees that


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the officers and employees of the Bank and who the Surviving Corporation employs shall be eligible to participate in SouthTrust's employee benefit plans, including welfare and fringe benefit plans on the same basis and subject to the same conditions as are applicable to any newly-hired employee of SouthTrust; provided, however, that:

              (i) with respect to each SouthTrust group health plan (within the meaning of Section 5000(b)(1) of the Code), SouthTrust shall credit each such employee for eligible expenses incurred by such employee and his or her dependents (if applicable) under the corresponding Bank's group medical insurance plan during the current calendar year for purposes of satisfying the health plan deductible provisions under SouthTrust's plan for such current year and shall not apply any waiting period (including, but not limited to, waiting periods for pre-existing conditions) of a duration greater than the duration of the corresponding waiting period, if any, under the Bank group health plan as in effect immediately prior to the Effective Time; and

              (ii) credit for each such employee's past service with the Bank prior to the Effective Time of the Merger ("Past Service Credit") shall be given by SouthTrust to employees for purposes of:

                            7.3.2.2.1 determining vacation and sick leave benefits and accruals, in accordance with the established policies of SouthTrust;

                            7.3.2.2.2  establishing eligibility for
                     participation in and vesting under SouthTrust's employee benefit plans (including welfare and fringe benefit plans), and for purposes of determining the scheduling of vacations and other determinations which are made based on length of service, provided, however, notwithstanding anything contained in this Agreement to the contrary, Past Service Credit shall not be given to any such employee for purposes of establishing eligibility for participation in the 1990 Discounted Stock Plan of SouthTrust;

                            7.3.2.2.3 determining satisfaction of applicable waiting periods under said plans for pre-existing conditions.

                 (c) The parties further agree that any existing 401(k) plans of the Bank will either be merged into the SouthTrust Corporation Employee's Profit Sharing Plan (the "STPS Plan") effective as of January 1 of the year in which the Effective Time of the Merger occurs or, if so elected by SouthTrust, terminated as of a date prior to the Effective Time of the Merger. The determination as to whether such 401(k) plans shall be terminated or merged into the STPS Plan shall be made by SouthTrust. From and after the January 1 following the Effective Time of the Merger, for purposes of determining eligibility to participate in, and vesting in accrued benefits under, the STPS Plan and the SouthTrust Corporation Revised Retirement Income Plan (the "ST Retirement Plan") employment by the Bank shall be credited as if it were employment by SouthTrust, but such service shall not be credited for purposes of determining benefit accrual under the ST Retirement Plan.

         Section 7.4 Indemnification. (a) The Bank agrees to indemnify, defend and hold harmless SouthTrust and its subsidiaries and each of their respective present and former officers, directors, employees and agents, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including, but not limited to, the Securities Act of 1933 or the Securities Exchange Act of 1934), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in the Registration Statement, the Proxy Statement or any application for the

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approval of the transactions contemplated by this Agreement which is either provided or supplied by the Bank or which relates to the Bank, its financial position, business, results of operation, financial performance or prospects, or any of its officers, directors, employees, agents or representatives, including, but not limited to, attorneys, accounts and brokers) filed with any Regulatory Authority or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the Statements therein, in light of the circumstances under which they were made not misleading.

                 (b) After the Effective Time of the Merger, directors, officers and employees of the Bank shall have indemnification rights having prospective application only. These prospective indemnification rights shall consist of such rights to which directors, officers and employees of SouthTrust and its subsidiaries would be entitled under the Restated Certificate of Incorporation and Bylaws of SouthTrust or the particular subsidiary for which they are serving as officers, directors or employees and under such directors' and officers' liability insurance policy as SouthTrust may then make available to officers, directors and employees of SouthTrust and its subsidiaries.

         Section 7.5 Confidentiality of Information. All information furnished by the parties hereto pursuant to this Agreement shall be treated as the sole property of the party providing such information until the consummation of the Merger contemplated hereby and, if such transaction shall not occur, the party receiving the information shall return to the party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for two (2) years from the date the proposed transactions are abandoned but shall not apply to any information which
(A) the party receiving the information was already in possession of prior to disclosure thereof by the party furnishing the information, (B) was then available to the public, or (C) became available to the public through no fault of the party receiving the information; or disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten (10) business days prior notice of any such required disclosure. Each party hereto acknowledges and agrees that a breach of any of their respective obligations under this Section 7.5 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law.

         Section 7.6 Publicity. Except as otherwise required by law or the rules of NASDAQ/NMS, so long as this Agreement is in effect, neither ST-Bank nor the Bank shall, or shall permit any of their respective subsidiaries or Affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. In the event such press release, public statement or public announcement is required by law, the announcing party will give the other party advance notice of such and provide a copy of the proposed release, statement or announcement to the other party.


                                    ARTICLE 8

                          MUTUAL CONDITIONS TO CLOSING


         The obligations of SouthTrust, ST-Sub, and ST-Bank on the one hand, and the Bank, on the other hand, to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

         Section 8.1 Shareholder Approval. The Merger shall have been approved by the requisite vote of the shareholders of the Bank and the sole shareholder of ST-Bank.

         Section 8.2 Regulatory Approvals. All necessary Consents of the Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied.



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         Section 8.3 Legal Proceedings. No court or governmental or regulatory authority of any competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, order or similar restriction (whether temporary, preliminary or permanent) or taken any other action which prohibits or makes illegal the consummation of the transactions contemplated by this Agreement.

         Section 8.4 Registration Statement and Listing. The Registration Statement shall have been declared effective by the SEC, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated or threatened by the SEC or any other regulatory authority. SouthTrust shall have received all federal and state securities laws, or "Blue Sky" permits or other authorizations or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the SouthTrust Shares pursuant to the terms of this Agreement.


                                    ARTICLE 9

                        CONDITIONS TO THE OBLIGATIONS OF
                         SOUTHTRUST, ST-SUB AND ST-BANK


         The obligations of SouthTrust, ST-Sub and ST-Bank to consummate the Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

         Section 9.1 Representations and Warranties. The representations and warranties of the Bank set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

         Section 9.2 Performance of Obligations. The Bank shall have performed all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time of the Merger.

         Section 9.3 Certificate Representing Satisfaction of Conditions. The Bank shall have delivered to SouthTrust a certificate of the Chief Executive Officer of the Bank dated as of the Closing Date as to the satisfaction of the matters described in Sections 9.1 and 9.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of the Bank under Articles 3 and 5 of this Agreement.

         Section 9.4 Absence of Adverse Facts. There shall have been no determination by SouthTrust that any fact, event or condition exists or has occurred that, in the reasonable judgment of SouthTrust, (a) would have a Material Adverse Effect on, or which may be foreseen to have a Material Adverse Effect on, the Bank or the consummation of the transactions contemplated by this Agreement, (b) would be of such significance with respect to the business or economic benefits expected to be obtained by SouthTrust pursuant to this Agreement as to render inadvisable the consummation of the transactions pursuant to this Agreement or (c) would be materially adverse to the interests of SouthTrust on a consolidated basis or (d) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ/NMS, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 9.5 Opinion of Counsel. SouthTrust shall have received an opinion of counsel from Hausler, Farra & Kennedy or other counsel to the Bank acceptable to SouthTrust in substantially the form set forth in EXHIBIT 9.5 hereof.

         Section 9.6 Consents Under Agreements. The Bank shall have obtained the consent or approval of each person (other than the Consents of the Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to any obligation, right or interest of the Bank under any loan or credit agreement, note, mortgage, indenture, lease (other than any lease or sublease described in and set forth on DISCLOSURE
SCHEDULE 3.14(2)), license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not in the opinion of SouthTrust, individually or in the aggregate, have a

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Material Adverse Effect on the Surviving Corporation or upon the consummation of the transactions contemplated by this Agreement.

         Section 9.7 Consents Relating to Leased Real Property. The Bank shall have delivered evidence that each Consent described in Section 3.14(4) shall have been obtained by the Bank.

         Section 9.8 Material Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of SouthTrust, any material adverse requirement upon SouthTrust or its subsidiaries, including, without limitation, any requirement that SouthTrust sell or dispose of any significant amount of the assets of or the Bank or any other banking or other Subsidiary of SouthTrust, provided that, except for any such requirement relating to the above-described sale or disposition of any significant assets of the Bank or any banking or other subsidiary of SouthTrust, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of Bank under similar circumstances.

         Section 9.9 Employment Agreement with William Woodby. Mr. William Woodby shall have executed and delivered to SouthTrust an employment agreement in substantially the form set forth in EXHIBIT 9.9.

         Section 9.10 Outstanding Shares of the Bank. The total number of the Bank Shares outstanding as of the Effective Time of the Merger and the total number of Bank Shares covered by any option, warrant, commitment, or other right or instrument to purchase or acquire any Bank Shares that are outstanding as of the Effective Time of the Merger, including any securities or rights convertible into or exchangeable for Bank Shares, shall not exceed 43,345 shares in the aggregate.

         Section 9.11 Dissenters. The holders of not more than five percent (5%) of the outstanding Bank Shares shall have elected to exercise their right to dissent from the Merger and demand payment in cash for the fair or appraised value of their shares.

         Section 9.12 Pooling. SouthTrust, in the exercise of its discretion, and after taking into account the holders of the outstanding Bank Shares who shall have elected to exercise their right to dissent from the Merger and demand payment in cash for the fair or appraised value of their shares, shall not have determined that the transactions contemplated by this Agreement fail to qualify for pooling of interests accounting treatment.

         Section 9.13 Certification of Claims. The Bank shall have delivered a certificate to SouthTrust that the Bank is not aware of any pending or threatened claim under the directors and officers insurance policy or the fidelity bond coverage of the Bank.

         Section 9.14 Litigation. There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through
(iii), and in the judgment of SouthTrust, based upon advice of counsel, would have a Material Adverse Effect with respect to the interests of SouthTrust.


                                   ARTICLE 10

                      CONDITIONS TO OBLIGATIONS OF THE BANK


         The obligation of the Bank to consummate the Merger as contemplated herein is subject to each of the following conditions, unless waived as hereinafter provided for:

         Section 10.1 Representations and Warranties. The representations and warranties of SouthTrust, ST-Sub and ST-Bank contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true and correct as of the date of this Agreement and as of the Effective Time of the Merger (as though made on and as of the Effective Time of the Merger, except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement.

         Section 10.2 Performance of Obligations. SouthTrust, ST-Sub and ST-Bank shall have performed all covenants, obligations and agreements required to be performed by them and under this Agreement prior to the Effective Time of the Merger.

         Section 10.3 Certificate Representing Satisfaction of Conditions. SouthTrust, ST-Sub and ST- Bank shall have delivered to the Bank a certificate dated as of the Effective Time of the Merger as to the satisfaction of the matters described in Sections 10.1 and 10.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of SouthTrust, ST-Sub and ST-Bank under Articles 4 and 6 of this Agreement.

         Section 10.4 Absence of Adverse Facts. There shall have been no determination by the Bank that any fact, event or condition exists or has occurred that, in the reasonable judgment of the Bank, (a) would have a Material Adverse Effect on, or which may be foreseen to have a Material Adverse Effect on SouthTrust on a consolidated basis or the consummation of the transactions contemplated by this Agreement, or (b) would render the Merger or the other transactions contemplated by this Agreement impractical because of any state of war, national emergency, banking moratorium, or a general suspension of trading on NASDAQ/NMS, the New York Stock Exchange, Inc. or other national securities exchange.

         Section 10.5 Consents Under Agreements. SouthTrust, ST-Sub and ST-Bank shall have obtained the consent or approval of each person (other than the Consents of Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the judgment of the Bank, individually or in the aggregate, have a Material Adverse Effect upon the consummation of the transactions contemplated hereby.

         Section 10.6 Opinion of Counsel. The Bank shall have received the opinion of Bradley Arant Rose & White LLP, counsel to SouthTrust, dated the Effective Time of the Merger in substantially the form set forth in EXHIBIT 10.6 hereof.

         Section 10.7 SouthTrust Shares. The SouthTrust Shares to be issued in connection herewith shall be duly authorized and validly issued and, fully paid and nonassessable, issued free of preemptive rights and free and clear of all liens and encumbrances created by or through SouthTrust.

         Section 10.8 Tax Opinion. The Bank shall have received an opinion of Bradley Arant Rose & White LLP on or before the Effective Time of the Merger, to the effect, among others, that the Merger will constitute a tax-free reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by the shareholders of Bank to the extent that they receive SouthTrust Shares in exchange for their Bank Shares in the Merger.


                                   ARTICLE 11

                        TERMINATION, WAIVER AND AMENDMENT


         Section 11.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger:

                  (a) by the mutual consent in writing of the Board of Directors of SouthTrust, ST-Sub, ST-Bank and the Bank; or

                  (b) by the Board of Directors of SouthTrust, ST-Sub, ST-Bank, or the Bank if the Merger shall not have occurred on or prior to October 31, 1999, provided that the failure to consummate the Merger on or before such date is not accompanied by any breach of any of the representations, warranties, covenants or other agreements contained herein by the party electing to terminate pursuant to this Section 11.1(2);


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



                  (c) by the Board of Directors of SouthTrust, ST-Sub, ST-Bank or the Bank (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.1 of this Agreement in the case of the Bank and
Section 10.1 in the case of SouthTrust and its subsidiaries or in breach of any covenant or agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.1 of this Agreement in the case of the Bank and Section 10.1 of this Agreement in the case of SouthTrust; or

                  (d) by the Board of Directors of SouthTrust, ST-Sub, ST-Bank or the Bank (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.1 of this Agreement in the case of the Bank and
Section 10.1 in the case of SouthTrust or its subsidiaries or in breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; or

                  (e) by the Board of Directors of SouthTrust, ST-Sub, ST-Bank or the Bank in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of the Bank fail to vote their approval of this Agreement and the Merger and the transactions contemplated hereby as required by applicable law; or

                  (f) by the Board of Directors of SouthTrust, ST-Sub, ST-Bank or the Bank (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.1 of this Agreement in this case of the Bank and
Section 10.1 in the case of SouthTrust or its subsidiaries or in breach of any covenant or agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger (other than as contemplated by Section 11.1(5) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 11.1(2) of this Agreement as the date after which such party may terminate this Agreement; or

                  (g) by the Board of Directors of SouthTrust, ST-Sub or ST-Bank in the event any shareholder of the Bank has commenced or threatened to commence a cause of action, investigation or proceeding challenging the validity or legality of the Voting and Stock Restriction Agreement with respect to the non-applicability of Section 6 of that agreement to the Merger and the transactions contemplated by this Agreement; or

                  (h) by the Bank at any time during the three-day period following the Determination Date (as defined below), if the Average Closing Price (as defined below) shall be less than the product of 0.85 and the Starting Price (as defined below), subject to the following four sentences. If the Bank elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give written notice to SouthTrust; provided that such notice of election to terminate may be withdrawn at any time within the aforementioned three- day period. During the five-day period commencing with its receipt of such notice, SouthTrust shall have the option of adjusting the Conversion Ratio to equal a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the product of 0.85, the Starting Price and the Conversion Ratio (as then in effect) and the denominator of which is the Average Closing Price. If SouthTrust makes an election contemplated within such five-day period, it shall give written notice to the Bank of such election and the revised Conversion Ratio, whereupon no termination shall have occurred pursuant to this Section 11.1(8) and this Agreement shall remain in effect in accordance with its terms (except as the Conversion Ratio shall have been so modified), and any references in this Agreement to "Conversion Ratio" shall thereafter be deemed to refer to the Conversion Ratio as adjusted pursuant to this Section 11.1(8). For purposes of this Section 11.1(8), the following terms shall have the meanings indicated:

         "Average Closing Price" means the average of the last reported sales prices per share of SouthTrust Shares as reported on NASDAQ/NMS (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the 20 consecutive trading days on NASDAQ/NMS ending at the close of trading on the Determination Date.

         "Determination Date" means the date which is 45 days prior to the scheduled Closing, as is reasonably anticipated by SouthTrust.

         "Starting Date" shall mean the date of this Agreement.

         "Starting Price" shall mean $39.4375.

         If SouthTrust declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of SouthTrust shall be appropriately adjusted for the purposes of applying this Section 11.1(8).

         Section 11.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 11.1 of this Agreement, the Agreement shall terminate and have no effect, except that the provisions of Sections 7.5 and 7.6, this Section 11.2, Section 11.6 and Article 12 of this Agreement shall survive any such termination and abandonment.

         Section 11.3 Termination Fee. If, after the date of this Agreement, (i) an Acquisition Transaction (as defined below) is offered, presented or proposed to the Bank or its shareholders, (ii) thereafter this Agreement is disapproved by the Bank or by the shareholders of the Bank and (iii) within one year after termination of this Agreement as a result of disapproval by the Bank or by the shareholders of the Bank, an Acquisition Transaction is consummated or a definitive agreement is entered into by the Bank relating to an Acquisition Transaction (a "Trigger Event"), then immediately upon the occurrence of a Trigger Event and in lieu of any other rights and remedies of SouthTrust, the Bank shall pay SouthTrust a cash amount of $750,000 as an agreed-upon termination fee (the "Termination Fee"). For purposes of this Section 11.3, "Acquisition Transaction" shall mean any of the following: (i) a merger or consolidation, or any similar transaction (other than the Merger) of any entity with the Bank, (ii) a purchase, lease or other acquisition of all or substantially all the assets of the Bank, (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing 35% or more of the voting power of the Bank, or (iv) a tender or exchange offer to acquire securities representing 35% or more of the voting power of the Bank.

                  The Bank and SouthTrust agree that the Termination Fee is fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, nonappealable judgment, determine that the amount of any such Termination Fee exceeds the maximum amount permitted by law, then the amount of such Termination Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

         Section 11.4 Amendments. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of SouthTrust, ST-Sub, ST-Bank, and the Bank.

         Section 11.5 Waivers. Subject to Section 12.11 hereof, prior to or at the Effective Time of the Merger, SouthTrust, ST-Sub and ST-Bank, on the one hand, and the Bank, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

         Section 11.6 Non-Survival of Representations and Warranties. The representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by SouthTrust, ST-Sub or ST-Bank, or the Bank shall not survive the Effective Time of Merger, except that Sections 1.1(8), 1.2, 1.3, 2.1, 2.2, 2.3, 2.4, 6.2 (if applicable), 6.3, and 6.4 and Article 7 shall survive the Effective Time of the Merger, and any representation, warranty or agreement in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any person other than SouthTrust, ST-Sub, ST-Bank, the Bank (or directors and officers thereof in their capacities as such) shall survive the Effective Time of Merger; provided that no representation or warranty of SouthTrust, ST-Sub, ST-Bank or the Bank contained herein shall be deemed to be terminated or extinguished so as to deprive SouthTrust, ST-Sub, or ST-Bank, on the one hand, and the Bank, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any person, including, without limitation, any shareholder or former shareholder of either party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that SouthTrust, ST-Sub, ST-Bank or the Bank and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.


                                   ARTICLE 12

                                  MISCELLANEOUS


         Section 12.1 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among SouthTrust, ST-Sub, ST-Bank and the Bank with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, firm, corporation or entity, other than the parties hereto and its successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 12.2 Definitions. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

                  "Affiliate" of a person shall mean (i) any other person directly or indirectly through one or more intermediaries controlling, controlled by or under common control of such person, (ii) any officer, director, partner, employer or direct or indirect beneficial owner of any 10% or greater equity of voting interest of such person or (iii) any other persons for which a person described in clause (ii) acts in any such capacity.

                  "Consent" shall mean a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any person pursuant to any lease, contract, permit, law, regulation or order.

                  "Environmental Law" means any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree or injunction relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by substance as a component.

                  "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., or any similar federal, state or local law.

                  "Loan Property" means any property owned by the Bank or in which the Bank holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "Material Adverse Effect," with respect to any party, shall mean any event, change or occurrence which, together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business or results of operation, financial performance or prospects of such party and its subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

                  "Participation Facility" means any facility in which the Bank has engaged in Participation in the Management of such facility, and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility.

                  "Participation in the Management" of a facility has the meaning set forth in 40 C.F.R. ss. 300.1100(c).

                  "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission (the "FTC"), the United States Department of Justice (the "Justice Department"), the Board of Governors of the Federal Reserve System (the "FRB"), the Office of the Comptroller of the Currency (the "OCC"), the Federal Deposit Insurance Corporation (the "FDIC"), and all state regulatory agencies having jurisdiction over the parties, the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the "SEC").

         Section 12.3 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by first class or registered or certified mail, postage prepaid, telegram or telex or other facsimile transmission addressed as follows:

                  If to the Bank:

                              Navigation Bank
                              3801 Navigation Boulevard
                              Houston, Texas 77001
                              Attention:    William C. Woodby
                              Fax: (713) 223-1417

                  with a copy to:

                              Hausler, Farra & Kennedy
                              Sterling Bank Building
                              4600 Gulf Freeway, Suite 600
                              Houston, Texas 77023-3551
                              Attention:    Larry Hausler, Esq.
                              Fax: (713) 928-6744

                  If to ST-Bank or SouthTrust, then to:

                              SouthTrust Corporation
                              420 North 20th Street
                              Birmingham, Alabama 35203
                              Attention:    Alton E. Yother
                              Fax: (205) 254-5022

                  with a copy to:

                              Bradley Arant Rose & White LLP
                              2001 Park Place, Suite 1400
                              Birmingham, Alabama 35203
                              Attention:    Paul S. Ware, Esq.
                              Fax: (205) 521-8800

                  All such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand, (ii) on the third (3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

         Section 12.4 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Merger may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

         Section 12.5 Costs and Expenses. Except as set forth in this Section 12.5, expenses incurred by the Bank on the one hand and SouthTrust on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred same. Expenses incurred by the Bank pursuant to Sections 5.8, 5.9, and 5.10 of this Agreement shall be reimbursed to the Bank by SouthTrust or one of its Affiliates in the event this Agreement is terminated by the Bank pursuant to Section 11.1(3) or 11.1(4) of this Agreement.

         Section 12.6 Captions. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

         Section 12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

         Section 12.8 Governing Law. This Agreement is made and shall be governed by and construed in accordance with the laws of the State of Alabama without respect to its conflicts of laws principles.

         Section 12.9 Persons Bound; No Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, distributees, and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any party hereto unless the prior written consent of the other parties is first obtained (other than by ST-Bank to another affiliate of SouthTrust).

         Section 12.10 Exhibits and Schedules. Each of the exhibits and schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made.

         Section 12.11 Waiver. The waiver by any party of the performance of any agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement. A waiver by any party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any provision of this Agreement must be signed by the party or parties against whom enforcement of the waiver is sought. This Agreement and any exhibit, memorandum or schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each party hereto.

         Section 12.12 Construction of Terms. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof", "herein", and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms "including", "included", "such as", or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.


                                                 NAVIGATION BANK


                                      By:     /s/ WILLIAM C. WOODBY, PRES.
                                         ---------------------------------------

                                      Name:       William C. Woodby, Pres.
                                           -------------------------------------
                                      Its:  Chief Executive Officer


ATTEST:

By:       /s/ ZOE BRADSTREET
   ---------------------------------

Name:        Zoe Bradstreet
     -------------------------------
Its:  Secretary


[CORPORATE SEAL]


                                      SOUTHTRUST BANK, NATIONAL
                                              ASSOCIATION


                                      By:         /s/ JOHN D. BUCHANAN
                                         --------------------------------------
                                      Name:         John D. Buchanan
                                           ------------------------------------
                                      Its:        Senior Vice President
                                          -------------------------------------

ATTEST:


By:    /s/ FRANCES L. SANDERS
   ----------------------------------
Name:      Frances L. Sanders
     --------------------------------
Its:  Secretary


[CORPORATE SEAL]

                                    SOUTHTRUST CORPORATION


                                             By:     /s/ JOHN D. BUCHANAN
                                                --------------------------------
                                             Name:     John D. Buchanan
                                                  ------------------------------
                                             Its:    Senior Vice President
                                                 -------------------------------

ATTEST:


By:    /s/ ALTON E. YOTHER
   -------------------------------
Name:    Alton E. Yother
     -----------------------------
Its:  Secretary
    ------------------------------

[CORPORATE SEAL]


                                             SOUTHTRUST OF ALABAMA, INC.


                                             By:   /s/ JOHN D. BUCHANAN
                                                --------------------------------
                                             Name:   John D. Buchanan
                                                  ------------------------------
                                             Its:      Vice President
                                                 -------------------------------

ATTEST:


By:   /s/ ALTON E. YOTHER
   --------------------------------
Name:    Alton E. Yother
     ------------------------------
Its:  Secretary


[CORPORATE SEAL]

                                                                       EXHIBIT B

                                 HOEFER & ARNETT
                                  INCORPORATED
                               INVESTMENT BANKERS
                         101 W. SIXTH STREET, SUITE 416
                               AUSTIN, TEXAS 78701


May 25, 1999

Members of the Board of Directors
Navigation Bank
P.O. Box 228
Houston, Texas 77001

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Navigation Bank, Houston, Texas ("Navigation") of the terms of the proposed merger of Navigation with and into SouthTrust Bank, N.A., Birmingham, Alabama ("ST-Bank"), an indirect banking subsidiary of SouthTrust Corporation, a Delaware corporation ("SouthTrust"), as defined in the Agreement and Plan of Merger, dated as of May 3, 1999 (the "Agreement"). Pursuant to the Agreement and subject to the terms and conditions therein, each share of common stock, par value $32.50 per share ("Navigation Common Stock"), of Navigation outstanding immediately prior to the Effective Time of the Merger (as that term is defined in the Agreement) shall be converted into the right to receive 11.1149 shares of common stock of SouthTrust ("SouthTrust Common Stock"), which such Conversion Ratio may be adjusted in certain circumstances as described in the Agreement. Based on 43,345 outstanding shares of Navigation Common Stock and the starting price of $39.4375 per share of SouthTrust Common Stock, SouthTrust will issue 481,775 shares of SouthTrust Common Stock for a total purchase price of $19 million.

As part of its investment banking business, Hoefer & Arnett, Incorporated is continually engaged in the valuation of bank, bank holding company and thrift securities in connection with mergers and acquisitions nationwide. We have not previously provided investment banking and financial advisory services to Navigation.

In connection with this assignment, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) Annual Reports to Shareholders of SouthTrust for the years ended December 31, 1997 and December 31, 1998; (iii) Quarterly Call reports of Navigation and ST-Bank filed with the Federal Deposit Insurance Corporation and Form 10-Q of SouthTrust filed with the U. S. Securities Exchange Commission for the quarters ended March 31, 1998, June 30, 1998, September 30, 1998, December 31, 1998 and March 31, 1999; (iv) certain other publicly available financial and other information concerning SouthTrust and Navigation and the trading markets for the publicly traded securities of SouthTrust; and (v) publicly available information concerning other banks and holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions we believe relevant to our inquiry. We have held discussions with senior management of Navigation and SouthTrust concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations.

We have reviewed with senior management of SouthTrust earnings projections for 1999 through 2001 for SouthTrust as a stand-alone entity, assuming the merger does not occur. We reviewed with senior management of Navigation earnings projections for 1999 through 2001 for Navigation as a stand-alone entity, assuming the merger does not occur, prepared by Navigation, as well as cost savings expected to be achieved in each of the years resulting from the merger. Such projections were prepared by Navigation senior management. Certain pro forma financial projections for the years 1999 through 2001 for the combined entity were derived by us based partially upon the projections discussed above, as well as our own assessment of general economic, market and financial conditions. In certain cases, such combined pro forma financial projections included projected operating cost savings derived by us partially based upon the projections discussed above to be realizable in the merger.

In conducting our review, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. We have relied upon the managements of Navigation and SouthTrust as to the

                                                                 HOEFER & ARNETT
                                                                   INCORPORATED



reasonableness of the financial and operating forecasts, projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of the applicable managements. We have also assumed without assuming any responsibility for the independent verification of the same, that the aggregate allowances for loan losses for Navigation and SouthTrust are adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of Navigation or SouthTrust nor have we examined any individual loan credit files. For purposes of this opinion, we have assumed that the merger will have the tax, accounting and legal effects described in the Agreement and assumed the accuracy of the disclosures set forth in the Agreement. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of shares of Navigation Common Stock of the terms of the proposed merger of Navigation with and into ST-Bank and does not address Navigation's underlying business decision to proceed with the acquisition.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of Navigation and SouthTrust and its subsidiaries, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for Navigation and SouthTrust, (ii) the assets and liabilities of Navigation and of SouthTrust, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger and acquisition transactions involving banks and bank holding companies. We have considered all other acquisition offers received by Navigation and have concluded that the proposed merger with SouthTrust is financially superior to all other offers received. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the terms of the proposed merger of Navigation with and into ST-Bank are fair, from a financial point of view, to the holders of the shares of Navigation Common Stock.

It is understood that this letter is for the information of the Board of Directors of Navigation and does not constitute a recommendation to the Board of Directors or to any shareholder of Navigation with respect to any approval of the merger. We hereby consent to the reference to our firm in the proxy statement or prospectus related to the merger transaction to be included in the registration statement on Form S-4 to be filed by SouthTrust with the Securities and Exchange Commission and to the inclusion of our opinion as an exhibit to the proxy statement or prospectus related to the merger transaction and in the registration statement.



Respectfully Submitted,



Hoefer & Arnett, Incorporated

                                                                       EXHIBIT C


                         TEXAS BUSINESS CORPORATION ACT

Article 5.12. Procedure for Dissent by Shareholders as to Said Corporate Actions

A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

  (1) (a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten
  (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

      (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9. 10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

  (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

    (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.


ARTICLE 5.13. Provisions Affecting Remedies of Dissenting Shareholders


A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to
Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Certificate of Incorporation and the Bylaws of the Registrant provide that the Registrant shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of the State of Delaware, which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and settlements incurred by him in connection with any such suit or proceeding, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a derivative action on behalf of the corporation, if he was not adjudged to be liable for negligence or misconduct.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         The following exhibits are filed as part of this Registration
Statement:

  2        Agreement and Plan of Merger by and between Navigation Bank and
           SouthTrust Bank, National Association, and joined in by SouthTrust
           Corporation and SouthTrust of Alabama, Inc. (included as Exhibit A to the Proxy State ment/Prospectus filed as part of this
           Registration Statement).
*  3(a)    Composite Restated Bylaws of SouthTrust Corporation.
*  3(b)    Composite Restated Certificate of Incorporation of SouthTrust
           Corporation.
*  4(a)    Certificate of Designation, Preferences and Rights of Series 1999
           Junior Participating Preferred Stock, adopted December 16, 1998 and effective February 22, 1999, which was filed as Exhibit A to
           Exhibit 1 to SouthTrust Corporation's Registration Statement
           on Form 8-A (File No. 0-3613).
*  4(b)    Stockholders' Rights Agreement, dated as of January 12,
           1999 and effective February 22 , 1999, between SouthTrust
           Corporation and ChaseMellon Shareholder Services, LLC, Rights
           Agent, which was filed as Exhibit 1 to SouthTrust
           Corporation's Registration Statement on Form 8-A (File No. 0-3613).
*  4(c)    Indenture, dated as of May 1, 1987 between SouthTrust
           Corporation and National Westminster Bank USA, which was
           filed as Exhibit 4(a) to SouthTrust Corporation's
           Registration Statement on Form S-3 (Registration No. 33-13637).
*  4(d)    Subordinated Indenture, dated as of May 1, 1992, between
           SouthTrust Corporation and Chemical Bank, which was filed as
           Exhibit 4(1)(ii) to the Registration Statement on Form S-3 of
           SouthTrust Corporation (Registration No. 33-44857).
   5       Opinion of Bradley Arant Rose & White LLP as to the legality of the securities being registered.
   8       Form of Opinion of Bradley Arant Rose & White LLP regarding certain tax matters.
   9       Voting Agreement by and among SouthTrust Bank, National Association,
           SouthTrust of Alabama, Inc., SouthTrust Corporation, Jerry E. Winters
           and William C. Woodby.
  23(a)    Consent of Arthur Andersen LLP (with respect to SouthTrust
           Corporation).
  23(b)    Consent of Killingsworth & Company P.C. (with respect to
           Navigation Bank).
  23(c)    Consent of Bradley Arant Rose & White LLP (included in Exhibit 5).
  23(d)    Consent of Hoefer & Arnett Incorporated (included in Exhibit B to the
           Proxy Statement/Prospectus filed as part of this Registration
           Statement).
  24       Powers of Attorney.

--------------
*   Incorporated by reference.

ITEM 22.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)      (1)      The undersigned registrant hereby undertakes as
                           follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration
                           Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 2, 1999.


                                        SOUTHTRUST CORPORATION


                            By:          /s/ WALLACE D. MALONE, JR.
                                         ----------------------------
                                         Its Chairman of the Board of
                                Directors, President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


               Signature                                             Title                            Date
               ---------                                             -----                            ----

/s/ WALLACE D. MALONE, JR.                           Chairman, President, Chief Executive         June 2, 1999
------------------------------------                           Officer, Director
       Wallace D. Malone, Jr.                            (Principal Executive Officer)


/s/ ALTON E. YOTHER                                        Secretary, Treasurer and               June 2, 1999
------------------------------------                         Controller (Principal
           Alton E. Yother                                      Accounting and
                                                              Financial Officer)


/s/ JULIAN W. BANTON                                               Director                       June 2, 1999
------------------------------------                     (Chairman and Chief Executive
          Julian W. Banton                              Officer, SouthTrust Bank, N.A.)


                *                                                  Director                       ______, 1999
------------------------------------
        Allen J. Keesler, Jr.


------------------------------------                               Director                       ______, 1999
            Van L. Richey


                *                                                  Director                       ______, 1999
------------------------------------
           Carl F. Bailey


                *                                                  Director                       ______, 1999
------------------------------------
          Rex J. Lysinger


                *                                                  Director                       ________, 1999
------------------------------------
          William C. Hulsey

                *                                                  Director                        ______, 1999
------------------------------------
          John M. Bradford


                *                                                  Director                        ______, 1999
------------------------------------
     Wm. Kendrick Upchurch, Jr.


                *                                                  Director                        ______, 1999
------------------------------------
          H. Allen Franklin


                *                                                  Director                        ______, 1999
------------------------------------
          William A. Coley


                *                                                  Director                        ______, 1999
------------------------------------
           Donald M. James


*BY/S/ WILLIAM L. PRATER                                                                           June 2, 1999
   ---------------------------------
          William L. Prater
          Attorney-in-fact

                               INDEX TO EXHIBITS


 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
   2              Agreement and Plan of Merger by and between Navigation
                  Bank and SouthTrust Bank, National Association, and joined in by SouthTrust Corporation and SouthTrust of Alabama, Inc.
                  (included as Exhibit A to the Proxy Statement/Prospectus
                  filed as part of this Registration Statement).
*  3(a)           Composite Restated Bylaws of SouthTrust Corporation.
*  3(b)           Composite Restated Certificate of Incorporation of SouthTrust
                  Corporation.
*  4(a)           Certificate of Designation, Preferences and Rights
                  of Series 1999 Junior Participating Preferred Stock,
                  adopted December 16, 1998 and effective February 22,
                  1999, which was filed as Exhibit A to Exhibit 1 to
                  SouthTrust Corporation's Registration Statement on Form
                  8-A (File No. 0-3613).
*  4(b)           Stockholders' Rights Agreement, dated as of January 12, 1999 and effective February 22, 1999, between SouthTrust
                  Corporation and ChaseMellon Shareholder Services, LLC, Rights
                  Agent, which was filed as Exhibit 1 to SouthTrust
                  Corporation's Registration Statement on Form 8-A (File No.
                  0-3613).
*  4(c)           Indenture, dated as of May 1, 1987 between SouthTrust
                  Corporation and National Westminster Bank USA, which was
                  filed as Exhibit 4(a) to SouthTrust Corporation's
                  Registration Statement on Form S-3 (Registration No.
                  33-13637).
*  4(d)           Subordinated Indenture, dated as of May 1, 1992, between
                  SouthTrust Corporation and Chemical Bank, which was filed as
                  Exhibit 4(1)(ii) to the Registration Statement on Form S-3 of
                  SouthTrust Corporation (Registration No. 33-44857).
   5              Opinion of Bradley Arant Rose & White LLP as to the legality of the securities being registered.
   8              Form of Opinion of Bradley Arant Rose & White LLP regarding certain tax matters.
   9              Voting Agreement by and among SouthTrust Bank, National
                  Association, SouthTrust of Alabama, Inc., SouthTrust
                  Corporation, Jerry E. Winters and William C. Woodby.
  23(a)           Consent of Arthur Andersen LLP (with respect to SouthTrust
                  Corporation).
  23(b)           Consent of Killingsworth & Company (with respect to Navigation
                  Bank).
  23(c)           Consent of Bradley Arant Rose & White LLP (included in Exhibit
                  5).
  23(d)           Consent of Hoefer & Arnett Incorporated (included in Exhibit
                  B to the Proxy Statement/Prospectus filed as part of this
                  Registration Statement).
  24              Powers of Attorney.

------------------
*   Incorporated by reference.


                                     II-7